   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1996


                                                      REGISTRATION NO. 333-13701
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                Amendment No. 3
                                       to

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                          KENT ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

             TEXAS                          5065                        74-1763541
(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer Identification
                                                                           No.)
incorporation or organization)   Classification Code Number)

                             ---------------------

                                                            STEPHEN J. CHAPKO
                                                       KENT ELECTRONICS CORPORATION
              7433 HARWIN DRIVE                             7433 HARWIN DRIVE
             HOUSTON, TEXAS 77036                          HOUSTON, TEXAS 77036
                (713) 780-7770                                (713) 780-7770
 (Address, including zip code, and telephone     (Name, address, including zip code, and
                    number,                                 telephone number,
including area code, of registrant's principal   including area code, of agent for service)
               executive offices)

                             ---------------------
                        Copies of all communications to:

             GENE G. LEWIS, ESQ.                        THOMAS J. SHARBAUGH, ESQ.
 LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.          MORGAN, LEWIS & BOCKIUS, LLP
        600 TRAVIS AVENUE, 33RD FLOOR                     2000 ONE LOGAN SQUARE
          HOUSTON, TEXAS 77002-3095               PHILADELPHIA, PENNSYLVANIA 19103-6993
                (713) 226-1200                                (215) 963-5000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effective date of this Registration Statement.
                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                                      PROPOSED        PROPOSED
       TITLE OF EACH CLASS             AMOUNT         MAXIMUM         MAXIMUM        AMOUNT OF
          OF SECURITIES                TO BE       OFFERING PRICE    AGGREGATE      REGISTRATION
         TO BE REGISTERED          REGISTERED(1)      PER UNIT     OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------
Common Stock, no par value........    1,296,343         (2)          $6,014,335     $1,822.53(3)
--------------------------------------------------------------------------------------------------
Rights(4).........................     432,115                                          $100
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Based upon the number of shares to be registered hereby that will be issued pursuant to a Reorganization Agreement dated September 25, 1996 among the Registrant, Futronix Acquisition Company, Futronix Corporation, Wire & Cable Specialties Corporation and certain shareholders and affiliates of Futronix Corporation and Wire & Cable Specialties Corporation (the "Merger Agreement").
(2) Not applicable.
(3) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value as of June 30, 1996, of the securities to be received by the Registrant in exchange for the securities registered hereby and certain securities to be issued pursuant to the Merger Agreement that are not registered hereby.
(4) The Rights trade with and are evidenced by the Certificates representing the Common Stock. There is one-third of a Right associated with each share of Common Stock. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  [LETTERHEAD OF KENT ELECTRONICS CORPORATION]

                                                               December   , 1996

To the Shareholders of Kent Electronics Corporation:

     You are hereby asked to consider and act upon a proposal to approve a Reorganization Agreement dated as of September 25, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of Wire & Cable Specialties Corporation ("Wire & Cable"), a Georgia corporation, and Futronix Corporation ("Futronix"), a Texas corporation, with and into Futronix Acquisition Company ("Futronix Acquisition"), a Texas corporation and a wholly-owned subsidiary of Kent Electronics Corporation ("Kent"), a Texas corporation. You are also asked to consider and act upon a proposal to approve an amendment (the "Amendment") to the Kent Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, no par value (the "Kent Common Stock"), from 30,000,000 shares to 60,000,000 shares.

     Subject to the terms and conditions of the Merger Agreement, if the Merger is approved by (i) the holders of Common Stock, Convertible Preferred Stock and Nonconvertible Preferred Stock of Futronix (the "Futronix Shareholders"), (ii) the shareholders of Wire & Cable (the "Wire & Cable Shareholders"), and (iii) the shareholders of Kent (the "Kent Shareholders"), Wire & Cable and Futronix will be merged with and into Futronix Acquisition, which is a wholly-owned subsidiary of Kent. Assuming that there are no dissenting Futronix Shareholders or exercise of outstanding Futronix warrants, upon the consummation of the Merger and in accordance with the terms of the Merger Agreement: (i) each of 1,243,985 outstanding shares of Class A Common Stock of Futronix, par value $.01 per share (the "Futronix Class A Common Stock"), 344,250 outstanding shares of Class B Common Stock of Futronix, par value $.01 per share (the "Futronix Class B Common Stock"), 48,500 outstanding shares of Class C Common Stock of Futronix, par value $.01 per share (collectively, with the Futronix Class A Common Stock and the Futronix Class B Common Stock, the "Futronix Common Stock"), and 1,000,000 outstanding shares of Convertible Preferred Stock of Futronix, par value $1.00 per share (the "Futronix Convertible Preferred Stock"), will be converted into the right to receive 0.39077 shares of Kent Common Stock, (ii) 2,200,000 outstanding shares of Nonconvertible Preferred Stock of Futronix, par value $1.00 per share (the "Futronix Nonconvertible Preferred Stock"), will be converted into the right to receive $1.00 per share in cash, without interest,
(iii) each of 680,673 outstanding warrants to purchase shares of Futronix Class A Common Stock and Futronix Class B Common Stock (the "Futronix Warrants") will, pursuant to the terms thereof, be converted into the right to purchase 0.39077 shares of Kent Common Stock for each share of Futronix Common Stock for which a Futronix Warrant is now exercisable, and (iv) each of the 1,000 outstanding shares of Common Stock of Wire & Cable, par value $1.00 per share (the "Wire & Cable Common Stock"), will be converted into the right to receive 812.052 shares of Kent Common Stock.

     Immediately after the consummation of the Merger, assuming all outstanding Futronix Warrants are exercised, the Futronix Shareholders will own approximately 5.0% of the then outstanding shares of Kent Common Stock, and the Wire & Cable Shareholders will own approximately 3.1% of the then outstanding shares of Kent Common Stock.

     Kent currently has           shares of Kent Common Stock outstanding and
commitments to reserve           additional shares subject to various stock
option plans. The Board has approved the Amendment in order to provide for the issuance of Kent Common Stock in the Merger and to provide future flexibility in connection with acquisitions, stock options and capital raising.

     The Merger is contingent upon the approval of the Amendment by the Kent Shareholders, and the affirmative vote of at least 66 2/3% of the outstanding shares of Kent Common Stock is required to approve the Merger and the Amendment. After careful consideration, the Kent Board of Directors has determined that the Merger and the Amendment and the transactions contemplated thereby are in the best interests of Kent and the Kent Shareholders. The directors and executive officers of Kent have advised Kent that they intend to vote the shares of Kent Common Stock held by them in favor of the Merger and the Amendment.

     Enclosed is a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger, the Amendment and the transactions contemplated thereby. Please sign, date and return the enclosed proxy at your earliest convenience.

     THE BOARD OF DIRECTORS OF KENT UNANIMOUSLY RECOMMENDS THAT THE KENT SHAREHOLDERS APPROVE THE MERGER AND THE AMENDMENT.

                                            Sincerely,

                                            Morrie K. Abramson
                                            Chairman, Chief Executive Officer
                                            and President

      YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          KENT ELECTRONICS CORPORATION
                               7433 Harwin Drive
                              Houston, Texas 77036

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 17, 1997

To the Shareholders of
Kent Electronics Corporation:

     Notice is hereby given that a Special Meeting of Shareholders (the "Kent Special Meeting") of Kent Electronics Corporation ("Kent") will be held at the 25th Floor Conference Room, Texas Commerce Tower, 600 Travis, Houston, Texas 77002, at 9:00 a.m., local time, on Friday, January 17, 1997, for the following purposes:

          (1) To consider and vote upon a proposal, recommended by the Board of Directors of Kent, to approve the Reorganization Agreement dated September 25, 1996 (the "Merger Agreement") among Kent, Futronix Acquisition Company, Futronix Corporation ("Futronix"), Wire & Cable Specialties Corporation ("Wire & Cable") and Certain Shareholders and Affiliates of Futronix and Wire & Cable, pursuant to which Futronix and Wire & Cable will merge with and into Futronix Acquisition Company, a wholly-owned subsidiary of Kent (the "Merger").

          (2) To consider and vote upon a proposal, recommended by the Board of Directors of Kent, to amend Kent's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, without par value, from 30 million shares to 60 million shares (the "Amendment"). The Merger is contingent upon the requisite approval of the Amendment by the shareholders of Kent.

          (3) To transact such other business as may properly come before the Kent Special Meeting and any adjournments thereof.

     Shareholders of record at the close of business on November 26, 1996 will be entitled to notice of and to vote at the Kent Special Meeting, or any adjournment or adjournments thereof. Shareholders are cordially invited to attend the Kent Special Meeting in person. Those who will not attend and who wish their shares to be voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided. The specific details of the Merger are fully described in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix I.

                                            By Order of the Board of Directors

                                            Stephen J. Chapko, Secretary

Houston, Texas
December   , 1996

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE KENT SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE KENT SPECIAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                      [LETTERHEAD OF FUTRONIX CORPORATION]

                                                               December   , 1996

To the Holders of Class A Common Stock, Class B Common Stock, Class C Common
  Stock, Convertible Preferred Stock and Nonconvertible Preferred Stock of Futronix Corporation:

     You are hereby asked to consider and act upon a proposal to approve a Reorganization Agreement dated as of September 25, 1996 (the "Merger Agreement"), providing for the merger (the "Merger") of Wire & Cable Specialties Corporation ("Wire & Cable"), a Georgia corporation, and Futronix Corporation ("Futronix"), a Texas corporation, with and into Futronix Acquisition Company ("Futronix Acquisition"), a Texas corporation and a wholly-owned subsidiary of Kent Electronics Corporation ("Kent"), a Texas corporation.

     Subject to the terms and conditions of the Merger Agreement, if the Merger is approved by (i) the holders of Common Stock, Convertible Preferred Stock and Nonconvertible Preferred Stock of Futronix (the "Futronix Shareholders"), (ii) the shareholders of Wire & Cable (the "Wire & Cable Shareholders"), and (iii) the shareholders of Kent (the "Kent Shareholders"), Wire & Cable and Futronix will be merged with and into Futronix Acquisition, which is a wholly-owned subsidiary of Kent. Assuming that there are no dissenting Futronix Shareholders or exercise of outstanding Futronix Warrants, upon the consummation of the Merger and in accordance with the terms of the Merger Agreement: (i) each of 1,243,985 outstanding shares of Class A Common Stock of Futronix, par value $.01 per share (the "Futronix Class A Common Stock"), 344,250 outstanding shares of Class B Common Stock of Futronix, par value $.01 per share (the "Futronix Class B Common Stock"), 48,500 outstanding shares of Class C Common Stock of Futronix, par value $.01 per share (collectively, with the Futronix Class A Common Stock and the Futronix Class B Common Stock, the "Futronix Common Stock"), and 1,000,000 outstanding shares of Convertible Preferred Stock of Futronix, par value $1.00 per share (the "Futronix Convertible Preferred Stock"), will be converted into the right to receive 0.39077 shares of Kent Common Stock, (ii) 2,200,000 outstanding shares of Nonconvertible Preferred Stock of Futronix, par value $1.00 per share (the "Futronix Nonconvertible Preferred Stock"), will be converted into the right to receive $1.00 per share in cash, without interest,
(iii) each of 680,673 outstanding warrants to purchase shares of Futronix Class A Common Stock and Futronix Class B Common Stock (the "Futronix Warrants") will, pursuant to the terms thereof, be converted into the right to purchase 0.39077 shares of Kent Common Stock for each share of Futronix Common Stock for which a Futronix Warrant is now exercisable, and (iv) each of the 1,000 outstanding shares of Common Stock of Wire & Cable, par value $1.00 per share (the "Wire & Cable Common Stock"), will be converted into the right to receive 812.052 shares of Kent Common Stock.

     Immediately after the consummation of the Merger, assuming all outstanding Futronix Warrants are exercised, the Futronix Shareholders will own approximately 5.0% of the then outstanding shares of Kent Common Stock, and the Wire & Cable Shareholders will own approximately 3.1% of the then outstanding shares of Kent Common Stock.

     The consent of at least 66 2/3% of each class of outstanding Futronix Stock is required to approve the Merger. After careful consideration, the Board of Directors of Futronix has determined that the Merger and the transactions contemplated thereby are in the best interests of Futronix and its shareholders. The Board of Directors of Futronix unanimously recommends that the Futronix Shareholders approve the Merger. Mr. Terrence M. Hunt, President of Futronix, and two other affiliates of Futronix, Overseas Equity Investor Partners and Bradford Venture Partners, L.P., who in the aggregate hold or otherwise control approximately 87.9%, 100%, 90.2%, and 80.8% of the outstanding shares of Futronix Class A Common Stock, Futronix Class B Common Stock, Futronix Convertible Preferred Stock and Futronix Nonconvertible Preferred Stock, respectively, have agreed to vote their shares in favor of the Merger. Mr. Hunt will become an Executive Vice President and a director of Kent immediately following the Merger, and he will enter into an employment agreement with Kent and Futronix Acquisition.

     Enclosed is a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger and the transactions contemplated thereby. Please sign, date and return the enclosed proxy at your earliest convenience.

     PLEASE DO NOT SEND IN ANY FUTRONIX STOCK CERTIFICATES WITH YOUR EXECUTED PROXY. ALL STOCK CERTIFICATES SHOULD BE RETURNED WITH YOUR COMPLETED LETTER OF TRANSMITTAL.

                                            Sincerely,

                                            Terrence M. Hunt
                                            President and Secretary

              YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY
                    IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                              FUTRONIX CORPORATION
                            12614 Hempstead Highway
                              Houston, Texas 77092

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 17, 1997

To the Shareholders of
Futronix Corporation:

     Notice is hereby given that a Special Meeting of Shareholders (the "Futronix Special Meeting") of Futronix Corporation ("Futronix") will be held at the offices of Futronix, 12614 Hempstead Highway, Houston, Texas 77092, at 9:00 a.m., local time, on Friday, January 17, 1997, for the following purposes:

          (1) To consider and vote upon a proposal, recommended by the Board of Directors of Futronix, to approve the Reorganization Agreement dated September 25, 1996 (the "Merger Agreement"), among Kent Electronics Corporation ("Kent"), Futronix Acquisition Company, Futronix, Wire & Cable Specialties Corporation ("Wire & Cable") and Certain Shareholders and Affiliates of Futronix and Wire & Cable, pursuant to which Futronix and Wire & Cable will merge with and into Futronix Acquisition Company, a wholly-owned subsidiary of Kent (the "Merger").

          (2) To transact such other business as may properly come before the Futronix Special Meeting and any adjournments thereof.

     Shareholders of record at the close of business on December 7, 1996 will be entitled to notice of and to vote at the Futronix Special Meeting, or any adjournment or adjournments thereof. Shareholders are cordially invited to attend the Futronix Special Meeting in person. Those who will not attend and who wish their shares to be voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided. The specific details of the Merger are fully described in the accompanying Joint Proxy Statement/Prospectus and in the Merger Agreement. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix I.

                                            By Order of the Board of Directors

                                            Terrence M. Hunt, Secretary

Houston, Texas
December   , 1996

     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE FUTRONIX SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE FUTRONIX SPECIAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                          KENT ELECTRONICS CORPORATION

                                   PROSPECTUS
                            ------------------------
KENT ELECTRONICS CORPORATION                                FUTRONIX CORPORATION


                             JOINT PROXY STATEMENT

    This Joint Proxy Statement/Prospectus is being furnished to (i) shareholders of Kent Electronics Corporation, a Texas corporation ("Kent"), in connection with the solicitation of proxies by its Board of Directors (the "Kent Board") for use at the special meeting of shareholders of Kent (the "Kent Special Meeting") scheduled to be held on January 17, 1997, at 9:00 a.m., Houston time, at 25th Floor Conference Room, Texas Commerce Tower, 600 Travis, Houston, Texas, and any adjournment or postponement thereof, and (ii) shareholders of Futronix Corporation, a Texas corporation ("Futronix"), in connection with the solicitation of proxies by its Board of Directors (the "Futronix Board") for use at the special meeting of shareholders of Futronix (the "Futronix Special Meeting"), scheduled to be held on January 17, 1997, at 9:00 a.m., Houston time, at the offices of Futronix, 12614 Hempstead Highway, Houston, Texas, and any adjournment or postponement thereof. A separate offering memorandum is being furnished to the shareholders of Wire & Cable Specialties Corporation, a Georgia corporation ("Wire & Cable"), in connection with the execution of a written consent of its shareholders (the "Wire & Cable Consent") to be executed on or before January 10, 1997.

     SEE "RISK FACTORS" ON PAGE 10 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN EVALUATING THE MERGER.

    At the Kent Special Meeting, the Futronix Special Meeting, and in the Wire & Cable Consent, the holders (the "Kent Shareholders") of Kent common stock, no par value ("Kent Common Stock"), the holders (the "Futronix Shareholders") of Futronix Class A common stock, par value $0.01 per share ("Futronix Class A Common Stock"), Futronix Class B common stock, par value $0.01 per share ("Futronix Class B Common Stock"), Futronix Class C common stock, par value $0.01 per share ("Futronix Class C Common Stock," and, collectively with the Futronix Class A Common Stock and the Futronix Class B Common Stock, the "Futronix Common Stock"), Futronix convertible preferred stock, par value $1.00 per share ("Futronix Convertible Preferred Stock"), Futronix nonconvertible preferred stock, par value $1.00 per share ("Futronix Nonconvertible Preferred Stock," and collectively with the Futronix Common Stock and Futronix Convertible Preferred Stock, the "Futronix Stock"), and the holders (the "Wire & Cable Shareholders") of common stock, par value $1.00 per share, of Wire & Cable ("Wire & Cable Common Stock"), respectively, will be asked to consider and vote upon a proposal to approve the merger (the "Merger") of Futronix and Wire & Cable with and into Futronix Acquisition Company ("Futronix Acquisition"), a Texas corporation and wholly-owned subsidiary of Kent, with Futronix Acquisition being the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), pursuant to the Reorganization Agreement dated September 25, 1996 (the "Merger Agreement") among Kent, Futronix Acquisition, Futronix, Wire & Cable and certain shareholders and affiliates of Futronix and Wire & Cable. Such approvals are conditions to consummating the Merger.

    Upon consummation of the Merger, Futronix Acquisition will be a wholly-owned subsidiary of Kent, holders of the issued and outstanding shares of Futronix Common Stock and Futronix Convertible Preferred Stock (other than shares owned by Futronix Shareholders that perfect dissenters' rights under Texas law) will receive, at the effective time of the Merger, 0.39077 shares of Kent Common Stock for each share of Futronix Common Stock or Futronix Convertible Preferred Stock held by them, and the Wire & Cable Shareholders will receive, at the effective time of the Merger, 812.052 shares of Kent Common Stock for each share of Wire & Cable Common Stock held by them. The holders of issued and outstanding shares of Futronix Nonconvertible Preferred Stock (other than shares owned by Futronix Shareholders that perfect dissenters' rights under Texas law) will receive $1.00 per share in cash, without interest. Each outstanding warrant of Futronix (the "Futronix Warrant"), with an exercise price of $0.01 per share, to purchase Futronix Class A Common Stock or Futronix Class B Common Stock, not exercised before the Merger, will be converted into the right to purchase, at $0.01 per share, 0.39077 shares of Kent Common Stock for each share of Futronix Common Stock for which the Futronix Warrant is now exercisable. See "The Merger-Exchange of Stock Certificates and Warrants."

    Under Texas law, the Futronix Shareholders will have dissenters' rights of appraisal in connection with the Merger. See "The Merger-Dissenters' Rights," and Appendix II. In order to exercise such dissenters' rights of appraisal properly, and in addition to other requirements of Texas law, a dissenting Futronix Shareholder must refrain from voting in favor of the Merger.

    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Kent pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 1,296,343 shares of Kent Common Stock that may be issued in consideration of the Merger to the Futronix Shareholders. A separate offering memorandum is being furnished to the Wire & Cable Shareholders covering 812,052 shares of Kent Common Stock to be issued in consideration of the Merger pursuant to an exemption from registration under the Securities Act.

    At the Kent Special Meeting, the holders of Kent Common Stock will also be asked to consider and vote upon a proposal to approve an amendment (the "Amendment") to the Kent Articles of Incorporation, as amended, to increase the number of authorized shares of Kent Common Stock from 30,000,000 shares to 60,000,000 shares. The Merger is contingent upon the approval of the Amendment by the Kent Shareholders, and the affirmative vote of at least 66 2/3% of the outstanding shares of Kent Common Stock is required to approve the Amendment and the Merger. The affirmative vote of at least 66 2/3% of the outstanding shares of each class of Futronix Stock is required to approve the Merger, and the consent of all of the Wire & Cable Shareholders is required to approve the Merger.

    This Joint Proxy Statement/Prospectus is first being mailed to the
shareholders of Kent and Futronix on or about December   , 1996.

    Kent will not issue fractional shares of Kent Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. See "Summary -- The Merger," "The Merger -- Exchange of Stock Certificates and Warrants" and Appendix I.

    Kent Common Stock is publicly traded on the New York Stock Exchange (the
"NYSE"). On December   , 1996, the last reported sale price per share of Kent
Common Stock was $         . No active public trading market exists for any
class of Futronix Stock or Wire & Cable Common Stock. See "Market Prices and Dividend Policy."

THE SECURITIES OF KENT ELECTRONICS CORPORATION OFFERED IN CONNECTION WITH THE
  MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
     COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY
        STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
         CRIMINAL OFFENSE.

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER   , 1996.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

AVAILABLE INFORMATION...................................................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................    1
SUMMARY.................................................................................    3
  Parties to the Merger.................................................................    3
  The Special Meetings and Written Consent..............................................    4
  The Merger............................................................................    5
  Market For Kent Common Stock..........................................................    7
  Risk Factors..........................................................................    7
  Comparative Per Share Data............................................................    8
  Summary Unaudited Pro Forma Financial Data............................................    9
RISK FACTORS............................................................................   10
  Integration of Kent, Futronix and Wire & Cable........................................   10
  Management of Growth..................................................................   10
  Dependence on Significant Supplier....................................................   10
THE KENT SPECIAL MEETING................................................................   11
  Date, Time and Place of the Kent Special Meeting......................................   11
  Matters to be Considered at the Kent Special Meeting..................................   11
  Voting at the Kent Special Meeting; Record Date.......................................   11
  Proxies...............................................................................   11
THE FUTRONIX SPECIAL MEETING............................................................   12
  Date, Time and Place of the Futronix Special Meeting..................................   12
  Matters to be Considered at the Futronix Special Meeting..............................   12
  Voting at the Futronix Special Meeting; Record Date...................................   12
  Proxies...............................................................................   12
THE WIRE & CABLE CONSENT................................................................   12
THE MERGER..............................................................................   13
  General...............................................................................   13
  Effective Time........................................................................   13
  Exchange of Stock Certificates and Warrants...........................................   13
  Background of the Merger..............................................................   13
  Reasons for and Effects of the Merger; Recommendations................................   15
  The Merger Agreement..................................................................   17
  Listing of Kent Common Stock..........................................................   21
  Interests of Certain Persons in the Merger............................................   21
  Value Appreciation Bonus for Officer..................................................   21
  Employment Agreements.................................................................   22
  Options Granted by Officer............................................................   22
  Management After the Merger...........................................................   23
  Governmental and Regulatory Approvals.................................................   23
  Accounting Treatment..................................................................   23
  Material Federal Income Tax Consequences..............................................   23
  Consequences Under Federal Securities Laws............................................   25
  Dissenters' Rights....................................................................   25

THE AMENDMENT...........................................................................   27
DESCRIPTION OF KENT COMMON AND PREFERRED STOCK..........................................   28
  Kent Common Stock.....................................................................   28
  Kent Preferred Stock..................................................................   29
  Charter and Bylaw Provisions..........................................................   29
  Shareholder Rights Plan...............................................................   29
COMPARISON OF SHAREHOLDER RIGHTS........................................................   30
  Classified Board of Directors.........................................................   30
  Removal of Directors..................................................................   30
  Call of Special Shareholder Meetings..................................................   30
  Dissenters' Rights....................................................................   31
  Dividends and Distributions...........................................................   31
  Indemnification of Officers and Directors.............................................   31
  Amendment to Articles of Incorporation................................................   32
  Vote Required for Extraordinary Corporate Transactions................................   32
  Interested Shareholder Transactions...................................................   32
  Shareholder Rights Plan...............................................................   33
  Director Liability....................................................................   33
MARKET PRICES AND DIVIDEND POLICY.......................................................   33
RESALE OF KENT COMMON STOCK.............................................................   34
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA....................................   35
INFORMATION ABOUT KENT..................................................................   44
  Incorporation of Certain Documents by Reference.......................................   44
  Interests of Certain Persons..........................................................   44
SELECTED FINANCIAL DATA OF FUTRONIX.....................................................   44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
  FUTRONIX..............................................................................   46
  General...............................................................................   46
  Results of Operations.................................................................   47
  Liquidity and Capital Resources.......................................................   49
SELECTED FINANCIAL DATA OF WIRE & CABLE.................................................   50
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
  WIRE & CABLE..........................................................................   51
  General...............................................................................   51
  Results of Operations.................................................................   51
  Liquidity and Capital Resources.......................................................   53
BUSINESS OF FUTRONIX....................................................................   53
  General...............................................................................   53
  Products..............................................................................   54
  Information Systems...................................................................   55
  Marketing, Customers and Distribution.................................................   55
  Competition...........................................................................   55
  Sources of Supply.....................................................................   56
  Property..............................................................................   56
  Employees.............................................................................   56
  Litigation............................................................................   56
  Market Prices.........................................................................   56
  Principal Shareholders of Futronix....................................................   57

BUSINESS OF WIRE & CABLE................................................................   59
  General...............................................................................   59
  Products..............................................................................   59
  Information Systems...................................................................   60
  Marketing, Customers and Distribution.................................................   60
  Competition...........................................................................   60
  Sources of Supply.....................................................................   61
  Property..............................................................................   61
  Employees.............................................................................   61
  Litigation............................................................................   61
  Market Prices.........................................................................   61
  Principal Shareholders of Wire & Cable................................................   62
LEGAL MATTERS...........................................................................   63
EXPERTS.................................................................................   63
OTHER MATTERS...........................................................................   63

                             AVAILABLE INFORMATION

     Kent has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act, for the registration of Kent Common Stock to be issued in the proposed Merger to Futronix Shareholders. This Joint Proxy Statement/Prospectus was filed as a part of the Registration Statement. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Kent, Kent Common Stock and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the public reference rooms and facilities of the Commission referred to below.

     Kent is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the public reference facilities in the New York Regional Office, Seven World Trade Center, 14th Floor, New York, New York 10048 and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains all information filed electronically by Kent with the Commission, including this Joint Proxy Statement/Prospectus. In addition, such reports and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING KENT (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF KENT COMMON STOCK AND FUTRONIX STOCK WITHOUT CHARGE UPON REQUEST FROM THE SECRETARY OF KENT ELECTRONICS CORPORATION, 7433 HARWIN DRIVE, HOUSTON, TEXAS 77036; TELEPHONE NUMBER (713) 780-7770. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JANUARY 10, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Kent with the Commission are incorporated herein by reference:

     (i)   Kent's Annual Report on Form 10-K for the year ended March 30, 1996;

     (ii) Kent's Quarterly Report on Form 10-Q for the three months ended June 29, 1996;

     (iii) Kent's Quarterly Report on Form 10-Q for the three months ended September 28, 1996;

     (iv) Kent's Proxy Statement dated May 22, 1996, relating to its annual meeting of shareholders held on June 27, 1996; and

     (v)   Kent's Current Report on Form 8-K filed on September 24, 1996.

     All documents filed by Kent pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Kent Special Meeting to which this Joint Proxy Statement/Prospectus relates are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Joint Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus, except as so modified or superseded.

     No person has been authorized to give any information or to make any representations other than those contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Kent, Futronix, Wire & Cable, or their respective affiliates. This Joint Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Kent Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

     The following is a summary of certain information relating to the Merger contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Joint Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Joint Proxy Statement/Prospectus and the related documents.

PARTIES TO THE MERGER

     KENT. Kent is a leading national specialty distributor of electronic products and a manufacturer of custom-made electronic assemblies. Through its Kent Components Distribution division, Kent distributes electronic connectors, electronic wire and cable, and other passive and electromechanical products and interconnect assemblies used in assembling and manufacturing electronic products. Through its wholly owned subsidiary K*TEC Electronics Corporation ("K*TEC"), Kent also manufactures custom-made electronic interconnect assemblies, battery power packs and other sub-assemblies that are built to customers' specifications, and provides a wide variety of other fully integrated electronic manufacturing services. Through Kent Datacomm ("Datacomm"), Kent distributes a broad range of premise wiring products, such as fiber optic cables, patch panels and enclosures, and local area network ("LAN") and wide area network ("WAN") equipment, such as modems, hubs, bridges and routers, directly to commercial end-users and professionals who install and service voice and data communications networks.

     Kent maintains its primary distribution facility in Houston, Texas, with sales offices in 18 states, some of which maintain a limited amount of local inventory and provide selected services to support specific customer needs. Kent operates manufacturing facilities in Houston and Dallas, Texas and the San Jose, California area. Kent's principal executive offices are located at 7433 Harwin Drive, Houston, Texas 77036, and its telephone number is (713) 780-7770.

     FUTRONIX. Futronix is a national master distributor of specialty wire and cable, serving more than 1,000 electrical distributors throughout the United States. Futronix seeks to serve as an efficient single source of supply for electrical distributors by maintaining for immediate delivery large quantities of over 10,000 specialty wire and cable products purchased from more than 50 manufacturers worldwide, as well as limited quantities of complementary products. Futronix's products typically are used in specific, often highly-sophisticated applications such as telecommunications systems, factory automation, "intelligent" buildings and computer systems. Futronix believes that the products it sells are used primarily within the telecommunications, electronics, process and manufacturing industries and that a substantial portion of those products are used for maintenance, retrofit and operations ("MRO") applications. Futronix generally does not sell commodity wire and cable, such as that used in commercial and residential construction.

     Terrence M. Hunt, Futronix's President, founded Futronix in September 1991. Mr. Hunt co-founded in 1975 HWC Distribution Corp., a master distributor of specialty wire and cable that completed its initial public offering in 1987 and was sold to ALLTEL Corporation for $143 million in 1989. Mr. Hunt and many of Futronix's current employees were instrumental in HWC Distribution Corp.'s growth from its inception to its sale. See "Business of Futronix."

     Futronix's executive offices are located at 12614 Hempstead Highway, Houston, Texas 77092, and its telephone number is (713) 329-1100.

     WIRE & CABLE. Wire & Cable is a national master distributor of specialty wire and cable, serving more than 700 electrical distributors throughout the United States. Wire & Cable seeks to serve as an efficient single source of supply for electrical distributors by maintaining for immediate delivery large quantities of over 4,000 specialty wire and cable products purchased from more than 30 manufacturers worldwide. Wire & Cable's products typically are used in specific, often highly-sophisticated applications such as telecommunications systems, factory automation, "intelligent" buildings and computer systems. Wire & Cable believes that the products it sells are used primarily within the telecommunications, electronics, process and manufacturing industries and that a substantial portion of those products are used for MRO applications. Wire & Cable generally does not sell commodity wire and cable, such as that used in commercial and residential construction.

     Theodore J. Bruno, Wire & Cable's Chief Executive Officer, founded Wire & Cable in 1982 and has over 25 years of experience in the specialty wire and cable industry. Paul R. Monahan, Wire & Cable's Chief Operating Officer, together with Mr. Bruno developed Wire & Cable into a national master distributor of specialty wire and cable. See "Business of Wire & Cable."

     Wire & Cable's executive offices are located at 5060 Avalon Ridge Parkway, Norcross, Georgia 30071, and its telephone number is (770) 441-8900.

THE SPECIAL MEETINGS AND WRITTEN CONSENT

     KENT SPECIAL MEETING. This Joint Proxy Statement/Prospectus of Kent is being furnished to the Kent Shareholders in connection with the solicitation of proxies by the Kent Board. The Kent Special Meeting will be held at 9:00 a.m., Houston time on January 17, 1997, at 25th Floor Conference Room, Texas Commerce Tower, 600 Travis, Houston, Texas, for the purpose of approving (i) the Merger and (ii) the Amendment, which will increase the authorized number of shares of Kent Common Stock from 30,000,000 shares to 60,000,000 shares.

     The consent of at least 66 2/3% of the outstanding shares of Kent Common Stock is required to approve the Merger and the Amendment. Holders of record of Kent Common Stock as of the close of business on November 26, 1996 (the "Kent Record Date") will be entitled to cast one vote for each share of Kent Common
Stock held as of such date. At the Kent Record Date, there were      shares of
Kent Common Stock outstanding and entitled to vote on the Merger and the Amendment. The executive officers and directors of Kent, who in the aggregate
held or otherwise controlled approximately           (or      %) of the
outstanding shares of Kent Common Stock as of the Kent Record Date, have advised Kent that they presently intend to vote for the Merger and the Amendment. THE KENT BOARD UNANIMOUSLY RECOMMENDS THAT THE KENT SHAREHOLDERS APPROVE THE MERGER AND THE AMENDMENT. See "The Kent Special Meeting."

     FUTRONIX SPECIAL MEETING. This Joint Proxy Statement/Prospectus of Futronix is being furnished to the Futronix Shareholders in connection with the solicitation of proxies by the Futronix Board. The Futronix Special Meeting will be held at 9:00 a.m., Houston time, on January 17, 1997, at the offices of Futronix, 12614 Hempstead Highway, Houston, Texas, for the purpose of approving the Merger.

     The consent of at least 66 2/3% of the outstanding shares of each class of Futronix Stock is required to approve the Merger. Holders of record of each class of Futronix Stock as of the close of business on December 7, 1996 (the "Futronix Record Date") will be entitled to cast one vote for each share of Futronix Stock held as of such date. At the Futronix Record Date, there were 1,243,985, 344,250, 48,500, 1,000,000, and 2,200,000 shares of Futronix Class A
Common Stock, Futronix Class B Common Stock, Futronix Class C Common Stock, Futronix Convertible Preferred Stock, and Futronix Nonconvertible Preferred Stock, respectively, outstanding and entitled to vote on the Merger. Kent and Futronix have received a voting agreement from Mr. Hunt and two other affiliates of Futronix, Overseas Equity Investor Partners and Bradford Venture Partners, L.P., who have agreed to vote in favor of the Merger and who in the aggregate hold or otherwise control approximately 87.9%, 100.0%, 90.2%, and 80.8%, of the outstanding shares of Futronix Class A Common Stock, Futronix Class B Common Stock, Futronix Convertible Preferred Stock and Futronix Nonconvertible Preferred Stock. Accordingly, the approval of the Merger by the holders of Futronix Class A Common Stock, Futronix Class B Common Stock, Futronix Convertible Preferred Stock and Futronix Nonconvertible Preferred Stock presently is assured. THE FUTRONIX BOARD UNANIMOUSLY RECOMMENDS THAT THE FUTRONIX SHAREHOLDERS APPROVE THE MERGER. See "The Futronix Special Meeting."

     WIRE & CABLE CONSENT. A separate offering memorandum is being furnished to the Wire & Cable Shareholders in connection with the solicitation of the Wire & Cable Consent by the Wire & Cable Board. The Wire & Cable Consent provides for the approval of the Merger.

     The consent of the Wire & Cable Shareholders is required to approve the Merger. The holders of record of Wire & Cable Common Stock as of the close of business on December 7, 1996 (the "Wire & Cable Record Date") will be entitled to cast one vote for each share of Wire & Cable Common Stock held as of such date. At the Wire & Cable Record Date, there were 1,000 shares of Wire & Cable Common Stock outstanding and entitled to consent to the Merger. Theodore J. Bruno, a Wire & Cable Shareholder, who holds 99% of the outstanding shares of Wire & Cable Common Stock as of the Wire & Cable Record Date, has agreed to consent to the Merger. The shares of Kent Common Stock to be issued to the Wire & Cable Shareholders in consideration of the Merger have not been registered pursuant to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. See "The Wire & Cable Consent" and "Resale of Kent Common Stock."

THE MERGER

     TERMS OF THE MERGER. At the Effective Time (as defined below), Futronix and Wire & Cable will merge with and into Futronix Acquisition, with Futronix Acquisition continuing as the Surviving Corporation. In the Merger, each outstanding share of Futronix Common Stock and Futronix Convertible Preferred Stock (other than shares owned by Futronix Shareholders that perfect dissenters' rights under Texas law) will be converted into 0.39077 shares of Kent Common Stock (the "Exchange Ratio"). Each outstanding share of Futronix Nonconvertible Preferred Stock (other than shares owned by Futronix Shareholders that perfect dissenters' rights under Texas law) will be exchanged for $1.00 in cash, without interest. Each Futronix Warrant will be converted into the right to receive
0.39077 shares of Kent Common Stock for each share of Futronix Common Stock for which the Futronix Warrant is exercisable. The Wire & Cable Shareholders will exchange each share of the Wire & Cable Common Stock for 812.052 shares of Kent Common Stock. Pursuant to the Merger Agreement, Kent will repay all principal and interest outstanding at the Effective Time under the 7% subordinated promissory notes of Futronix of approximately $1.2 million, and at or promptly after the Effective Time, Kent will repay outstanding debt of Futronix and Wire & Cable owed to financial institutions. The aggregate consideration to be paid by Kent in the Merger, including outstanding debt to be repaid, is approximately $72 million based on the closing sale price of Kent Common Stock as reported on the NYSE on November 21, 1996.

     EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of all conditions to the Merger, the Merger will be consummated upon the filing of articles of merger and all other necessary documents with the Secretaries of State of Texas and Georgia and the issuance of a certificate of merger by the Secretary of State of Texas, the later of which times is referred to herein as the "Effective Time." See "The Merger -- Effective Time."

     RECOMMENDATIONS OF THE BOARDS OF DIRECTORS. The Kent Board has unanimously approved the Merger Agreement and determined that the terms of the proposed Merger are fair to and in the best interest of the Kent Shareholders. The Kent Board unanimously recommends that the Kent Shareholders approve the Merger and the Amendment.

     The Futronix Board and the Wire & Cable Board each have unanimously approved the Merger Agreement and determined that the terms of the proposed Merger are fair to and in the best interests of their respective shareholders. The Futronix Board unanimously recommends that the Futronix Shareholders approve the Merger. See "The Merger -- Background of the Merger" and "The
Merger -- Reasons for and Effects of the Merger, Recommendations."

     THE MERGER AGREEMENT. The Merger Agreement sets forth the principal terms upon which the Merger will be consummated, and the rights of the holders of Futronix Common Stock, Futronix Convertible Preferred Stock, Futronix Warrants, and Wire & Cable Common Stock to receive the Kent Common Stock, and the right of the holders of Futronix Nonconvertible Preferred Stock to receive cash. The Merger Agreement contains representations, warranties and agreements of the parties, and provides specific conditions to the consummation of the Merger and the terms under which the Merger may be terminated or abandoned. See "The
Merger -- The Merger Agreement."

     EXCHANGE OF CERTIFICATES. Substantially concurrent with the mailing hereof, Kent or its agent (Kent in such capacity or its agent being the "Exchange Agent") will mail a letter of transmittal with instructions to each holder of record of Futronix Stock as of the Futronix Record Date for use in exchanging certificates representing shares of Futronix Stock for, in the case of the Futronix Nonconvertible Preferred Stock, cash, or in other cases, certificates representing shares of Kent Common Stock and cash in lieu of any fractional shares of Kent Common Stock. Promptly after the Effective Time, the Exchange Agent will mail another letter of transmittal with instructions to holders of Futronix Stock immediately before the Effective Time who have not properly completed and returned their letter of transmittal and certificates representing shares of Futronix Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF FUTRONIX STOCK UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "The Merger -- Exchange of Stock Certificates and Warrants."

     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. Kent and Futronix will receive at Closing an opinion of Kent's counsel to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that Kent, Futronix Acquisition, Futronix and Wire & Cable will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that no gain or loss will be recognized as a result of the Merger by Kent, Futronix Acquisition, Futronix, the Futronix Shareholders (other than with respect to Futronix Nonconvertible Preferred Stock and Futronix Warrants not exercised before the Merger), Wire & Cable or the Wire & Cable Shareholders.

EACH FUTRONIX SHAREHOLDER IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME OR OTHER TAX LAWS. See "The Merger -- Material Federal Income Tax Consequences."

     ACCOUNTING TREATMENT. Kent has been advised by its independent public accountants that the Merger will be treated as a "pooling of interests" in accordance with generally accepted accounting principles. See "The
Merger -- Accounting Treatment."

     GOVERNMENTAL AND REGULATORY APPROVALS. Consummation of the Merger is conditioned upon the expiration or termination of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Kent, Futronix and Wire & Cable, respectively, have filed notification reports under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Department of Justice"). Kent, Futronix and Wire & Cable are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws of the various states. See "The Merger -- Governmental and Regulatory Approvals."

     OTHER CONDITIONS OF THE MERGER. The approval and adoption of the Merger and Merger Agreement by the requisite votes of Kent Shareholders is contingent upon the Kent Shareholders approving and adopting the Amendment pursuant to which the authorized shares of Kent Common Stock will be increased from 30,000,000 shares to 60,000,000 shares. In addition, the respective obligations of Kent, Futronix and Wire & Cable to effect the Merger are subject to the satisfaction or waiver, where permissible, of certain other conditions. There can be no assurance that all of the conditions set forth in the Merger Agreement will be satisfied. See "The Merger -- The Merger Agreement" and Appendix I.

     INTEREST OF CERTAIN PERSONS IN THE MERGER. No director or executive officer of Futronix or Wire & Cable had or will have a business relationship with Kent prior to the Closing. Mr. Terrence Hunt, who is 48 years old and President of Futronix, will become an Executive Vice President and a director of Kent immediately following the Merger, and Theodore J. Bruno and Paul R. Monahan, who serve as chief executive officer and chief operating officer of Wire & Cable, respectively, will join Mr. Hunt as the senior management of the Surviving Corporation. Messrs. Hunt, Bruno and Monahan and Ms. Joan Scott, who serves as chief financial officer of Wire & Cable, will all have employment agreements with Kent and the Surviving Corporation. In addition, Mr. Monahan will be paid a Value Appreciation Bonus (as defined below), and Mr. Monahan and Ms. Scott will be granted options to purchase Kent Common Stock by Mr. Bruno out of shares of Kent

Common Stock to be issued to Mr. Bruno in the Merger. See "The
Merger -- Interests of Certain Persons in the Merger," "The Merger -- Value Appreciation Bonus for Officer," "The Merger -- Employment Agreements" and "The Merger -- Options Granted by Officer."

     DISSENTERS' RIGHTS. The Kent Shareholders will not have dissenters' rights of appraisal in connection with the Merger. The Futronix Shareholders will have dissenters' rights of appraisal in connection with the Merger. The approval of all Wire & Cable Shareholders by unanimous written consent is a condition to consummation of the Merger, and, therefore, the Wire & Cable Shareholders will not be entitled to exercise dissenters' rights of appraisal in connection with the Merger. See "The Merger -- Dissenters' Rights," and Appendix II.

MARKET FOR KENT COMMON STOCK

     Kent Common Stock is traded on the New York Stock Exchange under the symbol "KNT." The following table sets forth the actual high and low closing sale prices for the Kent Common Stock for the periods indicated as reported in The Wall Street Journal.

                                                                         KENT COMMON STOCK
                                                                         -----------------
                                  PERIOD                                  HIGH       LOW
    -------------------------------------------------------------------  ------     ------
    Fiscal Year Ended April 1, 1995
      First Quarter....................................................  $10.67     $ 8.92
      Second Quarter...................................................   12.17      10.17
      Third Quarter....................................................   13.33      11.42
      Fourth Quarter...................................................   15.38      12.49
    Fiscal Year Ended March 30, 1996
      First Quarter....................................................   18.94      14.06
      Second Quarter...................................................   22.38      18.75
      Third Quarter....................................................   29.25      19.31
      Fourth Quarter...................................................   35.38      26.00
    Fiscal Year Ending March 29, 1997
      First Quarter....................................................   43.25      26.75
      Second Quarter...................................................   32.25      17.00
      Third Quarter (through December   , 1996)........................

     On September 24, 1996, the last trading day prior to the announcement by Kent that it had reached an agreement concerning the Merger, the closing sale
price of Kent Common Stock as reported on the NYSE was $          per share. On
December   , 1996, the closing sale price of Kent Common Stock as reported on
the NYSE was $          per share. The number of record holders of the Kent
Common Stock, the Futronix Stock and the Wire & Cable Common Stock as of
December   , 1996 was        , 77, and two, respectively.

     There is no public trading market for the Futronix Stock or the Wire & Cable Common Stock.

     Kent has not declared or paid any cash dividends on the Kent Common Stock, and does not anticipate paying any cash dividends in the foreseeable future. Kent currently intends to retain future earnings to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Kent Board and will be dependent upon Kent's financial condition, operating results, capital requirements and such other factors as the Kent Board deems relevant.

RISK FACTORS

     Ownership of Kent Common Stock involves certain risks. In considering how to vote with respect to the Merger, holders of Futronix Stock should carefully examine the "Risk Factors" section of this Joint Proxy Statement/Prospectus, as well as other pertinent information set forth in this Joint Proxy
Statement/Prospectus. See "Risk Factors."

COMPARATIVE PER SHARE DATA

     Set forth below are earnings and book value per share data of Kent on an historical and pro forma per share basis and of Futronix and Wire & Cable on an historical and equivalent pro forma per share basis. The Kent pro forma combined data was derived by combining financial information of Kent, Futronix and Wire & Cable after giving effect to the Merger under the pooling of interests method of accounting. The per share equivalent pro forma data for Futronix and Wire & Cable was calculated by multiplying Kent's pro forma amounts by the exchange ratio stated in "The Merger -- Exchange of Stock Certificates and Warrants."

     The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Kent, Futronix and Wire & Cable, which appear elsewhere, or are incorporated by reference, in this Joint Proxy Statement/Prospectus.

                                            FISCAL YEAR ENDED                   SIX MONTHS ENDED
                                    ---------------------------------    ------------------------------
                                    APRIL 2,    APRIL 1,    MARCH 30,    SEPTEMBER 30,    SEPTEMBER 28,
                                      1994        1995        1996           1995             1996
                                    --------    --------    ---------    -------------    -------------
    EARNINGS PER SHARE:
    Kent
      Historical..................  $    .48    $    .66     $  1.22        $   .51          $   .61
      Pro forma...................       .48         .67        1.19            .50              .59
    Futronix
      Historical(2)...............       .18         .34         .27            .12              .08
      Equivalent pro forma(1).....       .19         .26         .47            .20              .23
    Wire & Cable
      Historical(2)...............    218.95      566.39      745.67         284.65           316.91
      Equivalent pro forma(1).....    389.78      544.07      966.34         406.03           479.11

                                                                   MARCH 30,    SEPTEMBER 28,
                                                                     1996           1996
                                                                   ---------    -------------
    BOOK VALUE PER SHARE:
    Kent
      Historical.................................................  $    9.80      $    9.55
      Pro forma..................................................       9.23           8.94
    Futronix
      Historical.................................................       1.44           1.12
      Equivalent pro forma(1)....................................       3.61           3.49
    Wire & Cable
      Historical.................................................   2,352.90       2,562.57
      Equivalent pro forma(1)....................................   7,495.24       7,259.74

---------------

(1) Equivalent pro forma share amounts were computed by multiplying Kent's pro forma amounts by the exchange ratio. See "The Merger -- Exchange of Stock Certificates and Warrants."

(2) Adjusted to reflect the income taxes that would have been incurred if Futronix and Wire & Cable were C corporations (rather than S corporations) for federal and state income tax purposes at an assumed combined effective rate of 38%. Prior to the Merger, Wire & Cable was an S corporation for federal and state income tax purposes. Prior to 1994, Futronix was also an S corporation for federal and state income tax purposes.

SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The summary unaudited pro forma combined financial data of Kent presented below were prepared using the "pooling of interests" method of accounting as if Kent, Futronix and Wire & Cable have always operated as one company. The unaudited pro forma combined financial data do not give effect to any cost savings that may result from the Merger. The following data should be read in conjunction with "Selected Unaudited Pro Forma Combined Financial Data," and the notes thereto, and the audited financial statements and notes thereto of Kent, which are incorporated by reference, and of Futronix and Wire & Cable and the notes thereto, appearing in this Joint Proxy Statement/Prospectus. The information presented in this table is for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon the consummation of the Merger.

                                              FISCAL YEAR ENDED                   SIX MONTHS ENDED
                                      ---------------------------------    ------------------------------
                                      APRIL 2,    APRIL 1,    MARCH 30,    SEPTEMBER 30,    SEPTEMBER 28,
                                        1994        1995        1996           1995             1996
                                      --------    --------    ---------    -------------    -------------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA:
Net sales...........................  $206,784    $279,676    $ 425,810      $ 196,366        $ 249,177
Gross profit........................    55,151      72,741      112,167         50,802           59,923
Operating profit(1).................    15,293      22,713       46,062         18,215           24,410
Earnings before income taxes(2).....    15,969      23,626       49,327         18,856           26,790
Pro forma net earnings(3)...........     9,901      14,317       29,440         11,313           16,202
Pro forma earnings per share........       .48         .67         1.19            .50              .59
Weighted average shares(5)..........    20,804      21,475       24,696         22,488           27,421

                                                  APRIL 2,    APRIL 1,    MARCH 30,    SEPTEMBER 28,
                                                    1994        1995        1996           1996
                                                  --------    --------    ---------    -------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Total assets(4).................................  $117,642    $141,697    $ 292,031      $ 305,026
Long-term debt(4)...............................        --          --           --             --
Cash dividends per share........................        --          --           --             --

---------------

(1) No adjustment has been made to reflect the non-recurring acquisition and transaction costs (estimated to be approximately $5,000,000) relating to the Merger.

(2) Adjusted to reflect the reduction of interest expense offset by the reduction of interest and dividend income that would not have been incurred during each period assuming the repayment of notes and long-term debt.

(3) Prior to the Merger, Wire & Cable was an S corporation for federal and state income tax purposes. Prior to 1994, Futronix was also an S corporation for federal and state tax purposes. Net earnings and earnings per share reflect a provision for income taxes at an assumed combined effective rate of 40% for the fiscal years ended March 30, 1996 and April 1, 1995, and the six months ended September 28, 1996 and September 30, 1995, and of 38% for the fiscal year ended April 2, 1994.

(4) Adjusted to reflect the repayment of all notes payable and debt of Futronix and Wire & Cable and the redemption of 2,200,000 shares of Futronix Nonconvertible Preferred Stock.

(5) Includes Kent Common Stock issued in conjunction with the Merger.

                                  RISK FACTORS

     In connection with their consideration of the proposed Merger, the Kent Shareholders and Futronix Shareholders should carefully examine this entire Joint Proxy Statement/Prospectus and give particular consideration to the risks set forth below.

INTEGRATION OF KENT, FUTRONIX AND WIRE & CABLE

     There can be no assurance that Kent will be able to integrate successfully the operations, facilities and management of Futronix and Wire & Cable or realize any benefits of the Merger. Additionally, there can be no assurance that the Merger will not have an adverse effect on ongoing relationships with customers or suppliers of Futronix or Wire & Cable. Failure to successfully integrate the business of Futronix and Wire & Cable could have material adverse affect on Kent's results of operations and financial condition. See "The Merger."

MANAGEMENT OF GROWTH

     In recent years, Kent, Futronix and Wire & Cable have expanded their respective businesses, and Kent intends to continue to expand its wire and cable distribution business following the Merger. To effectively manage expansion, Kent will be required to evaluate the adequacy of existing systems and procedures, including, but not limited to, information management systems, financial and internal control systems, and management structure. In addition, if Kent enters new markets, Kent will be required to, among other things, establish suitable distribution centers, hire personnel and establish distribution channels. There can be no assurance that management will adequately anticipate all of the changing demands that growth will impose on Kent's systems, procedures and structure, or that Kent will be able to successfully enter additional markets. Any failure to anticipate adequately and respond to such changing demands could have a material adverse effect on Kent's results of operations and financial condition.

DEPENDENCE ON SIGNIFICANT SUPPLIER

     For the year ended December 31, 1995, one supplier accounted for approximately 35% and 48% of Futronix's and Wire & Cable's purchases, respectively, of specialty wire and cable products. Each of Kent and Wire & Cable has a nonexclusive domestic distributor agreement with the supplier, but Futronix does not have a distributor agreement with this supplier. The supplier has agreed to amend its agreement with Wire & Cable to extend the notice period for termination of such agreement from 30 days to 180 days, but there can be no assurance that the supplier will not terminate, without cause, the distributor agreement in the future pursuant to such 180 days' notice requirement.

                            THE KENT SPECIAL MEETING

DATE, TIME AND PLACE OF THE KENT SPECIAL MEETING

     The Kent Special Meeting will be held at 9:00 a.m., Houston time, on Friday, January 17, 1997, at 25th Floor Conference Room, Texas Commerce Tower, 600 Travis, Houston, Texas.

MATTERS TO BE CONSIDERED AT THE KENT SPECIAL MEETING

     At the Kent Special Meeting, holders of Kent Common Stock will consider and vote upon (i) the Merger of Futronix and Wire & Cable with and into Futronix Acquisition, with Futronix Acquisition as the Surviving Corporation pursuant to the terms of the Merger Agreement, and (ii) the Amendment to the Kent Articles of Incorporation, as amended, to increase the authorized shares of Kent Common Stock from 30,000,000 shares to 60,000,000 shares. See "The Merger," "The Amendment," and Appendix I.

VOTING AT THE KENT SPECIAL MEETING; RECORD DATE

     Only holders of record of Kent Common Stock on the Kent Record Date will be entitled to notice of and to vote at the Kent Special Meeting. As of the Kent
Record Date, there were                shares of Kent Common Stock outstanding
and entitled to vote at the Kent Special Meeting held by approximately holders of record. Each holder of record of shares of Kent Common Stock on the Kent Record Date is entitled to cast one vote per share on the approval of the Merger and the Amendment, exercisable in person or by properly executed proxy, at the Kent Special Meeting. On the matters upon which the holders of shares of Kent Common Stock vote, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Kent Common Stock entitled to vote at the Kent Special Meeting is necessary to constitute a quorum at the Kent Special Meeting. Any and all abstentions and broker non-votes will act as votes against the Merger and the Amendment. The affirmative vote of
66 2/3% of the holders of all outstanding shares of Kent Common Stock is required to approve each of the Merger and the Amendment. The executive officers and directors of Kent, who in the aggregate held or otherwise controlled
approximately           (or      %) of the outstanding shares of Kent Common
Stock as of the Kent Record Date have advised Kent that they presently intend to vote for the Merger and the Amendment.

PROXIES

     This Joint Proxy Statement/Prospectus is being furnished to Kent Shareholders in connection with the solicitation of proxies by and on behalf of the Kent Board for use at the Kent Special Meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the Kent Special Meeting, in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. A proxy received by the Kent Board may be revoked by the Kent Shareholder giving the proxy at any time before it is exercised. A Kent Shareholder may revoke a proxy by notification in writing to Kent at 7433 Harwin Drive, Houston, Texas 77036, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Kent Special Meeting and voting by ballot.

     This proxy solicitation is being made by the Kent Board. Kent shall be responsible for its expenses incurred in preparing, assembling, printing, and mailing this Joint Proxy Statement/Prospectus to the Kent Shareholders. In addition to solicitation by mail, directors, officers and regular employees of Kent may solicit proxies for the Kent Special Meeting personally or by telephone or telecopy without receiving special compensation therefor. Kent may also retain the services of D.F. King & Co., Inc. to assist in the solicitation of proxies either in person or by mail, telephone or telecopy at an estimated cost of $5,000 plus expenses. Kent will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

                          THE FUTRONIX SPECIAL MEETING

DATE, TIME AND PLACE OF THE FUTRONIX SPECIAL MEETING

     The Futronix Special Meeting will be held at 9:00 a.m., Houston time, on Friday, January 17, 1997, at the offices of Futronix, 12614 Hempstead Highway, Houston, Texas.

MATTERS TO BE CONSIDERED AT THE FUTRONIX SPECIAL MEETING

     At the Futronix Special Meeting, holders of Futronix Stock will consider and vote upon the Merger of Futronix and Wire & Cable with and into Futronix Acquisition, with Futronix Acquisition as the Surviving Corporation pursuant to the terms of the Merger Agreement. See "The Merger" and Appendix I.

VOTING AT THE FUTRONIX SPECIAL MEETING; RECORD DATE

     On the Futronix Record Date, there were 1,243,985, 344,250, 48,500, 1,000,000, and 2,200,000 shares of Futronix Class A Common Stock, Futronix Class B Common Stock, Futronix Class C Common Stock, Futronix Convertible Preferred Stock, and Futronix Nonconvertible Preferred Stock, respectively, outstanding and entitled to vote at the Futronix Special Meeting held by approximately 77 holders of record. Each holder of record of Futronix Stock on the Futronix Record Date is entitled to cast one vote per share on the approval of the Merger, exercisable in person or by properly executed proxy, at the Futronix Special Meeting. On the matters upon which the holders of shares of Futronix Stock vote, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Futronix Stock entitled to vote at the Futronix Special Meeting is necessary to constitute a quorum at the Futronix Special Meeting. The affirmative vote of 66 2/3 of the holders of all outstanding shares of each class of Futronix Stock is required to approve the Merger. Futronix has received a voting agreement from Mr. Hunt and two other affiliates of Futronix, who have agreed to vote in favor of the Merger and who in the aggregate hold or otherwise control approximately 87.9%, 100.0%, 90.2%, and 80.8% of the outstanding shares of Futronix Class A Common Stock, Futronix Class B Common Stock, Futronix Convertible Preferred Stock, and Futronix Nonconvertible Preferred Stock, respectively.

PROXIES

     This Joint Proxy Statement/Prospectus is being furnished to Futronix Shareholders in connection with the solicitation of proxies by and on behalf of the Futronix Board for use at the Futronix Special Meeting. Proxies in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted at the Futronix Special Meeting, in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. A proxy received by the Futronix Board may be revoked by the Futronix Shareholder giving the proxy at any time before it is exercised. A Futronix Shareholder may revoke a proxy by notification in writing to Futronix at 12614 Hempstead Highway, Houston, Texas 77092, Attention: Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Futronix Special Meeting and voting by ballot.

     This proxy solicitation is being made by the Futronix Board. Futronix shall be responsible for its expenses incurred in preparing, assembling, printing, and mailing this Joint Proxy Statement/Prospectus to Futronix Shareholders. In addition to solicitation by mail, directors, officers and regular employees of Futronix may solicit proxies for the Futronix Special Meeting personally or by telephone or telecopy without receiving special compensation therefor.

                            THE WIRE & CABLE CONSENT

     Concurrent with the solicitation of proxies by and on behalf of the Kent Board and the Futronix Board, the Wire & Cable Board is soliciting written consents from the Wire & Cable Shareholders. Wire & Cable will bear the cost of the solicitation of the written consents from the Wire & Cable Shareholders. A separate offering memorandum and a form of consent are being delivered to the Wire & Cable Shareholders by mail.

                                   THE MERGER

GENERAL

     The following information sets forth the material terms of the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I and is incorporated herein by reference. The Kent Shareholders and the Futronix Shareholders are urged to read the Merger Agreement carefully.

EFFECTIVE TIME

     As soon as practicable following the satisfaction or waiver of all conditions to the Merger, the Merger will be consummated upon the filing of articles of merger and all other necessary documents with the Secretaries of State of Texas and Georgia and the issuance of a certificate of merger by the Secretary of State of Texas, the later of which times is referred to herein as the "Effective Time."

EXCHANGE OF STOCK CERTIFICATES AND WARRANTS

     Pursuant to the Merger Agreement, (i) each issued and outstanding share of Futronix Common Stock will be exchanged for 0.39077 shares of Kent Common Stock;
(ii) each issued and outstanding share of Futronix Convertible Preferred Stock will be exchanged for 0.39077 shares of Kent Common Stock; (iii) each issued and outstanding share of Futronix Nonconvertible Preferred Stock will be exchanged for $1.00 in cash, without interest; (iv) each Futronix Warrant not exercised before the Merger will become exercisable for 0.39077 shares of Kent Common Stock for each share of Futronix Common Stock for which the Futronix Warrant is now exercisable; and (v) each issued and outstanding share of Wire & Cable Common Stock will be exchanged for 812.052 shares of Kent Common Stock.

     Assuming exercise of the Futronix Warrants, all of the Futronix Shareholders and Wire & Cable Shareholders will exchange all of the securities they hold of Futronix and Wire & Cable, respectively, for 2,108,395 shares of Kent Common Stock. An aggregate of 1,296,343 shares of Kent Common Stock issuable to the Futronix Shareholders have been registered under the Securities Act pursuant to the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part. An aggregate of 812,052 shares of Kent Common Stock will be issued to the Wire & Cable Shareholders pursuant to an exemption from registration, with such shares being "restricted securities" pursuant to Rule 144 under the Securities Act. See "Resale of Kent Common Stock."

     Substantially concurrent with the mailing hereof, the Exchange Agent will mail a letter of transmittal with instructions to each holder of record of Futronix Stock as of the Futronix Record Date for use in exchanging certificates representing shares of Futronix Stock for, in the case of the Futronix Nonconvertible Preferred Stock, cash, or in other cases, certificates representing shares of Kent Common Stock and cash in lieu of any fractional shares of Kent Common Stock. Promptly after the Effective Time, the Exchange Agent will mail another letter of transmittal with instructions to holders of Futronix Stock immediately before the Effective Time who have not properly completed and returned their letter of transmittal and certificates representing shares of Futronix Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF FUTRONIX STOCK UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Immediately after the Effective Time, assuming all Futronix Warrants are exercised, the Futronix Shareholders, in the aggregate, will own approximately 5.0% of the then outstanding shares of Kent Common Stock. Immediately after the Effective Time, the Wire & Cable Shareholders will own approximately 3.1% of the then outstanding shares of Kent Common Stock.

BACKGROUND OF THE MERGER

     The terms of the Merger Agreement are the result of arm's-length negotiations between representatives of Kent, Futronix and Wire & Cable. The following is a brief discussion of the background of these negotiations, the Merger and related transactions.

     Barbara M. Henagan, the Chairman of the Futronix Board, and Theodore J. Bruno, the Chief Executive Officer and sole director of Wire & Cable, initiated discussions by telephone in late January 1996 relating to a potential transaction between Futronix and Wire & Cable.

     On February 2, 1996, Ms. Henagan met in Atlanta with Mr. Bruno, Paul R. Monahan and Joan Scott, the Chief Operating Officer and the Chief Financial Officer of Wire & Cable, respectively, and held further discussions regarding a possible business combination.

     On February 15, 1996, Ms. Henagan, Terrence M. Hunt, the President and a director of Futronix, and Jim P. Psencik, the Controller of Futronix, met in Houston with Messrs. Bruno and Monahan and Ms. Scott to continue discussions regarding a possible business combination.

     On April 12, 1996, Ms. Henagan, Mr. Hunt and Bradford Mills, a director of Futronix, met in Atlanta with Messrs. Bruno and Monahan and Ms. Scott to continue negotiations regarding a potential business combination.

     During the period from February 1996 through April 1996, Wire & Cable also had discussions with Stephens, Inc., an investment advisory firm in Little Rock, Arkansas, and Wingate Partners, a venture capital firm in Dallas, Texas, involving a potential transaction between Wire & Cable and HWC Distribution Corp. These discussions were terminated when Futronix and Wire & Cable proceeded to the stage of drafting a letter of intent as described below.

     Futronix commenced preparation of a letter of intent in April 1996. After further negotiations, discussions between Futronix and Wire & Cable were discontinued in early May 1996 because the parties could not agree to the terms of a transaction.

     Futronix and Wire & Cable resumed negotiations later in May 1996 and entered into a letter of intent on June 12, 1996. The letter of intent was subject to the parties' satisfactory completion of their due diligence investigations and the execution of a definitive version of a merger agreement.

     Subsequent thereto, counsel for each party commenced their "due diligence" reviews of the other and Futronix's counsel commenced the preparation of a merger agreement. Telephone conferences and meetings were held among the principals of Futronix and Wire & Cable to negotiate the terms of a merger agreement, and in certain instances with their respective counsel, on several occasions in the second and third quarters of 1996.

     On August 7, 1996, the Futronix Board unanimously approved and adopted a merger agreement and the transactions contemplated thereby. The material terms of such merger agreement also were reviewed by the sole director of Wire & Cable, who noted his approval and adoption thereof by execution of such merger agreement. Futronix and Wire & Cable entered into such merger agreement on August 7, 1996, conditioned upon the consummation of an initial public offering of common stock of Futronix Systems Corp., a newly-formed entity which would act as a holding company of the merged Futronix and Wire & Cable. Substantially concurrent with the signing of such merger agreement, Ms. Henagan and Mr. Hunt of Futronix held a telephone conference with Messrs. Bruno and Monahan of Wire & Cable to discuss a possible strategic alliance proposed to Mr. Hunt by the chairman of a publicly-held company. The Futronix Board and the Wire & Cable Board mutually agreed at that time that they were not interested in pursuing this proposal in light of their plans to merge and conduct an initial public offering.

     On August 23, 1996, Mr. Hunt contacted Morrie K. Abramson, Chairman and Chief Executive Officer of Kent, for the purpose of discussing the possibility of either Kent or Mr. Abramson making a minority investment in Futronix Systems Corp., and Mr. Hunt indicated that he would be prepared to recommend Mr. Abramson for a seat on the Board of Futronix Systems Corp. Mr. Abramson indicated that Kent would probably not be interested in a minority investment.

     On September 7, 1996, Mr. Abramson again met in Houston with Mr. Hunt and Futronix's financial advisor to discuss a possible business combination.

     On September 9, 1996, Mr. Abramson had discussions with Ms. Henagan in New York relating to a possible business combination.

     On September 11, 1996, Mr. Hunt and Ms. Henagan met in Houston with Messrs. Bruno and Monahan to advise them of the preliminary conversations with Kent and to inquire regarding Wire & Cable's level of interest in any such business combination.

     On September 12, 1996, counsel for Kent met in Houston with Ms. Henagan, Messrs. Hunt, Bruno and Monahan, and Futronix's financial advisor, with Futronix's counsel participating by telephone, to discuss the basic structure of any such business combination and to define further the methodology under which the price would be determined.

     On September 15, 1996, Messrs. Hunt and Jim P. Psencik, the Controller of Futronix, met with Kent's management to discuss the businesses of Futronix and Wire & Cable and possible synergies that would arise from a business combination.

     On September 19, 1996, Ms. Henagan and Messrs. Bruno, Monahan, and Hunt met with Mr. Abramson, other executive officers of Kent, and Kent's counsel and accountants to discuss the respective businesses of Kent, Futronix and Wire & Cable. The material financial terms of the proposed business combination were agreed to at the meeting.

     Subsequent thereto, each party conducted additional due diligence, and Kent's counsel prepared and distributed drafts of the Merger Agreement and certain ancillary documents. Telephone conferences and meetings were held among the principals of Kent, Futronix and Wire & Cable, or their respective counsel and other advisors, to negotiate the terms of the Merger Agreement.

     On September 24, 1996, the Kent Board unanimously approved and adopted the Merger Agreement and transactions contemplated thereby. On September 24, 1996, the Futronix Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. The material terms of the Merger Agreement were also reviewed by the sole director of Wire & Cable, who noted his approval and adoption thereof by execution of the Merger Agreement.

     Kent, Futronix and Wire & Cable entered into the Merger Agreement on September 25, 1996.

REASONS FOR AND EFFECTS OF THE MERGER; RECOMMENDATIONS

     The Kent and Futronix Boards believe that the Merger is in the best interests of their respective shareholders and each unanimously recommends to the Kent Shareholders and the Futronix Shareholders, respectively, that they approve the Merger. The Kent and Futronix Boards believe that their respective companies and shareholders will benefit from the Merger. The Merger will result in the combination of the distribution capabilities and inventories of Futronix and Wire & Cable, which Kent believes are complementary to its products, and will establish Kent as one of the largest national master distributors of specialty wire and cable in the United States. In general, the distribution centers of the companies serve geographically and economically distinct markets, resulting in minimal customer overlap. Because Futronix and Wire & Cable operate as master distributors, no significant start-up costs or major capital investments will be necessary for Kent to establish itself as a leading national master distributor. Anticipated benefits of the Merger include the following:

          SPECIALTY DISTRIBUTION NICHE. Futronix and Wire & Cable bring to Kent an operating history and expertise in the area of wire and cable redistribution, a specialty distribution niche not previously served by Kent. Kent will emerge as one of the top three companies in the wire and cable redistribution market, which is highly fragmented and presents numerous opportunities for growth.

          KNOWLEDGEABLE AND EXPERIENCED PERSONNEL. The Merger will bring together a knowledgeable team of industry executives and sales managers with many years of experience in the sale and distribution of specialty wire and cable and established customer and supplier relationships. The Merger also will create a combined sales force in which the branch sales managers have an average of over 15 years of experience in the specialty wire and cable industry. Specifically, the addition of Messrs. Hunt, Bruno and Monahan will serve to enhance the current management team of Kent.

          INCREASED DIVERSIFICATION OF CUSTOMER BASE AND MARKETS. Historically, Futronix and Wire & Cable have served distinct geographic markets and have offered products which, to a great extent, are used in dissimilar applications. The Merger will permit Kent to offer a broader product line to a wider range of customers and geographic markets, thereby increasing the diversity of its business.

          COST SAVINGS. The combination of the businesses of Kent, Futronix and Wire & Cable will result in the consolidation of certain support functions creating cost savings. For example, certain duplicative administrative functions will be eliminated. In addition, the combination of Futronix and Wire & Cable will create an expanded national distribution network and is expected to result in reduced shipping costs associated with the sale of wire and cable.

          ECONOMIES OF SCALE. The combination of the businesses of Kent, Futronix and Wire & Cable will provide Kent with increased ability to achieve economies of scale, including increased purchasing power and better inventory management, which Kent believes will contribute to increased efficiency and improved profitability.

     As discussed below, the Kent and Futronix Boards also believe that the Merger will facilitate certain strategic objectives of the companies. Through the Merger, it is Kent's objective to become the leading national master distributor of specialty wire and cable through strategic expansion and a focus on high quality, value-added customer service. Specifically, after the Merger, Kent will seek to: (i) penetrate additional markets through expansion; (ii) market its national distribution capabilities to electrical distributors which have national operations; (iii) expand product offerings and increase the levels of inventory at its existing distribution centers; (iv) utilize profitability-based incentive compensation for its sales force; and (v) integrate and exploit its information technology to provide its customers with immediate access to product and other key information.

     The Kent Board also considered certain potential disadvantages or negative factors relating to the proposed Merger, including the potential inability of the companies to integrate successfully their operations, facilities and management and the possibility that the Merger could have an adverse effect on the companies' relationships with customers or supplies. The Kent Board believed that these risks were outweighed by the potential benefits of the Merger. After considering the advantages and disadvantages of the proposed merger with Futronix and Wire & Cable, the Kent Board has determined that the Merger is fair to and in the best interests of Kent and the Kent Shareholders. Accordingly, the Kent Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends that the Kent Shareholders approve the Merger and the Amendment.

     The Futronix Board also considered certain potential disadvantages or negative factors relating to the proposed Merger, including the potential inability of the companies to integrate successfully their operations, facilities and management and the possibility that the Merger could have an adverse effect on the companies' relationships with customers or suppliers. The Futronix Board believed that these risks were outweighed by the potential benefits of the Merger. After considering the advantages and disadvantages of the proposed merger with Kent, the Futronix Board has determined that the Merger is fair to the Futronix Shareholders and is in the best interests of Futronix and the Futronix Shareholders. Accordingly, the Futronix Board unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends that the Futronix Shareholders approve the Merger.


     In reaching these conclusions, the respective Boards of Kent and Futronix considered a number of factors, including among other things, the terms and conditions of the Merger Agreement; information with respect to the financial condition, business operations and prospects of each of Kent, Futronix and Wire & Cable on both a historical and prospective basis; and the views and opinions of their respective managements and advisors. Neither the Kent Board nor the Futronix Board obtained an independent fairness opinion with respect to the Merger.

     THE KENT BOARD RECOMMENDS THAT THE KENT SHAREHOLDERS APPROVE THE MERGER.

     THE FUTRONIX BOARD RECOMMENDS THAT THE FUTRONIX SHAREHOLDERS APPROVE THE MERGER.


THE MERGER AGREEMENT

  PLAN OF MERGER

     Pursuant to the Merger Agreement, Futronix and Wire & Cable will be merged with and into Futronix Acquisition. Following the Merger, Futronix Acquisition, the surviving corporation, will be renamed "Futronix Corporation" and continue its existence under the laws of the State of Texas and the separate corporate existence of Futronix and Wire & Cable will cease. Kent will continue to own all of the outstanding securities of Futronix Acquisition following the Merger.

  CONVERSION OF SECURITIES

     Pursuant to the Merger Agreement, all of the Futronix Shareholders and the Wire & Cable Shareholders will exchange all of the securities they hold of Futronix and Wire & Cable, respectively, for securities of Kent or cash, as follows:

                                                                  AS CONVERTED(1)
                                                   ----------------------------------------------
              SECURITIES OWNED                                                         NUMBER OF
---------------------------------------------                                          SHARES OR
                                    NUMBER OF                                          AMOUNT OF
             SECURITY                SHARES                     SECURITY                  CASH
----------------------------------- ---------      ----------------------------------- ----------
Futronix Class A Common Stock...... 1,243,985      Kent Common Stock..................    486,112
Futronix Class B Common Stock......   344,250      Kent Common Stock..................    134,523
Futronix Class C Common Stock......    48,500      Kent Common Stock..................     18,952
Futronix Convertible Preferred
  Stock............................ 1,000,000      Kent Common Stock..................    390,770
Futronix Nonconvertible Preferred
  Stock............................ 2,200,000      Cash............................... $2,200,000
Futronix Warrants..................   680,673      Kent Common Stock..................    265,986
Wire & Cable Common Stock..........     1,000      Kent Common Stock..................    812,052

---------------

(1) See "Description of Kent Common and Preferred Stock."

  REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties customary in transactions such as the Merger by each of Kent, Futronix and Wire & Cable relating to, among other things, corporate status and authority, the authorization and validity of the Merger Agreement, capitalization and the business and operations of Futronix and Wire & Cable.

  CONDUCT OF BUSINESS PRIOR TO MERGER

     Futronix and Wire & Cable have each agreed that, except as otherwise approved by Kent in writing or provided in the Merger Agreement, prior to the Merger, it will not (a) enter into any contract or otherwise incur any liability outside the ordinary course of business unless the aggregate executory obligations are less than $100,000; (b) merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any other business entity; (c) issue (other than upon the exercise or conversion of existing rights) additional shares of or split, combine or reclassify its capital stock;
(d) amend its charter documents or bylaws; (e) compromise, settle or otherwise adjust any material claim or litigation; (f) make any capital expenditures which, along with all capital expenditures made since June 30, 1996, aggregate more than $100,000; or (g) discharge or satisfy any encumbrance or pay or satisfy any material liability except pursuant to the terms thereof.

  CERTAIN COVENANTS

     Pursuant to the Merger Agreement, each of Futronix and Wire & Cable has agreed that it will use commercially reasonable efforts to fulfill the conditions to the Merger described below. See "-- Conditions to the Merger." In this regard, Futronix and Wire & Cable will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the closing of the Merger and transactions contemplated thereby (the date on which such closing occurs is referred to herein as the "Closing Date"); (b) execute and deliver certain documents and agreements; (c) comply with all applicable laws in connection with its execution, delivery and performance of the Merger Agreement and transactions contemplated thereby; (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts, or otherwise; and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions reasonably necessary to consummate the transactions contemplated under the Merger Agreement.

     Futronix and Wire & Cable also have each agreed to (a) give the other party and Kent full access to all of its properties, contracts, books, records and affairs relating to its business; (b) not solicit, initiate or encourage (including by way of furnishing information) or participate in any discussions or negotiations with any third person concerning a tender or exchange offer, merger, consolidation or other business combination involving any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of its assets; (c) with respect to its meeting of shareholders to consider the Merger or action by written consent, to deliver to its shareholders necessary proxy materials and use reasonable efforts to obtain the necessary shareholder approval of the Merger; and (d) identify in a letter to Kent all persons who may be deemed "affiliates" of Kent for the purposes of Rule 145 under the Securities Act and to use reasonable efforts to cause each such person to (i) acknowledge their responsibilities as such an affiliate under the Securities Act, and (ii) comply with certain security transfer restrictions enumerated in the Merger Agreement.

     With respect to expenses incurred in carrying out the transactions contemplated by the Merger Agreement, Futronix and Wire & Cable (or Futronix Acquisition, if the Merger becomes effective) have agreed to pay all legal, accounting and other expenses incurred by them with respect to transactions contemplated by the Merger Agreement, including fees and costs incurred with respect to providing information for inclusion in the Registration Statement, fees and expenses of their respective accountants for work related to Futronix and Wire & Cable, respectively, fees and expenses of their respective legal counsel and travel expenses of their representatives. Notwithstanding the above, upon termination of the Merger Agreement for certain events relating to the breach of the Merger Agreement, the expenses of the nonbreaching party, including certain expenses related to the previously planned merger of Futronix and Wire & Cable, are payable by the breaching party. See "-- Amendments, Waiver and Termination."

     Certain Futronix Shareholders have agreed to terminate a shareholders' agreement to which they are a party with respect to Futronix Stock as of the consummation of the Merger.

     In addition, Futronix and Wire & Cable, and their respective affiliates, have agreed not to take any action that would prevent Kent or Futronix Acquisition from accounting for the business combinations to be effected by the Merger as a pooling of interests.

     Mr. Bruno has agreed to grant to each of Paul R. Monahan and Joan Scott on the Closing Date an option to purchase from Mr. Bruno shares of Kent Common Stock in the form of an option agreement that provides for (a) in the case of Mr. Monahan, an option to purchase 131,998 shares of Kent Common Stock exercisable in whole or in part on or before February 26, 2013, at an exercise price of $0.1005 per share of Kent Common Stock; (b) in the case of Ms. Scott, an option to purchase 22,000 shares of Kent Common Stock, exercisable in whole or in part on or before May 1, 2014, at an exercise price of $0.4774 per share of Kent Common Stock; and (c) in the case of Mr. Monahan and Ms. Scott, the cancellation of their respective Wire & Cable options. See "-- Options Granted by Officer."

     Upon consummation of the Merger, Kent has agreed (i) to pay to Mr. Monahan the Value Appreciation Bonus pursuant to the terms and conditions to the Monahan Agreement, (ii) to enter into employment agreements with each of Messrs. Bruno, Hunt and Monahan and Ms. Scott, (iii) to repay all principal and interest outstanding at the Effective Time under the 7% subordinated promissory notes of Futronix of approximately $1.2 million and (iv) at or promptly after the Effective Time, to repay outstanding debt of Futronix and Wire & Cable owed to financial institutions. In addition, Mr. Hunt shall become a director of Kent in that class of directors whose term expires at the 1997 Annual Meeting of Shareholders. Subject to its fiduciary duties under applicable law, the Kent Board has agreed to nominate Mr. Hunt for reelection as a director at the 1997 Annual Meeting of Shareholders. See "-- Interests of Certain Persons in the Merger," "-- Value Appreciation Bonus for Officer," and "-- Employment Agreements."

  SUBCHAPTER S PROVISIONS

     Pursuant to the terms of the Merger Agreement, Wire & Cable is permitted to make distributions to Mr. Bruno prior to the Closing Date in an amount equal to
(i) Mr. Bruno's estimated tax liabilities for federal and state income taxes with respect to income imputed to Mr. Bruno under the Subchapter S provisions of the Code, plus (ii) 25% of Wire & Cable's net income for 1996 determined in accordance with generally accepted accounting principles.

     Mr. Bruno is required to issue a note to Futronix Acquisition at the Closing Date in a principal amount equal to any amount by which such distributions made to Mr. Bruno by Wire & Cable on account of Mr. Bruno's potential tax liabilities for federal and state income taxes exceed Mr. Bruno's actual federal and state tax liabilities and any amount in excess of the permitted percentage of the net income of Wire & Cable. Any such note shall have a term of three years and bear interest at the rate of 7% per annum.

     To the extent that aggregate distributions to Mr. Bruno by Wire & Cable during 1996 are less than the sum of his actual tax liabilities for income imputed to him under the Subchapter S provisions of the Code and 25% of Wire & Cable's net income for 1996, following the Effective Time, Futronix Acquisition shall make a payment to Mr. Bruno in the amount of such shortfall. Further, Kent has agreed to reimburse Mr. Bruno for any liabilities that he may have for federal and state income taxes (including any interest or penalties) in excess of the taxes he reported with respect to Subchapter S income for periods prior to the Effective Time, subject to an aggregate limit of $50,000.

  CONDITIONS TO THE MERGER

     The obligations of each of the parties to the Merger Agreement to consummate the Merger are subject to, among other matters, satisfaction of the following conditions (unless waived or changed where permissible): (a) approval of the Merger by the shareholders of each of Futronix and Wire & Cable and the approval of the Merger and the Amendment by the shareholders of Kent, all in accordance with applicable law; (b) the representations and warranties of the other parties shall be true and correct on the Closing Date, unless the failure of such representations and warranties to be true and correct would not have a material adverse effect on Kent or Futronix and Wire & Cable, taken as a whole (the "Combined Target"); (c) performance and compliance in all material respects of all agreements and conditions required by the Merger Agreement to be performed or satisfied prior to the Effective Time; (d) provision by each of Kent, Futronix and Wire & Cable of the certificate of an executive officer certifying that the conditions specified in (b) and (c) of this paragraph have been fulfilled; (e) no law or court order shall have been enacted, issued or entered which would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or which would have a material adverse effect on Kent or the Combined Target; (f) all material approvals and consents required in connection with the Merger shall have been obtained; (g) Kent shall have received a letter from Grant Thornton LLP, dated as of the Closing Date, to the effect that the Merger will qualify for pooling of interests accounting treatment; (h) each of Kent and Futronix shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., dated as of the Closing Date, to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Code; (i) none of the Futronix Shareholders, other than holders of not more than 15,000 shares of Futronix Class C Common Stock, shall hold dissenting shares; (j) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, nor proceedings for that purpose threatened by the Commission or initiated and not concluded or withdrawn; and (k) all state securities or blue sky approvals shall have been received.

  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Merger Agreement provides that, except with respect to covenants to be performed after the consummation of the Merger, the representations, warranties and covenants set forth therein will not survive the consummation of the Merger.

  AMENDMENTS, WAIVER AND TERMINATION

     The Merger Agreement may be amended only by written agreement of each of the parties thereto. Any term or provision of the Merger Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     The Merger Agreement may be terminated at any time prior to the Effective Time (a) by mutual written consent of each of Kent, Futronix and Wire & Cable;
(b) by any of Kent, Futronix or Wire & Cable if (i) the Merger is not consummated on or before January 31, 1997, provided that the party seeking to terminate the Merger Agreement is not otherwise in breach in any material respect of any of its obligations thereunder, or (ii) any court of competent jurisdiction has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable; (c) by Futronix or Wire & Cable if Kent has breached, or failed to comply with, any of its obligations under the Merger Agreement or any representation or warranty made by it or him shall have been incorrect when made, such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and any such breach, failure or misrepresentation, individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on Kent; or (d) by Kent if Futronix, any Futronix Shareholder Party (as defined in the Merger Agreement), Wire & Cable, Mr. Bruno or Mr. Monahan has breached, or failed to comply with, in any material respect, any of its obligations under the Merger Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and any such breach, failure or misrepresentation, individually or in the aggregate, results or would reasonably be expected to result in a material adverse effect on Kent or the Combined Target.

     If the Merger Agreement is terminated by Futronix or Wire & Cable as a result of a breach by Kent, Kent is required to pay Futronix and Wire & Cable an amount equal to the expenses incurred by Futronix and Wire & Cable in connection with the Merger Agreement, including without limitation those out-of-pocket expenses incurred in connection with the previous agreement to merge Futronix and Wire & Cable and to participate in an initial public offering pursuant thereto (including reimbursement of expenses and payment of a reasonable termination fee to the proposed managing underwriters) (collectively, the "Deal Expenses"), up to a maximum of $100,000 each, except that in the case of a termination due to a breach by Kent that was existing on the date of the Merger Agreement and that was known to exist on the date thereof by Kent, or a termination due to a willful breach by Kent, Kent shall pay to Futronix and Wire & Cable all of such expenses without any limitation.

     If the Merger Agreement is terminated by Kent, Futronix or Wire & Cable as a result of the failure by another party to obtain any required approvals of the Merger from such party's shareholders or any required material consents, the failing party must pay to the others an amount equal to all of the Deal Expenses incurred by the others not to exceed $1,000,000 each.

     If the Merger Agreement is terminated by Kent as a result of a breach by any other party thereto, the breaching party shall pay to Kent and the other non-breaching corporate party (excluding any corporate party whose affiliate committed the breach) an amount equal to all of the Deal Expenses incurred by Kent or such other non-breaching corporate party up to a maximum of $100,000 each, except that in the case of a termination due to a breach existing on the date of the Merger Agreement that was known to exist on such date by such breaching party, or a termination due to a willful breach by such breaching party, the breaching party shall pay to Kent and the other non-breaching corporate party all of such Deal Expenses without any limitation.

  NON-COMPETITION/NON-SOLICITATION AGREEMENTS

     Notwithstanding, and in addition to, any terms of any employment agreements with Futronix Acquisition, each of Mr. Hunt, Mr. Bruno and Mr. Monahan has agreed that for a period of five years from the Effective Time, he shall not directly or indirectly, for his own account or the account of others, whether as owner, partner, joint venturer, lender, shareholder, director, officer, employee, consultant or otherwise: (i) in any state where Futronix Acquisition does business, engage, invest or otherwise take part in, or render any service (whether for or without compensation) to any person or company (other than Futronix Acquisition) who or which is directly or indirectly engaged in any business that is competitive with any business conducted by Futronix Acquisition in which he has been, is or shall be actively involved, including but not limited to the purchase and sale, distribution, marketing, brokering of or dealing in electrical and electronic wire and cable; (ii) compete for or solicit any of the business conducted by Futronix Acquisition from any customer of Futronix Acquisition other than for the benefit of Futronix Acquisition; (iii) induce any customer of Futronix Acquisition, or request or advise any such customer, to withdraw, curtail, or cancel any such customer's business with Futronix Acquisition; or (iv) solicit directly or indirectly for employment outside Futronix Acquisition any person currently employed by Futronix Acquisition or who has been employed by Futronix Acquisition. However, Mr. Hunt, Mr. Bruno or Mr. Monahan may have a financial interest in a competitor of Futronix Acquisition if that interest is in the form of ownership of less than one percent (1%) of the outstanding stock of a company whose securities are listed on a national stock exchange or quoted on the Nasdaq National Market.

LISTING OF KENT COMMON STOCK

     Kent has filed an additional listing application to have the Kent Common Stock to be issued in the Merger included for listing on the New York Stock Exchange on the Closing Date. It is a condition to the Merger that the additional shares of Kent Common Stock shall have been duly approved for listing on the New York Stock Exchange.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     No director or executive officer of Kent had or will have a business relationship with Futronix or Wire & Cable prior to the Effective Time. Likewise, no director or executive officer of Futronix had or will have a business relationship with Kent or Wire & Cable prior to the Effective Time, and no director or executive officer of Wire & Cable had or will have a business relationship with Kent or Futronix prior to the Effective Time. In considering the recommendations of the Kent and Futronix Boards with respect to the Merger, however, the Kent Shareholders and Futronix Shareholders should be aware that certain directors and executive officers of Futronix and Wire & Cable have an interest in the consummation of the Merger. Upon consummation of the Merger, Mr. Hunt shall become a director of Kent in that class of directors whose term expires at the Kent 1997 Annual Meeting of Shareholders. Subject to its fiduciary duties under applicable law, the Kent Board has agreed to nominate Mr. Hunt for re-election as a director at the 1997 Annual Meeting of Shareholders. In addition, Kent has agreed to pay Mr. Monahan the Value Appreciation Bonus pursuant to the terms and conditions of the Monahan Agreement. Further, Kent and Futronix Acquisition shall enter into employment agreements with each of Messrs. Hunt, Bruno, and Monahan and Ms. Scott. See "-- Value Appreciation Bonus for Officer," and "-- Employment Agreements."

VALUE APPRECIATION BONUS FOR OFFICER

     Pursuant to his existing employment agreement with Wire & Cable, Paul R. Monahan is entitled to receive the Value Appreciation Bonus upon the occurrence of certain events, including the sale or merger of Wire & Cable, in the amount of 10% of the sale price or value assigned for purposes of the sale or merger. In exchange for Mr. Monahan's agreement to relinquish all rights to such bonus, Kent has agreed to pay Mr. Monahan, upon his completion of seven days of employment with Kent, the value appreciation bonus (the "Value Appreciation Bonus") of 48,400 shares of Kent Common Stock and cash equal to 82% of such number of shares multiplied by the value of a share of Kent Common Stock at the time such bonus is paid as determined for reporting such bonus for federal income tax purposes. The cash portion of the Value

Appreciation Bonus is intended to equal the estimated amount of federal and state income taxes for which Mr. Monahan will be responsible in connection with the Value Appreciation Bonus (both the stock and cash portions), assuming an effective tax rate of 45%. Mr. Monahan shall not forfeit the Value Appreciation Bonus in the event that he is unable to serve Kent for such seven-day period as a result of his death, disability or termination without cause.

EMPLOYMENT AGREEMENTS

     Messrs. Hunt, Bruno and Monahan each will enter into an employment agreement with Kent and the Surviving Corporation effective as of the Closing Date. The term of the agreements of Messrs. Hunt, Bruno and Monahan is from the Closing Date to April 1, 2000. Ms. Scott will also enter into an employment agreement with Kent and the Surviving Corporation. The term of her agreement is from the Closing Date to December 31, 1997, with one automatic two-year extension, unless 90 days' prior notice of non-renewal is given by either party or the agreement is otherwise terminated in accordance with its provisions. The agreements of Messrs. Hunt and Bruno provide for an annual base salary of $150,000, and the agreement of Mr. Monahan provides for an annual base salary of $155,000. Ms. Scott's agreement provides for an annual base salary of $75,000. Each of the salaries may be increased on an annual basis as determined by the Board of Directors of the Surviving Corporation. Prior to the Closing Date, the annual remuneration of Messrs. Hunt, Bruno, Monahan and Ms. Scott is $72,000, $300,000, $200,000 and $96,000, respectively.

     For the period of employment ending December 31, 1996, Messrs. Hunt, Bruno and Monahan and Ms. Scott will not receive bonuses. The Hunt, Bruno, and Monahan agreements provide for bonuses to be paid to Messrs. Hunt, Bruno and Monahan for the fourth quarter of the Surviving Corporation's 1997 fiscal year and the 1998 fiscal year, which bonuses shall equal 1.25 times 2.34% of the Surviving Corporation's income from operations for the 1998 fiscal year for Messrs. Hunt and Bruno, and 1.25 times .79% of the Surviving Corporation's income from operations for the 1998 fiscal year for Mr. Monahan. Ms. Scott's agreement provides for a bonus to be paid to her for the 1997 calendar year, which bonus shall equal 1.333 times .39% of the Surviving Corporation's income from operations for the first three quarters of the 1998 fiscal year. The foregoing bonuses are only payable if the Surviving Corporation's income from operations for its 1998 fiscal year exceeds $7,025,000, or, in the case of Ms. Scott, if the Surviving Corporation's income from operations for the first three quarters of its 1998 fiscal year exceeds $5,268,750, and such bonuses will be determined without taking into account bonuses paid to such employees. Ms. Scott's bonus is payable, if earned, even if her employment with the Surviving Corporation is not extended beyond December 31, 1997.

     In the event of termination without cause, Messrs. Hunt, Bruno and Monahan and Ms. Scott each are entitled to a lump sum payment equal to his or her salary for the remainder of the employment term plus a bonus for the remainder of the employment term based upon the bonus amount paid in the year immediately preceding such termination. In addition, each agreement provides for the continuation of health benefits for Messrs. Hunt, Bruno and Monahan and Ms. Scott until the earlier of 18 months after termination without cause or the date upon which health benefits are obtained from another source. In the event of termination with cause or resignation, Messrs. Hunt, Bruno and Monahan and Ms. Scott are each entitled to receive all accrued and unpaid salary and fringe benefits through the date of such termination or resignation.

     The foregoing employment agreements include non-competition and non-solicitation covenants that are substantially the same as the non-competition and non-solicitation covenants set forth in the Merger Agreement. Messrs. Hunt, Bruno and Monahan are each bound by such non-competition and non-solicitation covenants until three years after their respective terms of employment with the Surviving Corporation terminate. Ms. Scott is bound by such covenants during her employment and is additionally restricted for a period of one year thereafter from soliciting for employment certain employees and former employees of the Surviving Corporation. See "The Merger Agreement -- Non-Competition/Non-Solicitation Agreements."

OPTIONS GRANTED BY OFFICER

     In 1993 and 1994, respectively, Paul R. Monahan and Joan Scott were granted options to acquire outstanding shares of Wire & Cable Common Stock from Theodore
J. Bruno. Pursuant to the Merger

Agreement, Mr. Monahan and Ms. Scott have agreed to relinquish their respective rights to such options for Wire & Cable Common Stock in exchange for options to purchase 812.052 shares of Kent Common Stock for each share of Wire & Cable Common Stock for which they have an option to purchase. Therefore, pursuant to the Merger Agreement, Mr. Bruno will grant options to (i) Mr. Monahan to purchase up to 131,998 shares of Kent Common Stock, exercisable in whole or in part on or before February 26, 2013, at an exercise price of $0.1005 per share of Kent Common Stock and (ii) Ms. Scott to purchase up to 22,000 shares of Kent Common Stock, exercisable in whole or in part on or before May 1, 2014, at an exercise price of $0.4774 per share of Kent Common Stock.

MANAGEMENT AFTER THE MERGER

     Mr. Hunt, the President of Futronix, will become an Executive Vice President and a director of Kent in that class of directors whose term expires at the 1997 Annual Meeting of Shareholders. At the Effective Time, Mr. Bruno, the Chief Executive Officer of Wire & Cable, Paul R. Monahan, the Chief Operating Officer of Wire & Cable, together with Mr. Hunt, will serve as senior management of the Surviving Corporation and each of them will execute an employment agreement with Kent and Futronix Acquisition for a period until April 1, 2000. See "-- Employment Agreements."

GOVERNMENTAL AND REGULATORY APPROVALS

     The Merger is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain merger transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated. Other than Notification and Report Forms under the HSR Act and certain filings and approvals which may be required under certain federal and state securities or "blue sky" laws, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Merger.

ACCOUNTING TREATMENT

     The Merger is a business combination which will be accounted for by Kent using the "pooling of interests" method of accounting. Accordingly: (i) assets and liabilities are recorded at their book value as they existed on the books of Futronix and Wire & Cable at the time of the Merger (i.e., goodwill is not recorded); (ii) stock issued to effect the Merger is recorded on the books of Kent for $0.01 per share, such consideration as fixed by the Kent Board as Kent Common Stock has no par or stated value; (iii) retained earnings is recorded on the books of Kent as it existed on the books of each of Futronix and Wire & Cable at the time of the Merger; (iv) any adjustments necessary to make the balance sheet entry balance is made through the additional paid-in capital accounts; and (v) transaction costs, net of tax effect, are to be expensed in the period the Merger's closing date occurs. The Unaudited Pro Forma Combined Financial Statements for the fiscal years ended April 2, 1994, April 1, 1995 and March 30, 1996, and the six months ended September 30, 1995 and September 28, 1996, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus reflect the Merger as if Kent, Wire & Cable and Futronix have operated as one company.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the Merger to holders of shares of Futronix Stock and holders of Futronix Warrants. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has issued to Kent and filed as an exhibit to the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part, a tax opinion that the discussions of the tax consequences and legal conclusions set forth in "Summary -- The
Merger -- Certain U.S. Federal Income Tax Consequences" and "The
Merger -- Material Federal Income Tax Consequences" are accurate and complete in all material respects and constitute its opinion of the material tax consequences to shareholders of Futronix receiving Kent Common Stock in the Merger. The federal income tax discussion set forth below does not address all aspects of federal income taxation that may be relevant to particular categories of holders of shares of Futronix Stock and holders of Futronix Warrants who are subject to special treatment under the Code, including, without limitation, holders who are not citizens or residents of the United States, or holders whose shares were acquired or will be acquired pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws. This discussion assumes that holders of shares of Futronix Stock and holders of Futronix Warrants hold their shares and/or warrants as capital assets within the meaning of Section 1221 of the Code. HOLDERS OF SHARES OF FUTRONIX STOCK AND HOLDERS OF FUTRONIX WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

     It is a condition to the obligation of each of Kent, Futronix and Wire & Cable to the consummation of the Merger that Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to Kent, render a tax opinion to, and which may be relied upon by, Kent and Futronix that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Such opinion will not be binding on the Internal Revenue Service or any court, and will be based upon certain written representations of Kent, Futronix, Wire & Cable, Theodore J. Bruno, and the Futronix Shareholder Parties (as defined in the Merger Agreement). No ruling has been sought from the Internal Revenue Service as to the federal income tax consequences of the Merger.

     As a tax-free reorganization, no gain or loss will be recognized for federal income tax purposes by Futronix, Wire & Cable, Kent or Futronix Acquisition as a result of the Merger. In addition, the Merger will have the following federal income tax consequences to holders of shares of Futronix Common Stock, Futronix Convertible Preferred Stock, Futronix Nonconvertible Preferred Stock and holders of Futronix Warrants:

          TAX CONSEQUENCES TO HOLDERS OF FUTRONIX COMMON STOCK. No gain or loss will be recognized by holders of Futronix Common Stock as a result of the exchange of their shares of Futronix Common Stock for shares of Kent Common Stock pursuant to the Merger. The aggregate tax basis of the shares of Kent Common Stock received by each holder of Futronix Common Stock will equal the aggregate tax basis of such holder's shares of Futronix Common Stock exchanged in the Merger. The holding period for the shares of Kent Common Stock received by each holder of Futronix Common Stock will include the holding period for the shares of Futronix Common Stock of such holder exchanged in the Merger.

          TAX CONSEQUENCES TO HOLDERS OF FUTRONIX CONVERTIBLE PREFERRED STOCK. No gain or loss will be recognized by holders of Futronix Convertible Preferred Stock as a result of the exchange of their shares of Futronix Convertible Preferred Stock for shares of Kent Common Stock pursuant to the Merger. The aggregate tax basis of the shares of Kent Common Stock received by each holder of Futronix Convertible Preferred Stock will equal the aggregate tax basis of such holder's shares of Futronix Convertible Preferred Stock exchanged in the Merger. The holding period for the shares of Kent Common Stock received by each holder of Futronix Convertible Preferred Stock will include the holding period for the shares of Futronix Convertible Preferred Stock of such holder exchanged in the Merger.

          TAX CONSEQUENCES TO HOLDERS OF FUTRONIX NONCONVERTIBLE PREFERRED STOCK. A holder of Futronix Nonconvertible Preferred Stock will be taxed on the proceeds received either (i) as a dividend (to the extent of his ratable share of Futronix accumulated earnings and profits), or (ii) as a capital gain, in any case, to the extent that such proceeds exceed his tax basis in the Futronix Nonconvertible Preferred Stock surrendered. This determination shall be made pursuant to the rules set forth in Section 302 of the Code as if the holder of the Futronix Nonconvertible Preferred Stock had received Kent Common Stock in exchange therefor as part of the Merger and Kent then redeemed such Kent Common Stock.


          TAX CONSEQUENCES TO HOLDERS OF FUTRONIX WARRANTS. For federal income tax purposes, the exchange of Futronix Warrants for the right to receive Kent Common Stock generally should be treated as a taxable exchange pursuant to Section 1001 of the Code. Accordingly, a holder of Futronix Warrants will recognize capital gain or loss equal to the difference between the fair market value of the rights received in the Merger and such holder's tax basis in Futronix Warrants exchanged therefor. A Futronix Warrant holder's tax basis in the rights received in the exchange will be equal to the fair market value of the Futronix Warrant surrendered. Holders of Futronix Common Stock issued upon exercise of Futronix

     Warrants before the Effective Time will have the same tax consequences with respect to such shares of Futronix Common Stock as all other shares of Futronix Common Stock.

CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

     The shares of Kent Common Stock issuable to Futronix Shareholders in connection with the Merger have been registered under the Securities Act. Accordingly, there will be no federal securities law restrictions upon the resale or transfer of such shares by former Futronix Shareholders except for those shareholders who are deemed "affiliates" of Futronix, as that term is defined in Rule 145 under the Securities Act. The shares of Kent Common Stock issuable to the Wire & Cable Shareholders in connection with the Merger have not been registered under the Securities Act. Accordingly, such shares will be "restricted securities" pursuant to Rule 144 under the Securities Act. See "Resale of Kent Common Stock."

DISSENTERS' RIGHTS

     Any Futronix Shareholder of record may exercise dissenters' rights in connection with the Merger by properly complying with the requirements of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, as amended (the "TBCA"), attached to this Joint Proxy Statement/Prospectus as Appendix II. By exercising dissenter's rights, any such Futronix Shareholder would be entitled to have the "fair value" of his shares of Futronix Stock determined by a court and paid to him in cash. A shareholder must follow the exact procedure required by the TBCA in order to properly exercise dissenters' rights of appraisal and avoid waiver of those rights.

     In order to properly exercise his dissenter's rights, a dissenting Futronix Shareholder must refrain from voting in favor of the Merger. Failure to vote against the Merger will not constitute a waiver of the dissenter's rights of appraisal; however, a vote in favor of the Merger will constitute such a waiver.

     The following is a summary of the statutory procedures that a shareholder of a Texas corporation must follow in order to exercise his or her dissenter's rights under Texas law in connection with the Merger. This summary is not a complete statement of dissenters' rights and is qualified in its entirety by reference to Articles 5.11, 5.12 and 5.13 of the TBCA, the text of which is set forth in full in Appendix II of this Joint Proxy Statement/Prospectus.

     The TBCA provides that a shareholder of a Texas corporation, who holds shares of a class or series that is entitled to vote with respect to a plan of merger as a class or otherwise, has the right to exercise the rights and remedies of a dissenting shareholder as set forth in Articles 5.11, 5.12 and
5.13 of the TBCA. Specifically, any holder of Futronix Stock who desires to dissent from the Merger must file a written objection to the Merger prior to the Futronix Special Meeting at which a vote on the Merger shall be taken. The written objection must be addressed to Futronix Corporation, 12614 Hempstead Highway, Houston, Texas 77092, Attention: Terrence M. Hunt, must state that the shareholder will exercise his right to dissent if the Merger is consummated and give the shareholder's address to which notice of effectiveness of the Merger shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's statutory right to dissent from the Merger. If the Merger is consummated, each shareholder who sent notice to Futronix as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger.

     Under the TBCA, the surviving corporation (which, in the present case, would be Futronix Acquisition) shall be required to mail to each Futronix Shareholder who filed a written objection prior to the Futronix Special Meeting and who has not voted in favor of the Merger, within 10 days after the Effective Time of the Merger, notice (the "Notice") of (i) the fact and date of the Merger and (ii) that the Futronix Shareholder may exercise his right to dissent from the Merger. Any Futronix Shareholder desiring to exercise his right of dissent must, within 10 days after the mailing of the Notice, make a written demand on Futronix Acquisition for payment of the fair value of such shareholder's shares of Futronix Stock. The demand must state the number and class of shares owned by the dissenting Futronix Shareholder and the fair value of the shares as estimated by the shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the Futronix Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger.

     OTHER THAN A WRITTEN OBJECTION TO THE MERGER WHICH MUST BE FILED WITH FUTRONIX BEFORE THE FUTRONIX SPECIAL MEETING, ANY WRITTEN DEMAND REQUIRED OF ANY DISSENTING SHAREHOLDER UNDER ARTICLES 5.11 THROUGH 5.13 OF THE TBCA SHOULD BE SENT IN A MANNER THAT ASSURES THAT SUCH NOTICE IS RECEIVED BY FUTRONIX
ACQUISITION NO LATER THAN               , 1996, ADDRESSED TO FUTRONIX
CORPORATION, 7433 HARWIN DRIVE, HOUSTON, TEXAS, 77036, ATTENTION: PRESIDENT.

     Any Futronix Shareholder who fails to make such written demand within the 10-day period will lose the right to dissent and will be bound by the terms of the Merger. In order to preserve his dissenter's rights, a dissenting Futronix Shareholder must also, within 20 days after making a demand for payment, submit his or her stock certificates to Futronix Acquisition for notation thereon that such demand has been made. The failure of such dissenting shareholder to do so shall, at the option of Futronix Acquisition, terminate the shareholder's rights to dissent and appraisal, unless a court of competent jurisdiction for good and sufficient cause shown shall direct otherwise. Futronix Acquisition intends to terminate a shareholder's rights to dissent and appraisal for failure of any such shareholder to comply with the statutory deadlines for submission of stock certificates and any other statutory requirements, unless a court of competent jurisdiction directs otherwise.

     Any Futronix Shareholder who has properly demanded payment for his shares will not thereafter have any rights as a shareholder, except the right to receive payment for his shares pursuant to Article 5.12 of the TBCA and the right to maintain an appropriate action to obtain relief on the grounds that the Merger and the related transactions were fraudulent.

     Within 20 days after its receipt of a demand for payment, Futronix Acquisition must deliver or mail to the dissenting Futronix Shareholder written notice stating that either (i) Futronix Acquisition agrees to pay the amount of the shareholder's demand within 90 days after the Effective Time of the Merger upon receipt of the dissenting shareholder's duly endorsed stock certificates or
(ii) Futronix Acquisition offers to pay its own estimate of the fair value of the shares within 90 days after the Effective Time of the Merger upon receipt of the dissenting shareholder's duly endorsed stock certificates and upon receipt of notice within 60 days after the Effective Time of the Merger that the dissenting shareholder agrees to accept Futronix Acquisition's estimate. If the dissenting Futronix Shareholder and Futronix Acquisition agree upon the value of the dissenting Futronix Shareholder's shares within 60 days after the Effective Time of the Merger, Futronix Acquisition shall pay the amount of the agreed value to the dissenting Futronix shareholder upon receipt of the dissenting shareholder's duly endorsed stock certificates within 90 days after the Effective Time of the Merger. Upon payment of the agreed value, the dissenting Futronix Shareholder will cease to have any interest in such shares.

     If the dissenting Futronix Shareholder and Futronix Acquisition do not agree upon the value of the dissenting shareholder's shares within 60 days after the Effective Time of the Merger, then either the dissenting shareholder or Futronix Acquisition may, within 60 days after the expiration of such 60-day period for agreement, file a petition in a court of competent jurisdiction in the county in Texas in which the principal office of Futronix Acquisition is located (Harris County), seeking a determination of the fair value of the shares. Within 10 days following its receipt of notice of such a petition filed by a dissenting shareholder or upon the filing of such a petition by Futronix Acquisition, Futronix Acquisition must file with the court a list of the names and addresses of all Futronix Shareholders who have demanded payment for their shares and with whom agreements as to value have not been reached. The clerk of the court will then give notice of the hearing of any such petition to Futronix Acquisition and to all of the dissenting Futronix Shareholders on the list provided by Futronix Acquisition. All dissenting Futronix Shareholders notified in this manner and Futronix Acquisition will be bound by the final judgment of the court as to the value of the shares.

     Futronix Acquisition has not yet determined whether it will institute an action seeking a judicial determination of the fair value of any Futronix Stock in the event that Futronix Acquisition and any dissenting Futronix Shareholders do not agree as to the value of the dissenting shareholders' shares; such determination will depend, among other considerations, upon the number of dissenting Futronix Shareholders with whom such a disagreement exists and the magnitude of the difference in the parties' respective opinions as to the value of the dissenting shareholders' shares.

     In considering such a claim, the court will determine which of the dissenting Futronix Shareholders have complied with the provisions of the TBCA and are entitled to valuation and payment for their shares and will appoint one or more qualified appraisers to assist in the determination of the fair value of the shares upon such investigation as the appraisers consider proper. The appraisers shall afford a reasonable opportunity to the dissenting Futronix Shareholders and Futronix Acquisition to submit evidence as to the value of the shares.

     Upon receipt of the appraisers' report, the court will by its judgment determine the fair value of the shares of the dissenting Futronix Shareholders and will direct Futronix Acquisition, upon its receipt of the dissenting Futronix Shareholders' duly endorsed stock certificates, to pay to the dissenting shareholders the amount of the fair value of their shares, with interest thereon beginning 91 days after the Effective Time of the Merger to the date of the judgment. Upon payment of the judgment, the dissenting Futronix Shareholders will cease to have any interest in the shares or in Futronix Acquisition. The court will allow the appraisers a reasonable fee as court costs and will allocate all court costs between the parties in such manner as it determines to be fair and equitable.

     Any dissenting Futronix Shareholder may withdraw his demand at any time before receiving payment for his shares or before a petition has been filed seeking determination of the fair value of his or her shares. No such dissenting shareholder may withdraw his demand after payment for the shares has been made or, unless Futronix Acquisition consents to the withdrawal, after such a petition has been filed.

     Futronix Shareholders considering appraisal rights should consider that the payment which they eventually receive in exchange for their shares in a dissenters' rights proceeding under Texas law could be less than, equal to, or greater than the eventual market value of the consideration they would receive as a result of the consummation of the Merger.

     Any Futronix Shareholder who exercises his appraisal rights and receives cash from Futronix Acquisition in exchange for his or her shares of Futronix Stock will recognize taxable gain or loss in an amount equal to the difference between (a) the sum of cash received from Futronix Acquisition and (b) the basis of the shares of Futronix Stock so exchanged. Any such gain or loss recognized would be long-term capital gain or loss if such shares constitute capital assets in the hands of the dissenting Futronix Shareholder and have been held by such Futronix Shareholder for more than one year at the Effective Time.

     FUTRONIX SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL.


                                 THE AMENDMENT

     The Kent Board unanimously recommends that the Kent Shareholders approve the Amendment. The Amendment would increase the number of shares of Kent Common Stock which Kent has the authority to issue from 30,000,000 shares to 60,000,000 shares, and the Amendment would become effective upon the filing of Articles of Amendment to the Kent Articles of Incorporation with the Secretary of State of Texas. Upon the effectiveness of the Amendment, the first paragraph of Article IV of the Kent Articles of Incorporation would read in its entirety as follows:

          "The aggregate number of shares which the corporation shall have the authority to issue is sixty million (60,000,000) shares of Common Stock, without par value, and two million (2,000,000) shares of Preferred Stock, $1.00 par value per share."

     The Merger Agreement requires an aggregate of 2,108,395 shares of Kent Common Stock to be issued to the Futronix Shareholders and the Wire & Cable
Shareholders in consideration of the Merger. As of             , 1996, there
were        shares of Kent Common Stock outstanding and an aggregate of shares of Kent Common Stock reserved for issuance upon exercise of options
granted under Kent's stock option plans, leaving        shares of Kent Common
Stock authorized and available for issuance. Accordingly, the Merger is contingent upon the requisite approval of the Amendment by Kent Shareholders.

     In addition, the Kent Board believes that it is important for Kent to have a sufficient reserve of shares of Kent Common Stock available for the future needs of Kent. Increasing the number of authorized shares of Kent Common Stock will facilitate the acquisition of other companies and properties and make shares of Kent Common Stock available for other corporate purposes, including any future issuances of Kent Common Stock in public or private financings, payment of stock dividends, or upon subdivision of outstanding shares through stock splits, or upon conversion or exercise of any convertible securities, options, warrants or rights which may hereafter be issued for any desirable corporate purpose. Having such additional authorized shares of Kent Common Stock available for issuance in the future will give Kent greater flexibility and will allow such shares to be issued without the expense and delay of a special shareholders meeting. The additional shares of Kent Common Stock will be available for issuance without further action by the Kent Shareholders, unless such action is required by applicable law or the rules of any stock exchange on which Kent's securities may then be listed. Other than in consideration of the Merger, as otherwise contemplated by the Merger Agreement, or under its current stock option plans, Kent does not have any plans, agreements, understandings or arrangements that could or will result in the issuance of any Kent Common Stock.

     Under certain circumstances, the shares available for additional issuance could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of Kent. Also, any of such additional shares of Kent Common Stock could be privately placed with purchasers who might side with management of Kent in opposing a tender offer by a third party. However, the Amendment is not being sought in order to frustrate any attempt to acquire control of Kent, and Kent is not aware of any such attempt.

                 DESCRIPTION OF KENT COMMON AND PREFERRED STOCK

     The following summary of the material terms and provisions of Kent Common Stock and Kent Preferred Stock (as defined below) is qualified in its entirety by reference to the Kent Articles (as defined below), which expressly include the terms of the Kent Common Stock and Kent Preferred Stock. The Kent Articles are incorporated by reference as Exhibits 3.1, 3.2, 3.3 and 3.4 to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

KENT COMMON STOCK

     Kent is authorized to issue 30,000,000 shares of Kent Common Stock, and upon approval of the Amendment by Kent Shareholders, Kent will be authorized to issue 60,000,000 shares of Kent Common Stock. Holders of Kent Common Stock are entitled to one vote per share on all matters on which they are entitled to vote. Because holders of Kent Common Stock do not have cumulative voting rights, holders of a majority of the shares voting for the election of directors can elect all of the members of the Board of Directors. Except as required by Texas law for certain extraordinary transactions and as set forth below under "Charter and Bylaw Provisions," a majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. The Kent Common Stock is not redeemable and has no conversion or preemptive rights. All of the outstanding shares of Kent Common Stock are, and all of the shares offered hereby, when issued in consideration of the Merger as contemplated by the Merger Agreement, will be fully paid and nonassessable. In the event of the liquidation or dissolution of Kent, subject to the rights of the holders of any outstanding shares of Kent Preferred Stock, the holders of Kent Common Stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. Kent may pay dividends when and as declared by the Board of Directors from funds legally available therefor. See "Market Prices and Dividend Policy."

KENT PREFERRED STOCK

     The Kent Board is authorized to issue up to 2,000,000 shares of Kent preferred stock, par value $1.00 per share ("Kent Preferred Stock"). No shares of Kent Preferred Stock are currently outstanding. The Kent Board is authorized to divide the Kent Preferred Stock into series and, with respect to each series, to determine the dividend rights, dividend rate, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. The Kent Board could, without shareholder approval, issue Kent Preferred Stock with voting rights and other rights that could adversely affect the voting power of holders of Kent Common Stock and could be used to prevent a hostile takeover of Kent. The Kent Board has set the terms and conditions of a series of Kent Preferred Stock consisting of 200,000 shares designated as Kent Series A Preferred Stock in connection with the adoption of a shareholder rights plan. See "-- Shareholder Rights Plan." Except in connection with the possible triggering of such plan, Kent has no present plans to issue any shares of Kent Preferred Stock.

CHARTER AND BYLAW PROVISIONS

     The Kent Articles have a "fair price" provision relating to certain business combinations, including certain mergers, consolidations, asset and stock conveyances, liquidations and reclassifications. The "fair price" provision provides that, except in certain circumstances, any such business combination between Kent and an interested shareholder (defined generally as a person or entity that owns or has owned within the past two years, directly or indirectly, 10% or more of Kent's outstanding voting stock) must be approved by the affirmative vote of the holders of 80% of the outstanding voting stock of Kent, unless certain pricing and procedural requirements regarding the business combination are satisfied. For instance, one such requirement is that the aggregate consideration to be paid for each share of Kent Common Stock must be at least equal to the highest per share price paid by the interested shareholder to acquire any share of Kent Common Stock during a specified period. Additionally, the higher voting requirements do not apply to transactions approved by a majority of the "continuing directors." Generally, a director is deemed to be a continuing director if he was a director on May 15, 1987, or was appointed by a majority of other continuing directors or elected by the shareholders after having been recommended by a majority of other continuing directors. The "fair price" provision could make it more difficult for a third party to acquire control of Kent. See "Comparison of Shareholder Rights-Interested Shareholder Transactions."

     The Kent Board is classified into three classes of directors who serve staggered three-year terms. Newly created directorships or vacancies on the Board may only be filled by a majority vote of directors then in office, and directors may be removed during their term only for cause and only by the affirmative vote of two-thirds of all shares of voting stock. The Kent Bylaws (as defined below) also require that the provisions described above may not be further amended, altered, changed or appealed, nor may the number of directors be increased, without either the affirmative vote of 80% of the shares of capital stock of Kent entitled to vote generally in the election of directors or the approval of a majority of directors in office. These provisions may have the effect of discouraging hostile or unsolicited takeover attempts or proxy contests or, alternatively, may encourage persons considering such actions to negotiate with the existing Kent Board.

SHAREHOLDER RIGHTS PLAN

     The Kent Board has created certain rights (the "Rights") and authorized the issuance of one Right (subject to adjustment) for each outstanding share of Kent Common Stock to shareholders of record at the close of business on May 24, 1990 (the "Record Date"). In addition, the related Rights Agreement provides for the issuance of one Right for each share of Kent Common Stock issued after adoption of the Rights Agreement (as defined below). After adjustment for Kent's three for two stock split to shareholders of record on February 15, 1995, and Kent's two for one stock split to shareholders of record on February 15, 1996, there is currently one-third of a Right associated with each share of Kent Common Stock. Each Right entitles the registered holder to purchase from Kent one one-hundredth of a share of Kent Series A Preferred Stock, $1.00 par value per share, of Kent (the "Series A Preferred Stock") at a price of $40 per one one-hundredth of a share (subject to adjustment), payable in cash. The description and terms of the Rights are set forth in a

Rights Agreement between Kent and Ameritrust Company National Association, as Rights Agent, dated as of May 14, 1990 (the "Rights Agreement").

     Although the Rights are not intended to prevent a takeover of Kent at a full and fair price, they have certain anti-takeover effects. They deter an attempt to acquire Kent in a manner which seeks to deprive Kent's Shareholders of the full and fair value of their investment and may deter attempts by significant shareholders to take advantage of Kent and its shareholders through certain self-dealing transactions. The Rights may cause substantial dilution to a person or group that acquires or attempts to acquire Kent without the rights being redeemed. Accordingly, the Rights should encourage any potential acquiror to seek to negotiate with the Kent Board. Unless the approval is first obtained from the Kent Board or, in limited circumstances, the shareholders of Kent, the Rights may deter transactions, including tender offers, which the majority of Kent Shareholders may believe are beneficial to them. Under the Rights Agreement, one-third of a Right will also be issued with each share of Kent Common Stock issued in consideration of the Merger.

                        COMPARISON OF SHAREHOLDER RIGHTS

     At the Effective Time, the shareholders of Futronix, a Texas corporation, will become shareholders of Kent, a Texas corporation, and Texas law will govern such shareholders' rights after the Merger. Differences among Kent's Articles of Incorporation, as amended, and Amended and Restated Bylaws (respectively, the "Kent Articles" and the "Kent Bylaws") and Futronix's Articles of Incorporation, as amended, and by-laws, as amended (respectively, the "Futronix Articles" and the "Futronix By-Laws"), will result in various changes in the rights of shareholders of Futronix.

     The following is a summary of material differences between the rights of shareholders of Kent under the Kent Articles and Kent Bylaws, as compared with those of Futronix Shareholders under the Futronix Articles and Futronix By-Laws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the TBCA, Kent Articles, Kent Bylaws, Futronix Articles and Futronix By-Laws, to which the Futronix Shareholders are referred.

CLASSIFIED BOARD OF DIRECTORS

     In accordance with the Kent Bylaws, the Kent Board is divided into three classes with the members of each class serving for a three year term. The members of one class are elected at each annual meeting of Kent Shareholders. After the appointment of Mr. Hunt as a director of Kent, the Kent Board will consist of six members with each class having two members. The fact that the Kent Board is divided into three classes may have the effect of discouraging hostile or unsolicited takeover attempts or proxy contests or, alternatively, may encourage persons considering such actions to negotiate with the existing Kent Board. Neither the Futronix Articles nor the Futronix By-Laws provide for classification of the Futronix Board. All members of the Futronix Board are elected annually.

REMOVAL OF DIRECTORS

     Under the TBCA, a Texas corporation may provide in its articles of incorporation or bylaws that directors may be removed with or without cause in accordance with the provisions of the bylaws or articles of incorporation. The Kent Bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of all shares of stock entitled to vote, voting together as a single class. The Futronix By-Laws provide that directors may be removed with or without cause by a vote of the holders of the majority of shares then entitled to vote at an election of directors.

CALL OF SPECIAL SHAREHOLDER MEETINGS

     Under the TBCA, special meetings of shareholders may be called by the president, the board of directors, a person authorized by the articles of incorporation or bylaws, or by holders of not less than 10% of all the shares entitled to vote, unless the articles of incorporation provide otherwise, but in no event may the articles of incorporation require a number of shares greater than 50% to call a special meeting. The Kent Bylaws provide that special shareholder meetings may be called by the chairman of the board, any one of the directors, the president or at the written request of shareholders owning not less than one-tenth of all of the shares of the corporation issued and outstanding and entitled to vote. The Futronix By-Laws provide that a special meeting may be called by the president, a vice president, the board of directors, or the holders of at least 10% of all the then-issued and outstanding voting shares of the capital stock entitled to vote at such meeting.

DISSENTERS' RIGHTS

     The TBCA generally entitles a shareholder to exercise its appraisal rights upon a merger of the corporation (except for the limited classes of mergers for which no shareholder approval is required, and as set forth hereunder), the sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation if not made in the usual and regular course of business, or a share exchange in which the shares of the shareholder are to be acquired, if the shareholder complies with the requirements of Articles 5.12 and 5.13 thereof. The TBCA, however, does not provide appraisal rights for shareholders with respect to any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (a) the shares held by the shareholder are part of a class of shares which are listed on a national securities exchange, or held by not less than 2,000 shareholders and (b) the shareholder is not required by the terms of the plan of merger or exchange to accept for such shareholder's shares any consideration other than (i) shares of a corporation that, immediately after the merger or exchange, will be part of a class or series of shares which are listed, or authorized for listing, on a national securities exchange, or held of record by not less than 2,000 shareholders, and (ii) cash in lieu of fractional shares otherwise entitled to be received.


DIVIDENDS AND DISTRIBUTIONS

     The TBCA provides that the board of directors of a corporation may authorize and the corporation may make distributions subject to any restrictions in its articles of incorporation. However, the TBCA provides that distributions may not be made if, after giving effect to the distribution, the corporation would be insolvent or the distribution exceeds the surplus (defined as the excess, if any, of net assets over stated capital) of the corporation. The Futronix Articles state that the holders of Futronix Convertible Preferred Stock shall not be entitled to dividends or other distributions. The Kent Articles do not restrict the board of directors' authorization to make distributions.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under the TBCA, if a director or officer is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred and shall not be made if the person is found liable for wilful or intentional misconduct, unless a court orders that the person is entitled to indemnity, but the indemnification is limited to reasonable expenses actually incurred.

     The Kent Bylaws provide that the corporation shall indemnify any present or former director or officer against any costs or expenses incurred by such director or officer in connection with the action, suit or proceeding to which the director or officer is made a party by reason of holding such position.

     The Futronix By-Laws provide that the corporation shall indemnify any present or former director or officer against expenses incurred by such director or officer in connection with the defense of any action, civil or criminal, in which he or she is a party by reason of being such director or officer, except in relation to matters as to which he or she shall be adjudged in such action to be liable for negligence or misconduct. The corporation shall also reimburse such director or officer for the reasonable cost of settlement of any such action if it shall be found by a majority of the directors not involved in the matter, whether or not a quorum, that it was in the best interest of the corporation to settle, and that such person was not guilty of negligence or misconduct.

     The TBCA provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation. The TBCA also requires a written affirmation of good faith belief that the director or officer has met the standard of conduct necessary for indemnification.

AMENDMENT TO ARTICLES OF INCORPORATION

     The TBCA requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon for any amendment to the articles of incorporation, unless such level is decreased by the articles of incorporation. The Kent Articles do not decrease such level. The Futronix Articles do not decrease such level.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

     Under the TBCA, a merger or share exchange requires the approval of two-thirds of the shares entitled to vote (unless the board of directors requires a greater vote) of each constituent corporation, unless the articles of incorporation provides otherwise, except if the domestic corporation meets the following requirements: (a) the corporation will be the sole surviving corporation in the merger; (b) the articles of incorporation will remain unchanged after the merger; (c) each shareholder will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger; (d) the voting power of outstanding voting shares immediately after the merger plus the voting power of the total number of voting shares issuable as a result of the merger will not exceed by more than 20% of the voting power of the total number of voting shares outstanding before the merger; (e) the number of outstanding participating shares immediately after the merger plus the number of participating shares issuable as a result of the merger will not exceed by more than 20% the total number of participating shares outstanding before the merger; and (f) the board of directors adopts a resolution approving the plan of merger. A dissolution or a sale, lease, exchange or other disposition of substantially all of the corporation's assets if not made in the usual and regular course of business also requires shareholder approval. Such a transaction is in the usual and ordinary course of business if the corporation shall, directly or indirectly, either continue to engage in one or more businesses or apply the consideration received in connection with the transaction to the conduct of a business in which it engages following the transaction. Under the TBCA, the approval of a dissolution or such a sale of substantially all of the corporation's assets also requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote thereon.


INTERESTED SHAREHOLDER TRANSACTIONS

     The TBCA does not include any provision governing a business combination between a corporation and an interested shareholder, and the Futronix Articles do not contain a business combination provision. The Kent Articles provide that eighty percent of all shares of stock of the corporation entitled to vote in elections of directors, considered for this purpose as one class, shall be required for the adoption or authorization of a "Business Combination" with or involving any "Interested Shareholder," provided, however, that such eighty percent voting requirement shall not apply if certain conditions are satisfied. A Business Combination includes a (1) merger, consolidation or sale, lease, transfer, exchange, mortgage, pledge, or other disposition of all or substantially all of the assets of the corporation and its subsidiaries to an Interested Shareholder, (2) a liquidation or dissolution of the corporation on behalf of an Interested Shareholder, (3) the issuance by the corporation of any securities of the corporation to an Interested Shareholder, and (4) any reclassification of securities or other transaction which has the effect of increasing an Interested Shareholder's proportionate share of stock of the corporation. Interested Shareholder means (1) anyone who is the beneficial owner immediately prior to the consummation of the Business Combination of ten percent or more of the voting stock, (2) anyone who at any time within two years preceding the consummation of a Business Combination was the beneficial owner of ten percent or more of the voting stock and (3) any assignee of shares of voting stock which were at any time within two years preceding the consummation of a Business Combination owned by an Interested Shareholder, if such assignment did not involve a public offering.

SHAREHOLDER RIGHTS PLAN

     Under the Rights Agreement, Kent has issued Rights that are associated with Kent Common Stock. Currently, there is one-third of a Right associated with each share of outstanding Kent Common Stock, and each Right entitles the registered holder to purchase from Kent one one-hundredth of a share of Series A Preferred Stock at a price of $40 per one one-hundredth of a share (subject to adjustment), payable in cash. As discussed above, the Rights have certain anti-takeover effects. Futronix has not adopted a shareholder rights plan. See "Description of Kent Common and Preferred Stock -- Shareholder Rights Plan."

DIRECTOR LIABILITY

     The Texas Miscellaneous Corporation Laws Act provides that a corporation may include in its certificate or articles of incorporation a provision which limits or eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including intentional misconduct and breach of the duty of loyalty.

     The Kent Articles and the Futronix Articles provide that the liability of directors shall be eliminated or limited to the fullest extent permitted by Texas law, including any changes in the law after adoption of such articles.

                       MARKET PRICES AND DIVIDEND POLICY

     Kent Common Stock is traded on the New York Stock Exchange under the symbol "KNT". The following table sets forth the actual high and low closing sale prices per share for the Kent Common Stock for the periods indicated as reported in The Wall Street Journal.

                                                                            KENT COMMON
                                                                               STOCK
                                                                          ----------------
                                   PERIOD                                  HIGH      LOW
    --------------------------------------------------------------------  ------    ------
    Fiscal Year Ended April 1, 1995
      First Quarter.....................................................  $10.67    $ 8.92
      Second Quarter....................................................   12.17     10.17
      Third Quarter.....................................................   13.33     11.42
      Fourth Quarter....................................................   15.38     12.49
    Fiscal Year Ended March 30, 1996
      First Quarter.....................................................   18.94     14.06
      Second Quarter....................................................   22.38     18.75
      Third Quarter.....................................................   29.25     19.31
      Fourth Quarter....................................................   35.38     26.00
    Fiscal Year Ending March 29, 1997
      First Quarter.....................................................   43.25     26.75
      Second Quarter....................................................   32.25     17.00
      Third Quarter (through December   , 1996).........................

     On September 24, 1996, the last trading day prior to the announcement by Kent that it had reached an agreement concerning the Merger, the closing sale
price of Kent Common Stock as reported on the NYSE was $          per share. On
December   , 1996, the closing sale price of Kent Common Stock as reported on
the NYSE was $          per share. The number of record holders of the Kent
Common Stock, the Futronix Stock and the Wire & Cable Common Stock as of
December   , 1996 was           , 77, and two, respectively.

     There is no public trading market for the Futronix Stock or the Wire & Cable Common Stock.

     Kent has not declared or paid any cash dividends on the Kent Common Stock, and does not anticipate paying any cash dividends in the foreseeable future. Kent currently intends to retain future earnings to finance operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of the Kent Board and will be dependent upon Kent's financial condition, operating results, capital requirements and such other factors as the Kent Board deems relevant.

                          RESALE OF KENT COMMON STOCK

     Kent Common Stock to be issued to holders of Futronix Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Futronix within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Futronix, the beneficial owners of ten percent or more of Futronix Common Stock and certain of their related interests may be deemed to be affiliates of Futronix. Such affiliates are not permitted to transfer any Kent Common Stock except in compliance with certain resale requirements set forth in the Securities Act and the rules and regulations thereunder. Under current law, these requirements include: (i) the further registration under the Securities Act of the shares of Kent Common Stock to be sold, (ii) compliance with Rule 145 promulgated under the Securities Act permitting limited sales under certain circumstances, or (iii) the availability of another exemption from such registration. Kent Common Stock to be issued to holders of Wire & Cable Common Stock upon consummation of the Merger will be "restricted securities" pursuant to Rule 144 under the Securities Act. Such holders of Wire & Cable Common Stock are not permitted to transfer any Kent Common Stock except in compliance with certain resale requirements set forth in the Securities Act and the rules and regulations thereunder. Under current law, these requirements include: (i) the further registration under the Securities Act of the shares of Kent Common Stock to be sold, (ii) compliance with Rule 144 promulgated under the Securities Act permitting limited sales under certain circumstances, or (iii) the availability of another exemption from such registration. Kent has committed to use commercially reasonable efforts to register as soon as practicable after the Closing Date the sale of shares of Kent Common Stock received in the Merger by affiliates of Futronix and holders of Wire & Cable Common Stock. The directors and executive officers of Wire & Cable, the beneficial owners of ten percent or more of Wire & Cable Common Stock and certain of their related interests may be deemed to be affiliates of Wire & Cable. Futronix and Wire & Cable are required to use their best efforts to cause the affiliates of Futronix and Wire & Cable to deliver to Kent prior to the Effective Time, a written agreement providing that each such affiliate will not sell, pledge, transfer, or otherwise dispose of Kent Common Stock to be received by such person in the Merger, except in a manner which is consistent with Kent's accounting for the Merger as a pooling of interests and in compliance with the applicable provisions of the Securities Act and the respective rules and regulations thereunder. See "The
Merger -- Accounting Treatment," and Appendix I.

     To the extent any Futronix Warrants are not exercised prior to the Effective Time, the Futronix Warrants will, pursuant to their terms, be converted into the right to purchase 0.39077 shares of Kent Common Stock for each share of Futronix Common Stock for which a Futronix Warrant is now exercisable. Holders of Futronix Warrants who exercise their Futronix Warrants subsequent to the Effective Time will not receive registered shares of Kent Common Stock pursuant to this Registration Statement, but will receive "restricted securities," which may not be transferred except in compliance with certain resale requirements set forth in the Securities Act and the rules and regulations thereunder.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited pro forma combined balance sheet as of September 28, 1996 and the unaudited pro forma combined statements of earnings for each of the fiscal years ended March 30, 1996, April 1, 1995 and April 2, 1994 and the six months ended September 28, 1996 and September 30, 1995 (the "Unaudited Pro Forma Combined Financial Statements") reflect the Merger using the "pooling of interests" method of accounting as if Kent, Futronix and Wire & Cable have always operated as one company. The pro forma combined balance sheet reflects the combination of the historical balance sheets of Kent as of September 28, 1996 and Futronix and Wire & Cable as of September 30, 1996, adjusted for the issuance of Kent Common Stock pursuant to the Merger, the effect of non-recurring acquisition and transaction costs, the redemption of 2,200,000 shares of Futronix Nonconvertible Preferred Stock (identified in the financial statements as Mandatorily Redeemable Preferred Stock) and the repayment of notes payable and long-term debt. The pro forma combined statements of earnings reflect the Merger by combining the results of operations of Kent for the fiscal years ended March 30, 1996, April 1, 1995 and April 2, 1994 and the six months ended September 28, 1996 and September 30, 1995 with the Futronix and Wire & Cable results of operations for the years ended December 31, 1995, 1994 and 1993, and the six months ended September 30, 1996 and 1995, respectively. The pro forma combined statements of earnings have been adjusted for the estimated income taxes (federal and state) that would have been incurred by Wire & Cable and Futronix if they had been taxable entities for all periods presented and the reduction of interest expense offset by the reduction of interest and dividend income, net of income tax effect, which would not have been incurred during each period assuming the repayment of notes payable and long-term debt.

     The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the results of operations or financial position that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the related historical financial statements and notes thereto of Kent, which are incorporated by reference, and of Futronix and Wire & Cable, which are included in this Joint Proxy Statement/Prospectus.

                          KENT ELECTRONICS CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 28, 1996

                                                      HISTORICAL
                                        ---------------------------------------                           PRO FORMA
                                                        WIRE AND                                 ---------------------------
                                            KENT         CABLE       FUTRONIX        TOTAL       ADJUSTMENTS      COMBINED
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                                           ASSETS
Current Assets
  Cash and equivalents................. $ 47,443,000   $    4,783   $   747,317   $ 48,195,100   $(21,097,838)  $ 27,097,262
  Trading securities, net..............   26,877,000           --            --     26,877,000             --     26,877,000
  Accounts receivable, net.............   65,782,000    3,483,511     7,465,788     76,731,299             --     76,731,299
  Inventories
     Materials and purchased
       products........................   53,374,000    4,949,179    18,685,022     77,008,201             --     77,008,201
     Work in process...................    1,887,000           --            --      1,887,000             --      1,887,000
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                          55,261,000    4,949,179    18,685,022     78,895,201             --     78,895,201
  Other................................    4,445,000      124,195        92,445      4,661,640             --      4,661,640
                                        ------------   ----------   -----------   ------------   ------------   ------------
          Total current assets.........  199,808,000    8,561,668    26,990,572    235,360,240    (21,097,838)   214,262,402
Property & Equipment
  Land.................................    7,439,000           --            --      7,439,000             --      7,439,000
  Buildings............................   26,088,000           --            --     26,088,000             --     26,088,000
  Equipment, furniture and fixtures....   55,295,000    1,075,662     1,909,444     58,280,106             --     58,280,106
  Leasehold improvements...............    1,778,000           --       680,694      2,458,694             --      2,458,694
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                          90,600,000    1,075,662     2,590,138     94,265,800             --     94,265,800
          Less accumulated depreciation
            and amortization...........  (20,195,000)    (713,188)     (691,658)   (21,599,846)            --    (21,599,846)
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                          70,405,000      362,474     1,898,480     72,665,954             --     72,665,954
Deferred Income Taxes..................    1,319,000           --            --      1,319,000             --      1,319,000
Other Assets...........................    4,120,000       36,665     1,003,193      5,159,858     (1,000,000)     4,159,858
Cost in Excess of Net Assets Acquired,
  net..................................   12,619,000           --            --     12,619,000             --     12,619,000
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                        $288,271,000   $8,960,807   $29,892,245   $327,124,052   $(22,097,838)  $305,026,214
                                        ============   ==========   ===========   ============   ============   ============
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current maturities of long term
     debt.............................. $         --   $3,502,520   $14,150,000   $ 17,652,520   $(17,652,520)  $         --
  Accounts payable.....................   32,730,000    2,634,120     6,789,585     42,153,705             --     42,153,705
  Accrued compensation.................    4,446,000      177,403       225,126      4,848,529             --      4,848,529
  Other accrued liabilities............    5,215,000       60,299     1,483,414      6,758,713      4,000,000     10,758,713
  Income taxes.........................    2,604,000       21,772        18,089      2,643,861     (2,000,000)       643,861
                                        ------------   ----------   -----------   ------------   ------------   ------------
          Total current liabilities....   44,995,000    6,396,114    22,666,214     74,057,328    (15,652,520)    58,404,808
Long-Term Debt.........................           --        2,125     1,243,193      1,245,318     (1,245,318)            --
Long-Term Liabilities..................    1,418,000           --            --      1,418,000             --      1,418,000
Deferred Income Taxes..................           --           --        54,000         54,000             --         54,000
Mandatorily Redeemable Preferred
  Stock................................           --           --     2,200,000      2,200,000     (2,200,000)            --
Stockholders' Equity
  Preferred stock......................           --           --            --             --             --             --
  Convertible preferred stock..........           --           --     1,000,000      1,000,000     (1,000,000)            --
  Common stock (26,025,445 pro forma
     outstanding shares at September
     28, 1996).........................   40,072,000        1,000        16,367     40,089,367        (17,367)    40,093,084
                                                                                                       21,084
  Additional paid-in capital...........  110,444,000       90,000     1,509,415    112,043,415     (1,599,415)   113,039,698
                                                                                                    2,595,698
  Retained earnings....................   92,319,000    2,471,568     1,203,056     95,993,624     (3,000,000)    92,993,624
  Less: common stock in treasury, at
     cost..............................     (977,000)          --            --       (977,000)            --       (977,000)
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                         241,858,000    2,562,568     3,728,838    248,149,406     (3,000,000)   245,149,406
                                        ------------   ----------   -----------   ------------   ------------   ------------
                                        $288,271,000   $8,960,807   $29,892,245   $327,124,052   $(22,097,838)  $305,026,214
                                        ============   ==========   ===========   ============   ============   ============

         See Notes to Unaudited Pro Forma Combined Financial Statements

                          KENT ELECTRONICS CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                        FISCAL YEAR ENDED APRIL 2, 1994

                                                                                                        PRO FORMA
                                                                                        -----------------------------------------
                                                                                               ADJUSTMENTS
                                        HISTORICAL                                      -------------------------
                       ---------------------------------------------                    S CORPORATION
                           KENT        WIRE AND CABLE     FUTRONIX         TOTAL         INCOME TAX      INTEREST      COMBINED
                       ------------    --------------    -----------    ------------    -------------    --------    ------------
Net sales............  $192,887,055     $ 11,023,490     $ 2,873,772    $206,784,317      $      --      $     --    $206,784,317
Cost of sales........   142,238,725        8,083,533       1,311,331     151,633,589             --            --     151,633,589
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
          Gross
            profit...    50,648,330        2,939,957       1,562,441      55,150,728             --            --      55,150,728
Selling, general and
  administrative
  expenses...........    36,012,168        2,522,665       1,322,632      39,857,465             --            --      39,857,465
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
          Operating
            profit...    14,636,162          417,292         239,809      15,293,263             --            --      15,293,263
Other income
  (expense)
  Interest expense...       (15,000)         (71,719)        (69,138)       (155,857)            --       140,857         (15,000)
  Other -- net
     (principally
     interest and
     dividend
     income).........       757,912            7,570              --         765,482             --       (74,300)        691,182
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
Earnings before
  income taxes.......    15,379,074          353,143         170,671      15,902,888             --        66,557      15,969,445
Income taxes.........     5,844,000               --              --       5,844,000        199,049        25,292       6,068,341
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
          NET
          EARNINGS...  $  9,535,074     $    353,143     $   170,671    $ 10,058,888      $(199,049)     $ 41,265    $  9,901,104
                       ============     ============     ===========    ============      =========      ========    ============
Earnings per share...                                                                                                $       0.48
                                                                                                                     ============
Weighted average
  shares.............                                                                                                  20,803,917
                                                                                                                     ============

         See Notes to Unaudited Pro Forma Combined Financial Statements

                          KENT ELECTRONICS CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                        FISCAL YEAR ENDED APRIL 1, 1995

                                                                                                        PRO FORMA
                                                                                        -----------------------------------------
                                                                                               ADJUSTMENTS
                                        HISTORICAL                                      -------------------------
                       ---------------------------------------------                    S CORPORATION
                           KENT        WIRE AND CABLE     FUTRONIX         TOTAL         INCOME TAX      INTEREST      COMBINED
                       ------------    --------------    -----------    ------------    -------------    --------    ------------
Net sales............  $253,483,742     $ 20,241,965     $ 5,950,633    $279,676,340      $      --      $     --    $279,676,340
Cost of sales........   188,606,215       15,305,308       3,023,935     206,935,458             --            --     206,935,458
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
          Gross
            profit...    64,877,527        4,936,657       2,926,698      72,740,882             --            --      72,740,882
Selling, general and
  administrative
  expenses...........    43,917,091        3,856,745       2,254,538      50,028,374             --            --      50,028,374
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
  Operating profit...    20,960,436        1,079,912         672,160      22,712,508             --            --      22,712,508
Other income
  (expense)
  Interest expense...       (18,000)        (171,909)       (150,085)       (339,994)            --       321,994         (18,000)
  Other -- net
     (principally
     interest and
     dividend
     income).........     1,132,686            5,524              --       1,138,210             --      (206,400)        931,810
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
Earnings before
  income taxes.......    22,075,122          913,527         522,075      23,510,724             --       115,594      23,626,318
Income taxes.........     8,689,000               --         220,904       8,909,904        353,337        46,237       9,309,478
                       ------------     ------------     -----------    ------------      ---------      --------    ------------
          NET
          EARNINGS...  $ 13,386,122     $    913,527     $   301,171    $ 14,600,820      $(353,337)     $ 69,357    $ 14,316,840
                       ============     ============     ===========    ============      =========      ========    ============
Earnings per share...                                                                                                $       0.67
                                                                                                                     ============
Weighted average
  shares.............                                                                                                  21,475,252
                                                                                                                     ============

         See Notes to Unaudited Pro Forma Combined Financial Statements

                          KENT ELECTRONICS CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                        FISCAL YEAR ENDED MARCH 30, 1996

                                                                                                       PRO FORMA
                                                                                       ------------------------------------------
                                                                                              ADJUSTMENTS
                                       HISTORICAL                                      --------------------------
                      ---------------------------------------------                    S CORPORATION
                          KENT        WIRE AND CABLE     FUTRONIX         TOTAL         INCOME TAX      INTEREST       COMBINED
                      ------------    --------------    -----------    ------------    -------------    ---------    ------------
Net sales...........  $372,018,931     $ 24,511,091     $29,279,781    $425,809,803      $      --      $      --    $425,809,803
Cost of sales.......   273,290,618       18,877,741      21,474,056     313,642,415             --             --     313,642,415
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
          Gross
           profit...    98,728,313        5,633,350       7,805,725     112,167,388             --             --     112,167,388
Selling, general and
  administrative
  expenses..........    55,750,449        4,247,265       6,108,005      66,105,719             --             --      66,105,719
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
          Operating
           profit...    42,977,864        1,386,085       1,697,720      46,061,669             --             --      46,061,669
Other income
  (expense)
  Interest
     expense........       (20,004)        (187,382)       (690,071)       (897,457)            --        877,453         (20,004)
  Other -- net
     (principally
     interest and
     dividend
     income)........     3,927,495            3,990              --       3,931,485             --       (646,400)      3,285,085
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
Earnings before
  income taxes......    46,885,355        1,202,693       1,007,649      49,095,697             --        231,053      49,326,750
Income taxes........    18,910,100               --         393,404      19,303,504        490,733         92,421      19,886,658
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
          NET
         EARNINGS...  $ 27,975,255     $  1,202,693     $   614,245    $ 29,792,193      $(490,733)     $ 138,632    $ 29,440,092
                      ============     ============     ===========    ============      =========      =========    ============
Earnings per
  share.............                                                                                                 $       1.19
                                                                                                                     ============
Weighted average
  shares............                                                                                                   24,695,852
                                                                                                                     ============

         See Notes to Unaudited Pro Forma Combined Financial Statements

                          KENT ELECTRONICS CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      SIX MONTHS ENDED SEPTEMBER 30, 1995

                                                                                                        PRO FORMA
                                                                                         ----------------------------------------
                                                                                                ADJUSTMENTS
                                            HISTORICAL                                   -------------------------
                            -------------------------------------------                  S CORPORATION
                                KENT       WIRE AND CABLE    FUTRONIX        TOTAL        INCOME TAX     INTEREST      COMBINED
                            ------------   --------------   -----------   ------------   -------------   ---------   ------------
Net sales.................  $167,775,000    $ 12,773,511    $15,817,477   $196,365,988     $      --     $      --   $196,365,988
Cost of sales.............   123,999,000       9,905,807     11,659,164    145,563,971            --            --    145,563,971
                            ------------    ------------    -----------   ------------     ---------     ---------   ------------
          Gross profit....    43,776,000       2,867,704      4,158,313     50,802,017            --            --     50,802,017
Selling, general and
  administrative
  expenses................    26,934,000       2,309,423      3,343,454     32,586,877            --            --     32,586,877
                            ------------    ------------    -----------   ------------     ---------     ---------   ------------
          Operating
            profit........    16,842,000         558,281        814,859     18,215,140            --            --     18,215,140
Other income (expense)
  Interest expense........       (10,000)        (99,168)      (405,858)      (515,026)           --       505,026        (10,000)
  Other -- net
     (principally interest
     and dividend
     income)..............       997,000              --             --        997,000            --      (345,827)       651,173
                            ------------    ------------    -----------   ------------     ---------     ---------   ------------
Earnings before income
  taxes...................    17,829,000         459,113        409,001     18,697,114            --       159,199     18,856,313
Income taxes..............     7,132,000              --        139,067      7,271,067       208,178        63,680      7,542,925
                            ------------    ------------    -----------   ------------     ---------     ---------   ------------
          NET EARNINGS....  $ 10,697,000    $    459,113    $   269,934   $ 11,426,047     $(208,178)    $  95,519   $ 11,313,388
                            ============    ============    ===========   ============     =========     =========   ============
Earnings per share........                                                                                           $       0.50
                                                                                                                     ============
Weighted average shares...                                                                                             22,488,147
                                                                                                                     ============

         See Notes to Unaudited Pro Forma Combined Financial Statements

                          KENT ELECTRONICS CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      SIX MONTHS ENDED SEPTEMBER 28, 1996

                                                                                                       PRO FORMA
                                                                                       ------------------------------------------
                                                                                              ADJUSTMENTS
                                       HISTORICAL                                      --------------------------
                      ---------------------------------------------                    S CORPORATION
                          KENT        WIRE AND CABLE     FUTRONIX         TOTAL         INCOME TAX      INTEREST       COMBINED
                      ------------    --------------    -----------    ------------    -------------    ---------    ------------
Net sales...........  $208,521,000     $ 13,484,007     $27,171,795    $249,176,802      $      --      $      --    $249,176,802
Cost of sales.......   157,059,000       10,508,953      21,685,811     189,253,764             --             --     189,253,764
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
          Gross
           profit...    51,462,000        2,975,054       5,485,984      59,923,038             --             --      59,923,038
Selling, general and
  administrative
  expenses..........    28,653,000        2,292,951       4,567,460      35,513,411             --             --      35,513,411
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
          Operating
           profit...    22,809,000          682,103         918,524      24,409,627             --             --      24,409,627
Other income
  (expense)
  Interest
     expense........       (26,000)        (138,111)       (501,713)       (665,824)            --        639,824         (26,000)
  Other -- net
     (principally
     interest and
     dividend
     income)........     2,838,000          (32,845)             --       2,805,155             --       (399,200)      2,405,955
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
Earnings before
  income taxes......    25,621,000          511,147         416,811      26,548,958             --        240,624      26,789,582
Income taxes........    10,120,000               --         146,673      10,266,673        224,510         96,250      10,587,433
                      ------------     ------------     -----------    ------------      ---------      ---------    ------------
          NET
         EARNINGS...  $ 15,501,000     $    511,147     $   270,138    $ 16,282,285      $(224,510)     $ 144,374    $ 16,202,149
                      ============     ============     ===========    ============      =========      =========    ============
Earnings per
  share.............                                                                                                 $       0.59
                                                                                                                     ============
Weighted average
  shares............                                                                                                   27,420,795
                                                                                                                     ============

         See Notes to Unaudited Pro Forma Combined Financial Statements

                          KENT ELECTRONICS CORPORATION

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The accompanying Unaudited Pro Forma Combined Financial Statements reflect the merger (the "Merger") of Futronix Corporation ("Futronix") and Wire & Cable Specialties Corporation ("Wire & Cable") with and into Futronix Acquisition Company, which is a wholly-owned subsidiary of Kent Electronics Corporation ("Kent").

     The Merger is a business combination which will be accounted for by Kent using the "pooling of interests" method of accounting. Accordingly: (i) assets and liabilities are recorded at their book value as they existed on the books of Futronix and Wire & Cable at the time of the Merger (i.e., goodwill is not recorded); (ii) stock issued to effect the Merger is recorded on the books of Kent at $.01 per share, such consideration as fixed by the Kent Board as Kent Stock has no par or stated value; (iii) retained earnings is recorded on the books of Kent as it existed on the books of Futronix and Wire & Cable at the time of the Merger; (iv) any adjustments necessary to make the balance sheet entry balance are made through the additional paid-in capital accounts; and (v) transaction costs, net of tax effect, are to be expensed in the period the Merger's closing date occurs. The Unaudited Pro Forma Combined Balance Sheet reflects the Merger as of September 28, 1996 assuming that the proposed Merger had occurred as of that date. The Unaudited Pro Forma Combined Balance Sheet reflects the combination of the historical balance sheets of Kent as of September 28, 1996 and Futronix and Wire & Cable as of September 30, 1996. The Unaudited Pro Forma Combined Statements of Earnings reflect the Merger by combining the results of operations of Kent for the fiscal years ended March 30, 1996, April 1, 1995 and April 2, 1994, and the six months ended September 28, 1996 and September 30, 1995, with the Futronix and Wire & Cable results of operations for the years ended December 31, 1995, 1994 and 1993 and the six months ended September 30, 1996 and 1995, respectively, on a pooling of interest basis. The Unaudited Pro Forma Combined Financial Statements reflect adjustments described in Notes 2 and 3 below.

     The Unaudited Pro Forma Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings that may result from the Merger. Differences in accounting policies do not have a material effect on either the pro forma financial position or pro forma results of operations and have not been reflected in the Unaudited Pro Forma Combined Financial Statements. Certain reclassifications have been made to the Futronix and Wire & Cable financial data to conform with Kent's presentation.

     The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the results of operations or financial position that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future. These Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the related historical financial statements and notes thereto of Kent, which are incorporated by reference, and of Futronix and Wire & Cable, which are included in this Joint Proxy Statement/Prospectus.

2. PRO FORMA ADJUSTMENTS -- BALANCE SHEET

     The pro forma adjustments to the Unaudited Pro Forma Combined Balance Sheet reflect the following:

     - The issuance of 2,108,395 Kent common shares to effect the merger, including the issuance of 390,770 Kent common shares for the Futronix Convertible Preferred Stock. The amount recorded to common stock is $21,084 based on an assigned value of $.01 per share, an amount determined by the Kent Board of Directors, as Kent has no par or stated value for its stock.

     - Non-recurring acquisition and transaction costs of $5,000,000, net of estimated tax benefits of $2,000,000. Approximately $1,000,000 of these transaction costs have been recorded as Other Assets and Other accrued liabilities in the Futronix historical balance sheet. Other Assets has been adjusted to reflect the impact of expensing the Futronix transaction related costs in the period the Merger's closing date occurs.

     - Redemption of the 2,200,000 shares of Futronix Nonconvertible Preferred Stock (Mandatorily Redeemable Preferred Stock) and the repayment of notes payable and long-term debt.

3. PRO FORMA ADJUSTMENTS -- STATEMENTS OF EARNINGS

     The pro forma adjustments to the Unaudited Pro Forma Combined Statements of Earnings reflect the estimated income taxes (federal and state) that would have been incurred by Wire & Cable and Futronix if they had been taxable entities for all periods presented at an assumed combined effective rate of 40% for the years ended March 30, 1996 and April 1, 1995, and the six months ended September 28, 1996 and September 30, 1995, and of 38% for the year ended April 2, 1994. Wire & Cable was an S corporation for federal and state income tax purposes for all periods presented. Futronix was an S corporation for its reporting year ended December 31, 1993. The pro forma adjustments also reflect the reduction of interest expense offset by the reduction of interest and dividend income, net of income tax effect, which would not have been incurred during each period assuming the repayment of notes payable and long-term debt. The pro forma adjustments do not include the nonrecurring acquisition and transaction costs, including the value appreciation bonus, legal, accounting and advisory fees, incurred in conjunction with the Merger and the planned business combination of Futronix and Wire & Cable.

4. PRO FORMA EARNINGS PER COMMON SHARE

     Earnings per common share are based on the weighted average number of shares of common stock and common stock equivalents outstanding during the periods based on the exchange ratios listed under "The Merger -- Exchange of Stock Certificates and Warrants." The weighted average number of shares used to compute earnings per common share was:

                                                                             WIRE &     PRO FORMA
                                                     KENT       FUTRONIX      CABLE      COMBINED
                                                  ----------    ---------    -------    ----------
Fiscal year ended:
  April 2, 1994.................................. 19,762,000      229,865    812,052    20,803,917
  April 1, 1995.................................. 20,275,000      388,200    812,052    21,475,252
  March 30, 1996................................. 22,986,500      897,300    812,052    24,695,852
Six months ended:
  September 30, 1995............................. 20,789,500      886,595    812,052    22,488,147
  September 28, 1996............................. 25,312,400    1,296,343    812,052    27,420,795

                             INFORMATION ABOUT KENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed by and relating to Kent, including Kent's Annual Report on Form 10-K for the year ended March 30, 1996, are incorporated herein by reference. For Futronix Shareholders and Wire & Cable Shareholders, this Joint Proxy Statement/Prospectus is accompanied by Kent's 1996 Annual Report to Shareholders. The following information contained in Kent's 1996 Annual Report to Shareholders is incorporated herein by reference: (i) certain information concerning Kent Common Stock included on page 12 under the heading "Common Stock;" (ii) the selected consolidated financial data presented on page 12;
(iii) the supplemental financial information set forth under the heading "Quarterly Financial Data (Unaudited)" set forth in the "Notes to Financial Statements" on page 23; and (iv) Management's Discussion and Analysis of the Financial Condition and Results of Operations of Kent on pages 13 through 14. See "Available Information" and "Incorporation of Certain Documents by Reference."

INTERESTS OF CERTAIN PERSONS

     No director or executive officer of Kent has any material direct or indirect financial interest in Futronix, Wire & Cable or the Merger, except as a director, executive officer or shareholder of Kent or its subsidiaries. See "The Merger -- Interest of Certain Persons in the Merger."

                      SELECTED FINANCIAL DATA OF FUTRONIX

     The following selected financial data of Futronix as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 have been derived from the audited financial statements of Futronix. The selected financial data of Futronix as of and for the nine months ended September 30, 1995 and 1996 have been derived from the unaudited financial statements of Futronix, which, in the opinion of the management of Futronix, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for such periods. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Futronix" and the audited financial statements of Futronix, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                       NINE MONTHS
                                                                                     ENDED SEPTEMBER
                                            YEAR ENDED DECEMBER 31,                        30,
                                ------------------------------------------------    ------------------
                                1991(2)     1992      1993      1994      1995       1995       1996
                                -------    ------    ------    ------    -------    -------    -------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Income Data:
  Sales........................ $  332     $1,844    $2,874    $5,951    $29,280    $19,424    $37,594
  Gross profit.................    141      1,084     1,562     2,927      7,806      5,482      7,843
  Income (loss) from
     operations................    (96 )      100       240       702      1,698      1,167      1,365
  Income (loss) before income
     taxes.....................    (99 )       70       171       522      1,008        674        623
  Net income (loss)............    (99 )       70       171       301        614        405        374
  Pro forma net income
     (loss)(1).................    (61 )       43       106       335        614        405        374
  Pro forma earnings per
     common share..............  (0.10 )     0.07      0.18      0.34       0.27       0.18       0.11
  Weighted average common
     shares outstanding........    588        588       588       993      2,296      2,269      3,304

                                                 DECEMBER 31,                        SEPTEMBER 30,
                                -----------------------------------------------    ------------------
                                 1991      1992      1993      1994      1995       1995       1996
                                ------    ------    ------    ------    -------    -------    -------
                                                           (IN THOUSANDS)
Balance Sheet Data:
  Inventory...................  $  605    $1,055    $2,056    $5,941    $14,005    $12,975    $18,685
  Working capital.............     577       554       172     4,047      5,120      3,937      4,324
  Total assets................   1,016     1,763     2,732     8,298     21,120     19,965     29,892
  Total debt..................     100       678     1,950     2,643      8,893     10,193     15,393
  Mandatorily redeemable
     preferred stock..........      --        --        --     2,200      2,200      2,200      2,200
  Shareholders' equity........     873       943       414     1,692      3,306      2,097      3,729

---------------

(1) Adjusted to reflect the income taxes that would have been payable if Futronix was a C corporation (rather than an S corporation) for federal and state income tax purposes at an assumed combined effective federal and state income tax rate of 38%.

(2) Includes historical income statement data for Futronix from its inception on September 3, 1991 through December 31, 1991.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF FUTRONIX

GENERAL

     Futronix, which was founded in September 1991 by Terrence M. Hunt, is a national master distributor of specialty wire and cable that sells to electrical distributors primarily located in the United States. The following discussion describes the financial condition and results of operations of Futronix.

     From January 1, 1993 through September 30, 1996, Futronix opened six distribution centers in markets that it did not previously serve and added 92 employees, including 38 sales personnel. It has been the strategy of Futronix to open and fully staff facilities that are larger than necessary to support initial sales because Futronix has believed such actions would facilitate future market penetration and sales growth. In addition, beginning in 1995, Futronix began incurring expansion-related costs that contributed to a decline in income before income taxes as a percentage of sales. In certain reporting periods, the full costs relating to the start-up of distribution facilities were incurred even though such facilities were not operational for the entire period. As a result, facility-related expenses, such as rent and utilities, combined with payroll expenses of Futronix, increased $2.8 million, or 228%, in 1995, as compared to 1994, and $1.3 million, or 63%, in the first nine months of 1996, as compared to the first nine months of 1995. It has been the experience of Futronix that after a new distribution center has become fully operational in its market, the resulting increase in revenues and profitability has offset the additional associated costs.

     Futronix increased its level of inventory $17.6 million, from $1.1 million as of December 31, 1992, to $18.7 million as of September 30, 1996. Futronix believes that the increase in its inventory has enabled it to meet more effectively the requirements of its customers, contributing to its revenue growth since 1993.

     Futronix was organized primarily for the purpose of distributing electrical apparatus. In late 1994, Futronix began distributing specialty wire and cable, which accounted for approximately 50%, 86% and 91% of Futronix's revenues in 1994, 1995 and the first nine months of 1996, respectively. Gross margins (gross profit as a percentage of net sales) for specialty wire and cable generally are lower than those for electrical apparatus. Therefore, as the revenue mix of Futronix has shifted to include a greater proportion of specialty wire and cable, Futronix has experienced a decline in gross margins.

     Approximately 32% of the specialty wire and cable inventory maintained by Futronix has significant copper content. In late 1995, the price of raw copper began a period of volatility during which the copper prices fluctuated between a high of $1.40 per pound on November 21, 1995 and a low of $.87 per pound on July 16, 1996. Although the experience of Futronix has been that changes in copper prices can be passed through to its customers, it is exposed to fluctuations in copper prices to the extent that inventory is maintained. Futronix estimates that changes in copper prices reduced gross margins by approximately two percentage points in the first nine months of 1996.

     Prior to 1994, Futronix was an S corporation for federal and state income tax purposes. On January 1, 1994, Futronix became a C corporation for federal and state income tax purposes and has been taxed as such since that time. Futronix, as an S corporation, was taxed at a de minimis rate for state franchise taxes in 1993.

RESULTS OF OPERATIONS

     The following table sets forth selected income statement data of Futronix expressed as a percentage of net sales for the periods indicated:

                                                                                 NINE MONTHS
                                                        YEAR ENDED                  ENDED
                                                       DECEMBER 31,             SEPTEMBER 30,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Net sales..................................  100.0%    100.0%    100.0%    100.0%    100.0%
    Gross profit...............................   54.4      49.2      26.7      28.2      20.9
    Operating expenses.........................   46.0      37.4      20.9      22.2      17.2
    Income from operations.....................    8.3      11.8       5.8       6.0       3.6
    Interest expense...........................    2.4       2.5       2.4       2.5       2.0
    Pro forma net income.......................    3.7       5.6       2.1       2.1       1.0

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Net sales increased $18.2 million, or 94%, to $37.6 million for the nine months ended September 30, 1996, from $19.4 million for the nine months ended September 30, 1995. $17.6 million, or 97%, of the increase resulted from additional wire and cable sales. The remaining 3% of the increase resulted from an increase in electrical apparatus sales. Of the total net sales increase, $14.9 million was attributable to a full nine months of operations in 1996 at the Charlotte, Tampa and Exton (PA) distribution centers and the Dallas sales office, all of which were opened during the first nine months of 1995. Net sales at these locations increased $14.9 million, or 142%, to $25.4 million for the nine months ended September 30, 1996, from $10.5 million for the nine months ended September 30, 1995. Such increase was the result of a larger inventory, expanded lines of inventory and added sales support.

     Gross profit increased $2.4 million, or 43%, to $7.8 million for the nine months ended September 30, 1996, from $5.5 million for the nine months ended September 30, 1995. Gross profit as a percentage of net sales decreased to 21% for the nine months ended September 30, 1996 from 28% for the nine months ended September 30, 1995. This decrease was attributable to a shift in sales mix as sales of wire and cable, which has a higher cost as a percentage of sales than that of electrical apparatus, have grown faster than sales of electrical apparatus. Wire and cable sales comprised approximately 91% of Futronix's revenues for the nine months ended September 30, 1996, compared to approximately 85% for the nine months ended September 30, 1995. In addition, gross profit as a percentage of net sales was affected negatively by downward fluctuations in the price of copper.

     Operating expenses increased $2.2 million, or 50%, to $6.5 million for the nine months ended September 30, 1996, from $4.3 million for the nine months ended September 30, 1995. Operating expenses increased because a greater number of distribution centers were operating during the nine months ended September 30, 1996 than were operating during the nine months ended September 30, 1995. Such expenses decreased as a percentage of net sales to 17% for the nine months ended September 30, 1996 from 22% for the nine months ended September 30, 1995 because many of these expenses were fixed.

     Income from operations increased $197,900, or 17%, to $1.4 million for the nine months ended September 30, 1996, from $1.2 million for the nine months ended September 30, 1995 due to the factors described above.

     Interest expense increased $248,900, or 51%, to $741,500 for the nine months ended September 30, 1996, from $492,500 for the nine months ended September 30, 1995. This increase was attributable to the increase in indebtedness incurred to finance additional inventory.

     Net income decreased $30,600, or 8%, to $374,000 for the nine months ended September 30, 1996, from $404,700 for the nine months ended September 30, 1995. Futronix's combined effective federal and state income tax rate was 40% for the nine months ended September 30, 1996 and 1995.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Net sales increased $23.3 million, or 392%, to $29.3 million for 1995, from $6.0 million for 1994. $22.3 million, or 96%, of the increase resulted from additional wire and cable sales. The remaining 4% of the increase resulted from an increase in electrical apparatus sales. Of the total net sales increase, $6.6 million resulted from increased sales from the Houston distribution center and $16.7 million resulted from sales from the sales office and distribution centers that were opened in Dallas, Charlotte, Tampa and Exton (PA) during 1995.

     Gross profit increased $4.9 million, or 167%, to $7.8 million for 1995, from $2.9 million for 1994. Gross profit as a percentage of net sales decreased to 27% for 1995 from 49% for 1994. This decrease was attributable to a shift in sales mix as sales of wire and cable, which has a higher cost as a percentage of sales than that of electrical apparatus, have grown faster than sales of electrical apparatus. Wire and cable sales comprised approximately 86% of Futronix's revenues for 1995, compared to approximately 50% for 1994.

     Operating expenses increased $3.9 million, or 175%, to $6.1 million for 1995, from $2.2 million for 1994. This increase primarily resulted from the opening of a sales office and three additional distribution centers. Such expenses decreased as a percentage of net sales to 21% for 1995 from 37% for 1994 because many of these expenses were fixed.

     Income from operations increased $995,300, or 142%, to $1.7 million for 1995, from $702,400 for 1994 due to the factors described above.

     Interest expense increased $540,000, or 360%, to $690,100 for 1995, from $150,100 for 1994. This increase was attributable to the increase in indebtedness incurred to finance inventory for the three additional distribution centers.

     Net income increased $279,000, or 83%, to $614,200 for 1995, from pro forma net income of $335,200 for 1994. Futronix's combined effective federal and state income tax rate for 1995 was 39%, compared to 42.3% for 1994. Pro forma net income has been adjusted for 1994 to reflect the elimination of $34,000 in deferred tax adjustments related to Futronix's change in status from an S corporation to a C corporation commencing January 1, 1994.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     Net sales increased $3.1 million, or 107%, to $6.0 million for 1994, from $2.9 million for 1993. This increase was attributable to the relocation of the Houston distribution center to a larger facility that provided additional capacity to increase inventory and commence wire and cable sales.

     Gross profit increased $1.3 million, or 87%, to $2.9 million for 1994, from $1.6 million for 1993. Gross profit as a percentage of net sales decreased to 49% for 1994 from 54% for 1993. This decrease was attributable to the commencement of wire and cable sales in late 1994, which has a higher cost as a percentage of sales than that of electrical apparatus. Wire and cable sales comprised approximately 50% of Futronix's revenues for 1994.

     Operating expenses increased $901,600, or 68%, to $2.2 million for 1994, from $1.3 million for 1993. This increase primarily resulted from the relocation of the Houston distribution center to a larger facility and the related increase in sales and warehouse personnel required to support the new facility. Such expenses decreased as a percentage of net sales to 37% for 1994 from 46% for 1993 because many of these expenses were fixed.

     Income from operations increased $462,600, or 193%, to $702,400 for 1994, from $239,800 for 1993 due to the factors described above.

     Interest expense increased $81,000, or 117%, to $150,100 for 1994, from $69,100 for 1993. This increase was attributable to the increase in indebtedness incurred to finance inventory and capital expenditures for equipment and improvements for a larger distribution center in Houston.

     Pro forma net income increased $229,400, or 217%, from $335,200 for 1994, from $105,800 for 1993. Futronix's combined effective federal and state income tax rate for 1994 was 42.3%. Pro forma net income has been adjusted for 1994 to reflect the elimination of $34,000 in deferred tax adjustments related to Futronix's change in status from an S corporation to a C corporation commencing January 1, 1994. Pro forma net income has been adjusted for 1993 to reflect income taxes that would have been payable by Futronix if it was a C corporation instead of an S corporation for federal and state income tax purposes during 1993 at an assumed combined effective federal and state income tax rate of 38%.

LIQUIDITY AND CAPITAL RESOURCES

     Futronix has required capital primarily to fund working capital to support sales growth and, to a lesser extent, to fund capital expenditures. The primary sources of financing for Futronix have been its revolving credit line (the "Futronix Revolving Credit Line"), the issuance of 7% subordinated promissory notes of Futronix dated October 5, 1994 (the "Futronix Subordinated Notes") and the sale of equity-related securities of Futronix in 1995 and 1994. Upon consummation of the Merger, the Futronix Subordinated Notes will be repaid by Kent.

     Cash used in operating activities was $5.5 million and $6.2 million for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. In order to achieve higher sales, Futronix opened distribution centers in Chicago, Dallas and Sparks (NV) and a sales office in Baton Rouge during the nine months ended September 30, 1996, and it opened distribution centers in Charlotte, Tampa and Exton (PA) and a sales office in Dallas during the year ended December 31, 1995. These new facilities required additional working capital which resulted in increases in accounts receivable for the nine months ended September 30, 1996 and the year ended December 31, 1995 of $2.5 million and $4.0 million, respectively, and increases in inventory for the nine months ended September 30, 1996 and the year ended December 31, 1995 of $4.7 million and $8.1 million, respectively. These increases in working capital were partially offset by increases in accounts payable for the nine months ended September 30, 1996 and the year ended December 31, 1995 of $845,800 and $4.6 million, respectively.

     Cash used in investing activities related primarily to capital expenditures incurred as a result of opening additional distribution centers. Capital expenditures related to such expansion typically included the purchase of office furniture and equipment, forklift trucks and wire cutting machinery in amounts that were not material to Futronix's financial position. Capital expenditures were $506,400, $829,700, $1.0 million and $33,700 for the nine months ended September 30, 1996, and for the years ended December 31, 1995, 1994 and 1993, respectively.

     Futronix currently maintains the Futronix Revolving Credit Line which permits borrowing equal to a defined borrowing base up to a maximum of $15.0 million. The amount outstanding under the Futronix Revolving Credit Line as of September 30, 1996 was $14.1 million. Availability of advances under the Futronix Revolving Credit Line expires on June 30, 1997. The Futronix Revolving Credit Line primarily has been used to finance operations, expand inventory and finance investing activities related to the acquisition of machinery and equipment for the opening of additional sales offices and distribution centers.

                    SELECTED FINANCIAL DATA OF WIRE & CABLE

     The following selected financial data of Wire & Cable as of and for the years ended December 31, 1993, 1994 and 1995 have been derived from the audited financial statements of Wire & Cable. The selected financial data of Wire & Cable as of and for the years ended December 31, 1991 and 1992 and as of and for the nine months ended September 30, 1995 and 1996 have been derived from the unaudited financial statements of Wire & Cable, which, in the opinion of the management of Wire & Cable, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the results for such periods. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wire & Cable" and the audited financial statements of Wire & Cable, and the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                   NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                              -------------------------------------------------    ------------------
                               1991      1992      1993       1994       1995       1995       1996
                              ------    ------    -------    -------    -------    -------    -------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Income Data:
  Sales.....................  $9,464    $8,020    $11,023    $20,242    $24,511    $18,837    $19,240
  Gross profit..............   1,909     2,025      2,940      4,937      5,633      4,355      4,346
  Income from operations....     246       245        407      1,077      1,391        945        992
  Income before income
     taxes..................     170       399        353        913      1,203        803        779
  Net income................     170       399        353        913      1,203        803        779
  Pro forma net income
     (1)....................     105       247        219        566        746        498        483
  Pro forma earnings per
     common share...........     105       247        219        566        746        498        483
  Weighted average common
     shares outstanding.....       1         1          1          1          1          1          1

                                                DECEMBER 31,                         SEPTEMBER 30,
                              -------------------------------------------------    ------------------
                               1991      1992      1993       1994       1995       1995       1996
                              ------    ------    -------    -------    -------    -------    -------
                                                          (IN THOUSANDS)
Balance Sheet Data:
  Inventory.................  $1,066    $1,215    $ 1,700    $ 2,772    $ 3,431    $ 3,816    $ 4,949
  Working capital...........   1,031     1,009      1,184      1,453      1,956      1,845      2,166
  Total assets..............   2,818     2,602      3,732      6,114      6,646      7,348      8,961
  Long-term debt (including
     current portion) and
     note payable...........     392       483      1,378      1,763      2,104      1,935      3,505
  Shareholder's equity......   1,289     1,251      1,413      1,733      2,353      2,099      2,563

---------------

(1) Adjusted to reflect income taxes that would have been payable if Wire & Cable was a C corporation (rather than an S corporation) for federal and state income tax purposes at an assumed combined effective federal and state income tax rate of 38%.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                           OPERATIONS OF WIRE & CABLE

GENERAL

     Wire & Cable, which was founded in 1982 by Theodore J. Bruno, is a national master distributor of specialty wire and cable that sells to electrical distributors primarily located in the United States. The following discussion describes the financial condition and results of operations of Wire & Cable.

     From January 1, 1993 through September 30, 1996, Wire & Cable opened three distribution centers in markets that it previously did not serve and relocated two distribution centers to larger facilities. The opening and relocation of distribution centers has been an important source of sales growth for Wire & Cable. The opening and relocation of these facilities did not result in a significant increase in facility-related or payroll expenses as a percentage of net sales. Wire & Cable has utilized a strategy of expanding into new markets by opening smaller distribution centers with a lower level of inventory and operating expenses, and expanding operations in line with sales growth. Wire & Cable increased its level of inventory $3.8 million, from $1.2 million as of December 31, 1992, to $5.0 million as of September 30, 1996. Wire & Cable generally has employed a strategy of operating in secondary metropolitan markets using internally generated capital to fund growth.

     Approximately 17% of the specialty wire and cable inventory maintained by Wire & Cable has significant copper content. In late 1995, the price of raw copper began a period of volatility during which copper prices fluctuated between a high of $1.40 per pound on November 21, 1995 and a low of $.87 per pound on July 16, 1996. Although the experience of Wire & Cable has been that changes in copper prices can be passed through to its customers, Wire & Cable has been exposed to fluctuations in copper prices to the extent that inventory is maintained. Wire & Cable estimates that changes in copper prices reduced gross margins (gross profit as a percentage of net sales) by approximately one percentage point in the first nine months of 1996.

     Wire & Cable is and has been an S corporation for federal and state income tax purposes. Wire & Cable, as an S corporation, was taxed at a de minimis rate for state franchise taxes in 1993, 1994, 1995 and the nine months ended September 30, 1996.

RESULTS OF OPERATIONS

     The following table sets forth selected income statement data of Wire & Cable expressed as a percentage of net sales for the periods indicated:

                                                      YEAR ENDED             NINE MONTHS ENDED
                                                     DECEMBER 31,              SEPTEMBER 30,
                                               -------------------------     -----------------
                                               1993      1994      1995      1995        1996
                                               -----     -----     -----     -----       -----
    Net sales................................  100.0%    100.0%    100.0%    100.0%      100.0%
    Gross profit.............................   26.7      24.4      23.0      23.1        22.6
    Operating expenses.......................   23.0      19.1      17.3      18.1        17.4
    Income from operations...................    3.7       5.3       5.7       5.0         5.2
    Interest expense.........................    0.7       0.8       0.8       0.7         0.9
    Pro forma net income.....................    2.0       2.8       3.0       2.6         2.6

  NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

     Net sales increased $402,600, or 2%, to $19.24 million for the nine months ended September 30, 1996, from $18.84 million for the nine months ended September 30, 1995. Sales increased due to higher sales volume at existing facilities.

     Gross profit remained stable at $4.35 million for the nine months ended September 30, 1996 and 1995. Gross profit as a percentage of net sales decreased to 22.6% for the nine months ended September 30, 1996, from 23.1% for the nine months ended September 30, 1995. This decrease primarily resulted from downward fluctuations in the price of copper.

     Operating expenses decreased $55,400, or 2%, to $3.35 million for the nine months ended September 30, 1996, from $3.41 million for the nine months ended September 30, 1995. Such expenses also decreased as a percentage of net sales to 17.4% for the nine months ended September 30, 1996 from 18.1% for the nine months ended September 30, 1995 because some of these expenses were fixed.

     Income from operations increased $46,100, or 5%, to $991,600 for the nine months ended September 30, 1996, from $945,500 for the nine months ended September 30, 1995 due to the factors described above.

     Interest expense increased $44,700, or 32%, to $182,200 for the nine months ended September 30, 1996, from $137,600 for the nine months ended September 30, 1995. This increase was attributable to the increase in indebtedness to finance additional working capital, primarily for inventory.

     Pro forma net income decreased $14,900, or 3%, to $483,200 for the nine months ended September 30, 1996, from $498,100 for the nine months ended September 30, 1995. Pro forma net income has been adjusted to reflect income taxes that would have been payable by Wire & Cable if it was a C corporation instead of an S corporation for federal and state income tax purposes during the nine months ended September 30, 1996 and 1995 at an assumed combined effective federal and state income tax rate of 38%.

  YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Net sales increased $4.3 million, or 21%, to $24.5 million for 1995, from $20.2 million for 1994. This increase resulted from $785,000 in sales from a new distribution center opened in the Denver area and $1.1 million in sales from a new distribution center relocated from New Jersey to Salem (NH), which had a more favorable business climate. The remaining increase of $2.4 million was attributable to increased sales at existing distribution centers.

     Gross profit increased $696,700, or 14%, to $5.6 million for 1995, from $4.9 million for 1994. Gross profit as a percentage of net sales decreased to 23% for 1995 from 24% for 1994. This decrease was attributable to Wire & Cable's strategy to become more competitive in its pricing in order to gain market share.

     Operating expenses increased $383,400, or 10%, to $4.2 million for 1995, from $3.9 million for 1994. Such expenses decreased as a percentage of net sales to 17% for 1995 from 19% for 1994 because many of these expenses were fixed.

     Income from operations increased $313,300, or 29%, to $1.4 million for 1995, from $1.1 million for 1994 due to the factors described above.

     Interest expense increased $15,500, or 9%, to $187,400 for 1995, from $171,900 for 1994. This increase was attributable to the increase in indebtedness incurred for general corporate purposes.

     Pro forma net income increased $179,300, or 32%, to $745,700 for 1995, from $566,400 for 1994. Pro forma net income has been adjusted to reflect income taxes that would have been payable by Wire & Cable if it was a C corporation instead of an S corporation for federal and state income tax purposes during both 1995 and 1994 at an assumed combined effective federal and state income tax rate of 38%.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     Net sales increased $9.2 million, or 84%, to $20.2 million for 1994, from $11.0 million for 1993. This increase resulted from $3.2 million in sales from a new distribution center opened in Livermore (CA) and $6.0 million from increased sales at existing distribution centers resulting from increased availability of inventory and additions to its sales force.

     Gross profit increased $2.0 million, or 68%, to $4.9 million for 1994, from $2.9 million for 1993. Gross profit as a percentage of net sales decreased to 24% for 1994 from 27% for 1993. This decrease was attributable to Wire & Cable's strategy to become more competitive in its pricing in order to gain market share.

     Operating expenses increased $1.4 million, or 52%, to $3.9 million for 1994, from $2.5 million for 1993. This increase primarily resulted from higher sales personnel costs, start-up costs associated with opening and relocating distribution centers and additional warehousing expenses. Such expenses decreased as a percentage of net sales to 19% for 1994 from 23% for 1993 because some of these expenses were fixed.

     Income from operations increased $670,100, or 165%, to $1.1 million for 1994, from $407,200 for 1993 due to the factors described above.

     Interest expense increased $100,200, or 140%, to $171,900 for 1994, from $71,700 for 1993. This increase was attributable to the increase in indebtedness incurred for general corporate purposes.

     Pro forma net income increased $347,500, or 159%, to $566,400 for 1994, from $218,900 for 1993. Pro forma net income has been adjusted to reflect income taxes that would have been payable by Wire & Cable if it was a C corporation instead of an S corporation for federal and state income tax purposes during both 1994 and 1993 at an assumed combined effective federal and state income tax rate of 38%.

LIQUIDITY AND CAPITAL RESOURCES

     Wire & Cable has required capital primarily to fund working capital to support sales growth and, to a lesser extent, to fund capital expenditures. The primary sources of financing for Wire & Cable have been its revolving credit line (the "W&C Revolving Credit Line") and cash flow from operations.

     Cash used in operating activities was $752,300 for the nine months ended September 30, 1996. Cash provided by operating activities was $457,700 for the year ended December 31, 1995. Wire & Cable's cash requirements were affected for the nine months ended September 30, 1996 and the year ended December 31, 1995 by the need for increased working capital to achieve higher levels of sales. Accounts receivable increased by $641,500 for the nine months ended September 30, 1996 as a result of increased sales. Receivables decreased by $296,300 for the year ended December 31, 1995 primarily because of a cash discount program instituted by Wire & Cable for its customers in the beginning of 1995 which resulted in faster payments. Inventory increased by $1.5 million for the nine months ended September 30, 1996 and by $658,400 for the year ended December 31, 1995 as a result of Wire & Cable's strategic decision to increase inventory levels at certain distribution centers, which inventory increase was partially offset by the planned inventory reductions at the Atlanta distribution center at the end of 1995 in anticipation of the move of Wire & Cable's Atlanta distribution center to a larger facility. The increase in working capital for the nine months ended September 30, 1996 was offset by an increase in accounts payable of $851,600 million, which increase was directly related to the increase in inventory levels. Accounts payable decreased by $382,300 for the year ended December 31, 1995 because Wire & Cable received available cash discounts offered by suppliers and as a result of the planned inventory reductions at the Atlanta distribution center.

     Cash used in investing activities related to furniture and equipment, routine replacements and upgrades of furniture and office and warehouse equipment. Capital expenditures were $96,800, $252,800, $143,200 and $103,200 for the nine months ended September 30, 1996, and for the years ended December 31, 1995, 1994 and 1993, respectively.

     Wire & Cable currently maintains the W&C Revolving Credit Line which permits borrowing equal to a defined borrowing base up to a maximum of $4.5 million. The amount outstanding under the W&C Revolving Credit Line as of September 30, 1996 was $3.5 million. Availability of advances under the W&C Revolving Credit Line expires on May 5, 1997. The W&C Revolving Credit Line primarily has been used to finance working capital, including additional inventory.

                              BUSINESS OF FUTRONIX
GENERAL

     Futronix is a national master distributor of specialty wire and cable, serving more than 1,000 electrical distributors throughout the United States. Futronix seeks to serve as an efficient single source of supply for electrical distributors by maintaining for immediate delivery large quantities of over 10,000 specialty wire and cable products purchased from more than 50 manufacturers worldwide, as well as limited quantities of complementary products. Futronix's products typically are used in specific, often highly-sophisticated applications such as telecommunications systems, factory automation, "intelligent" buildings and computer systems. Futronix believes that the products it sells are used primarily within the telecommunications, electronics, process and manufacturing industries and that a substantial portion of those products are used for MRO applications. Futronix generally does not sell commodity wire and cable, such as that used in commercial and residential construction.

     Terrence M. Hunt, Futronix's President, founded Futronix and co-founded in 1975 HWC Distribution Corp., a master distributor of specialty wire and cable that completed its initial public offering in 1987 and was sold to ALLTEL Corporation for $143 million in 1989. Mr. Hunt and many of Futronix's current employees were instrumental in HWC Distribution Corp.'s growth from its inception to its sale.

PRODUCTS

     Futronix stocks over 10,000 inventory items, most of which are specialized electronic and industrial wire and cable products. Specialty wire and cable is maintained in inventory by Futronix in a variety of gauge sizes, numbers of conductors or pairs, shielding options, jacketing compounds, insulation materials and color codes or combinations. Most of the numerous configurations of specialty wire and cable that are sold by Futronix are used for a specific type of application in a specific industry.

     The types of specialty wire and cable sold by Futronix include:

               Electronic cables and cords                   Industrial cable
               Data communication cable                      Control and tray cable
               Telecommunication cable                       Armored cable (steel & aluminum)
               Fiber optic cable                             Instrumentation cable
               High temperature cable                        Automotive and aviation cable
               Broadcast and audio cable                     Mining cable
               Sound, security and fire alarm cable          Power cable (5KV and 15KV)
               Robotic and welding cable                     Portable cords

     Specialty wire and cable offered by Futronix are typically products that most electrical distributors do not inventory in depth or breadth. Futronix buys specialty wire and cable in large factory-run lots and typically sells smaller cut-to-length quantities to its customers on an as-needed basis for pre-sold end-user orders for which prompt shipment is required. Futronix's large inventory of specialty wire and cable contains many different items that electrical distributors typically could not obtain from a single manufacturer. Additionally, electrical distributors generally do not inventory the same products as Futronix because they cannot predict which of the thousands of different types of wire combinations their end-users might need for a project. By carrying a diverse and sizeable inventory at its seven distribution centers nationally, Futronix seeks to be an "extension" of its customers' inventories.

     The primary industries that use Futronix's products are telecommunications, electronics, manufacturing, steel, pulp and paper, petrochemical, environmental (wastewater treatment), automotive, textile, aviation and shipbuilding. Within such industries, Futronix's products are used for a variety of applications, including data and power transmission, instrumentation and control, telecommunications, computers, networking, multimedia, broadcast, sound, video and security and fire alarm systems.

     Futronix also maintains a large inventory of and sells hard-to-find electrical apparatus (non-wire) products. Examples of electrical apparatus include electrical fittings, connectors and conduit pipe. Futronix has exploited a specific market for electrical apparatus by purchasing excess electrical apparatus from electrical distributors and end-users and reselling it on an as-needed basis to its customers. Futronix purchases new and unused excess electrical apparatus that represent overstocked or slower moving inventory items or excess inventory from projects that were canceled or completed, which, in some cases, may result in Futronix holding incomplete, obsolete or discontinued electrical apparatus items. Futronix generally purchases and resells only excess electrical apparatus manufactured by the leading industrial electrical apparatus manufacturers.

INFORMATION SYSTEMS

     Futronix currently uses an advanced custom-designed information system which networks its distribution centers and sales offices. This system provides real-time monitoring of inventory levels and shipping status at all of Futronix's distribution centers, enabling Futronix to respond quickly and efficiently to customer demands. Futronix has made substantial investments in the development of this system, which integrates sales, inventory control, purchasing, financial control and internal communications. This system enables Futronix's sales force to provide customers with personalized service by drawing on information contained in the system's database, and allows non-technically trained personnel to provide technical product information while marketing Futronix's products.

MARKETING, CUSTOMERS AND DISTRIBUTION

     Futronix markets its products through 35 inside and field sales employees who report to Futronix's seven branch sales managers. The inside sales force operates from Futronix's seven distribution centers, maintains contact with specific distributors and sells Futronix's products by telephone and facsimile. Each member of Futronix's field sales force has assigned geographical territories, makes sales and technical support calls on electrical distributors and provides product specification services to end-users.

     Futronix maintains a toll-free marketing number. All calls to this national toll-free telephone hotline automatically are routed to the nearest regional distribution center where they are received by a member of Futronix's inside sales force. The sales person receiving the call is then able to respond to a customer's inquiry on a real-time basis by utilizing Futronix's information system. Information channeled through the system permits Futronix to track market changes on a daily basis. Futronix believes that having immediate access through its information system to information such as product availability (including exact footage in inventory), product pricing, current replacement cost and shipping information significantly enhances its ability to secure a customer's order.

     Futronix generally is able to meet on a just-in-time basis the order requirements of electrical distributors that may otherwise be subject to purchase order minimums and long lead times when ordering directly from a manufacturer. Futronix imposes no purchase order minimums and inventories a greater variety and depth of wire and cable products than any one manufacturer can produce or supply to the electrical distribution market. A distributor can often use Futronix as a single source of supply in purchasing a variety of products for a particular project and, in contrast to most manufacturers, Futronix will ship small orders on a rush basis. Futronix maintains a policy of selling only to electrical distributors, electrical and electronic wholesalers and wire and cable representatives and not directly to end-users, such as contractors or installers.

     During 1995, Futronix recorded sales to more than 1,000 different customers and the average sales price of an order filled by Futronix was less than $900. One customer, WESCO Distribution, Inc., a national chain of electrical distributors, accounted for approximately 10% of sales in 1995. This percentage represents aggregate sales to more than 200 individual electrical distribution outlets within the chain, each of which independently places orders with Futronix.

     Futronix ships approximately 90% of its orders from its distribution centers located in Charlotte, Chicago, Dallas, Exton (PA), Houston, Sparks (NV) and Tampa. The remaining 10% of its orders is shipped directly from manufacturers' sites to customers. Futronix's out-of-town orders are shipped by common carrier and many of its local deliveries are handled through national and local delivery services. Shipment of most orders generally occurs on a same-day basis.

COMPETITION

     The specialty wire and cable business is highly competitive and fragmented. Futronix competes mainly on the basis of price, product availability, customer service, technical knowledge and delivery time. Futronix competes with three national master distributors (including Wire & Cable) and regional and other master distributors (both domestic and foreign) that may have greater financial, technical and marketing resources and distribution capabilities than those of Futronix. Foreign competition in Futronix's markets has not been a significant factor. In limited circumstances, Futronix may compete with certain manufacturers of specialty wire and cable (some of which may be suppliers of Futronix) when end-users order large quantities, require limited value-added services and accept long lead times from such manufacturers. It is the policy of Futronix, however, not to source product from manufacturers that compete with it and Futronix typically takes steps to identify and use alternative sources of supply if such situations occur.

SOURCES OF SUPPLY

     Futronix purchases more than 10,000 wire and cable products from approximately 50 vendors worldwide. For 1995, Belden Wire and Cable Company ("Belden") products accounted for approximately 35% of Futronix's purchases of specialty wire and cable products. Belden is Futronix's largest supplier and the loss of this vendor would have a material adverse effect on Futronix's business. Futronix has not encountered any material shortages or delays in delivery of its products from its suppliers.

     Futronix selectively purchases excess electrical apparatus (non-wire items) from distributors and end-users for resale. Futronix does not purchase electrical apparatus directly from manufacturers.

PROPERTY

     Futronix's distribution centers, all of which are leased, are described in the table below. The Houston facility also contains the executive offices of Futronix.

                                                                      FACILITY     EXPIRATION OF
                 DISTRIBUTION CENTER                BUILDING AREA      OPENED          LEASE
    ----------------------------------------------  -------------     --------     -------------
                                                    (SQUARE FEET)
                                                                      Apr.
    Charlotte, North Carolina.....................      34,000        1995              1998
                                                                      Feb.
    Chicago, Illinois.............................      16,000        1996              1999
                                                                      Feb.
    Dallas, Texas.................................      30,400        1996              1999
    Exton, Pennsylvania...........................      25,000        May 1995          1998
                                                                      Feb.    (1)
    Houston, Texas................................     151,000        1994              2003
                                                                      Apr.
    Sparks, Nevada................................      25,000        1996              1997
                                                                      Jan.
    Tampa, Florida................................      30,000        1995              1999

---------------

(1) A distribution center has been operated in the Houston area since 1991.

     Futronix also leases approximately 1,000 square feet of office space in Portland, Oregon for the operation of a sales office. Futronix believes that all of its facilities are in good condition and are suitable for the purposes for which they are being used.

EMPLOYEES

     As of July 31, 1996, Futronix employed 109 people, including 7 branch sales managers, 35 sales personnel, 9 sales support personnel, 39 warehouse personnel, 6 purchasing personnel and 13 corporate administration and senior management personnel. None of Futronix's employees are represented by unions.

LITIGATION

     There are currently no material legal proceedings pending against Futronix.

MARKET PRICES

     There is no established trading market for Futronix Stock, although there are occasional transactions in the stock.

PRINCIPAL SHAREHOLDERS OF FUTRONIX

     The following table sets forth certain information regarding the beneficial ownership of the Futronix Common Stock as of the Futronix Record Date by (i) each person known to own beneficially 5% or more of the outstanding shares of Futronix Common Stock; (ii) each director of Futronix; (iii) each executive officer of Futronix; and (iv) all executive officers and directors as a group. Each of such shareholders has sole voting and investment power as to shares shown, unless otherwise noted.

                                                                     SHARES BENEFICIALLY
                                                                          OWNED(1)
                                                                   -----------------------
                                                                     NUMBER        PERCENT
                                                                   ---------       -------
    Terrence M. Hunt(2)..........................................  1,517,862         63.9%
    Barbara M. Henagan(3)........................................  1,503,976         61.5%
    Robert J. Simon(4)...........................................  1,451,938         60.0%
    Bradford Mills(5)............................................    802,798         38.8%
    Overseas Equity Investor Partners(6).........................    744,194         36.5%
    Bradford Venture Partners, L.P.(7)...........................    686,068         34.2%
    All executive officers and directors as a group (3
      persons)...................................................  3,121,894         96.3%

---------------

(1) Includes shares of Futronix Common Stock issuable upon the conversion of Futronix Convertible Preferred Stock and shares of Futronix Common Stock issuable upon the exercise of Futronix Warrants.

(2) The address of the shareholder is 12614 Hempstead Highway, Houston, Texas 77092.

(3) The address of the shareholder is 1212 Avenue of the Americas, New York, New York 10036. Includes 744,194 shares owned of record by Overseas Equity Investor Partners, 686,068 shares owned of record by Bradford Venture Partners, L.P., 16,674 shares owned of record by BVP Special Situations, L.P. and 17,010 shares owned of record by two trusts for which Ms. Henagan is the sole trustee. Ms. Henagan and Robert J. Simon serve as the co-chairmen of the board of directors of the corporation that acts as the managing partner of Overseas Equity Investor Partners. Ms. Henagan, Bradford Mills and Mr. Simon are partners of Bradford Associates, which is the sole general partner of Bradford Venture Partners, L.P. and a general partner of BVP Special Situations, L.P. Ms. Henagan may be deemed to share voting and investment power with respect to such shares.

(4) The address of the shareholder is 44 Nassau Street, Suite 365, Princeton, New Jersey 08542. Includes 686,068 shares owned of record by Bradford Venture Partners, L.P., 16,674 shares owned of record by BVP Special Situations, L.P. and 744,194 shares owned of record by Overseas Equity Investor Partners. Mr. Simon, Bradford Mills and Barbara M. Henagan are partners of Bradford Associates, which is the sole general partner of Bradford Venture Partners, L.P. and a general partner of BVP Special Situations, L.P. Mr. Simon and Ms. Henagan serve as the co-chairmen of the board of directors of the corporation that acts as the managing partner of Overseas Equity Investor Partners. Mr. Simon may be deemed to share voting and investment power with respect to such shares.

(5) The address of the shareholder is 44 Nassau Street, Suite 365, Princeton, New Jersey 08542. Includes 686,068 shares owned of record by Bradford Venture Partners, L.P., 16,674 shares owned of record by BVP Special Situations, L.P. and 100,056 shares owned of record by two trusts of which Mr. Mills is the beneficiary. Mr. Mills, Barbara M. Henagan and Robert J. Simon are partners of Bradford Associates, which is the sole general partner of Bradford Venture Partners, L.P. and a general partner of BVP Special Situations, L.P. Mr. Mills may be deemed to share voting and investment power with respect to such shares.

(6) The address of the shareholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda. Overseas Equity Investor Partners is a general partnership with two partners, Overseas Equity Investors Ltd., which is the managing corporate partner and holds a 99% interest in the partnership, and Bradford Associates, which holds a 1% interest in the partnership (which may increase upon the satisfaction of certain contingencies related to the overall performance of the investment portfolio of Overseas Equity Investors Partners). Overseas Equity Investors Ltd. is a foreign corporation with numerous foreign stockholders. Bradford Mills, Barbara M. Henagan and Robert
    J. Simon are the general partners of

    Bradford Associates, and Ms. Henagan and Mr. Simon serve as co-chairs of the board of directors of Overseas Equity Investors Ltd. Bradford Ventures, Ltd., an affiliate of Bradford Associates, also acts as an investment advisor for Overseas Equity Investor Partners.

(7) The address of the shareholder is 44 Nassau Street, Suite 365, Princeton, New Jersey 08542. Bradford Venture Partners, L.P. is a limited partnership. Bradford Mills, Barbara M. Henagan and Robert J. Simon are the general partners of Bradford Associates, which is the sole general partner of Bradford Venture Partners, L.P. and holds a 1% interest in the partnership (which may increase upon the satisfaction of certain contingencies related to the overall performance of the investment portfolio of Bradford Venture Partners, L.P.).

     The following table sets forth the beneficial ownership of Kent Common Stock that (i) each person known to own beneficially 5% or more of the outstanding shares of Futronix Stock; (ii) each director of Futronix; (iii) each executive officer of Futronix; and (iv) all executive officers and directors as a group, will have upon consummation of the Merger if there are no Futronix Shareholders who exercise dissenters' rights of appraisal and all outstanding Futronix Warrants are exercised.

                                                                                   PERCENT OF
                                                                                      KENT
                                                          SHARES OF KENT          COMMON STOCK
                                                           COMMON STOCK           BENEFICIALLY
                                                           BENEFICIALLY            OWNED UPON
                                                            OWNED UPON            CONSUMMATION
                          NAME OF                          CONSUMMATION              OF THE
                     BENEFICIAL OWNER                    OF THE MERGER(1)            MERGER
    ---------------------------------------------------  ----------------         ------------
    Terrence M. Hunt...................................        593,135                2.3%
    Barbara M. Henagan.................................        587,709                2.3%
    Robert J. Simon....................................        567,374                2.2%
    Bradford Mills.....................................        313,709                1.2%
    Overseas Equity Investor Partners..................        290,809                1.1%
    Bradford Venture Partners, L.P.....................        268,095                1.0%
    All executive officers and directors as a group
      (3 persons)......................................      1,219,943                4.7%

---------------

(1) Each share of Futronix Common Stock and Futronix Convertible Preferred Stock will be exchanged for 0.39077 shares of Kent Common Stock.

                            BUSINESS OF WIRE & CABLE
GENERAL

     Wire & Cable is a national master distributor of specialty wire and cable, serving more than 700 electrical distributors throughout the United States. Wire & Cable seeks to serve as an efficient single source of supply for electrical distributors by maintaining for immediate delivery large quantities of over 4,000 specialty wire and cable products purchased from more than 30 manufacturers worldwide. Wire & Cable's products typically are used in specific, often highly-sophisticated applications such as telecommunications systems, factory automation, "intelligent" buildings and computer systems. Wire & Cable believes that the products it sells are used primarily within the telecommunications, electronics, process and manufacturing industries and that a substantial portion of those products are used for MRO applications. Wire & Cable generally does not sell commodity wire and cable, such as that used in commercial and residential construction.

     Theodore J. Bruno, Wire & Cable's Chief Executive Officer, founded Wire & Cable and has over 25 years of experience in the specialty wire and cable industry. Paul R. Monahan, Wire & Cable's Chief Operating Officer, together with Mr. Bruno developed Wire & Cable into a national master distributor of specialty wire and cable.

PRODUCTS

     Wire & Cable stocks over 4,000 inventory items, most of which are specialized electronic and industrial wire and cable products. Specialty wire and cable is maintained in inventory by Wire & Cable in a variety of gauge sizes, numbers of conductors or pairs, shielding options, jacketing compounds, insulation materials and color codes or combinations. Most of the numerous configurations of specialty wire and cable that are sold by Wire & Cable are used for a specific type of application in a specific industry.

     The types of specialty wire and cable sold by Wire & Cable include:

Electronic cables and cords              Industrial cable
Data communication cable                 Control and tray cable
Telecommunication cable                  Armored cable (steel & aluminum)
Fiber optic cable                        Instrumentation cable
High temperature cable                   Automotive and aviation cable
Broadcast and audio cable                Mining cable
Sound, security and fire alarm cable     Power cable (5KV and 15KV)
Robotic and welding cable                Portable cords

     Specialty wire and cable offered by Wire & Cable are typically products that most electrical distributors do not inventory in depth or breadth. Wire & Cable buys specialty wire and cable in large factory-run lots and typically sells smaller cut-to-length quantities to its customers on an as-needed basis for pre-sold end-user orders for which prompt shipment is required. Wire & Cable's large inventory of specialty wire and cable contains many different items that electrical distributors typically could not obtain from a single manufacturer. Additionally, electrical distributors generally do not inventory the same products as Wire & Cable because they cannot predict which of the thousands of different types of wire combinations their end-users might need for a project. By carrying a diverse and sizeable inventory at its six distribution centers nationally, Wire & Cable seeks to be an "extension" of its customers' inventories.

     The primary industries that use Wire & Cable's products are telecommunications, electronics, manufacturing, steel, pulp and paper, petrochemical, environmental (wastewater treatment), automotive, textile, aviation and shipbuilding. Within such industries, Wire & Cable's products are used for a variety of applications, including data and power transmission, instrumentation and control, telecommunications, computers, networking, multimedia, broadcast, sound, video and security and fire alarm systems.

INFORMATION SYSTEMS

     Wire & Cable uses an information system which networks its six distribution centers into the system. This system integrates sales, inventory control, purchasing, financial control and internal communications. This system enables Wire & Cable's sales force to provide customers with personalized service by drawing on information contained in the system's database, and allows non-technically trained personnel to provide technical product information while marketing Wire & Cable's products. Wire & Cable also uses information systems technology in other ways, including Electronic Data Interchange ("EDI") software that permits customers to place orders and receive invoices electronically to reduce their transaction costs.

MARKETING, CUSTOMERS AND DISTRIBUTION

     Wire & Cable markets its products through 19 inside and field sales employees who report to Wire & Cable's six branch sales managers. The inside sales force operates from Wire & Cable's six distribution centers, maintains contact with specific distributors and sells Wire & Cable's products by telephone, facsimile and EDI. Each member of Wire & Cable's field sales force has assigned geographical territories, makes sales and technical support calls on electrical distributors and provides product specification services to end-users.

     Wire & Cable maintains a toll-free marketing number. All calls to this national toll-free telephone hotline automatically are routed to the nearest regional distribution center where they are received by a member of Wire & Cable's inside sales force. The sales person receiving the call is then able to respond to a customer's inquiry on a real-time basis by utilizing Wire & Cable's information system. Information channeled through the system permits Wire & Cable to track market changes on a daily basis. Wire & Cable believes that having immediate access through its information system to information such as product availability (including exact footage in inventory), product pricing, current replacement cost and shipping information significantly enhances its ability to secure a customer's order.

     Wire & Cable generally is able to meet on a just-in-time basis the order requirements of electrical distributors that may otherwise be subject to purchase order minimums and long lead times when ordering directly from a manufacturer. Wire & Cable imposes no purchase order minimums and inventories a greater variety and depth of wire and cable products than any one manufacturer can produce or supply to the electrical distribution market. A distributor can often use Wire & Cable as a single source of supply in purchasing a variety of products for a particular project and, in contrast to most manufacturers, Wire & Cable will ship small orders on a rush basis. Wire & Cable maintains a policy of selling only to electrical distributors, electrical and electronic wholesalers and wire and cable representatives and not directly to contractors or installers.

     During 1995, Wire & Cable recorded sales to more than 700 different customers and the average sales price of an order filled by Wire & Cable was less than $600. One customer, Graybar Electric Company, a national chain of electrical distributors, accounted for approximately 17% of sales in 1995. This percentage represents aggregate sales to more than 200 individual electrical distribution outlets within the chain, each of which independently places orders with Wire & Cable.

     Wire & Cable ships approximately 70% of its orders from its distribution centers located in Atlanta, Baton Rouge, Chicago, Denver, Livermore (CA) and Salem (NH). The remaining 30% of its orders is shipped directly from manufacturers' sites to customers. Wire & Cable's out-of-town orders are shipped by common carrier and many of its local deliveries are handled through national and local delivery services. Shipment of most orders generally occurs on a same-day basis.

COMPETITION

     The specialty wire and cable business is highly competitive and fragmented. Wire & Cable competes mainly on the basis of price, product availability, customer service, technical knowledge and delivery time. Wire & Cable competes with three national master distributors (including Futronix) and regional and other master distributors (both domestic and foreign) that may have greater financial, technical and marketing resources and distribution capabilities than those of Wire & Cable. Foreign competition in Wire & Cable's markets has not been a significant factor. In limited circumstances, Wire & Cable may compete with certain manufacturers of specialty wire and cable (some of which may be suppliers of Wire & Cable) when end-users order large quantities, require limited value-added services and accept long lead times from such manufacturers. It is the policy of Wire & Cable, however, not to source product from manufacturers that compete with it and Wire & Cable typically takes steps to identify and use alternative sources of supply if such situations occur.

SOURCES OF SUPPLY

     Wire & Cable purchases more than 4,000 wire and cable products from approximately 30 vendors worldwide. Wire & Cable is one of the nation's largest distributors of Belden products. For 1995, Belden products accounted for approximately 48% of Wire & Cable's purchases of specialty wire and cable products. Belden is Wire & Cable's largest supplier and the loss of this vendor would have a material adverse effect on Wire & Cable's business. Wire & Cable has a non-exclusive domestic distributor agreement with Belden for the supply of Belden products throughout Wire & Cable's distribution network that will remain in effect unless terminated by either party. The agreement is terminable by Belden upon the occurrence of certain events and may be terminated by either party upon 30 days' notice. Two other suppliers accounted for approximately 26% of Wire & Cable's purchases of specialty wire and cable products for 1995. Wire & Cable has not encountered any material shortages or delays in delivery of its products from its suppliers.

PROPERTY

     Wire & Cable's distribution centers, all of which are leased, are described in the table below. The Atlanta facility also contains the executive offices of Wire & Cable.

                                                                       FACILITY       EXPIRATION OF
                 DISTRIBUTION CENTER                BUILDING AREA       OPENED            LEASE
    ----------------------------------------------  -------------     -----------     -------------
                                                    (SQUARE FEET)
    Atlanta, Georgia..............................      26,000          Jan. 1996(1)       2003
    Baton Rouge, Louisiana........................      11,100          Jun. 1993          1999
    Chicago, Illinois.............................      12,800          Feb. 1993          1996
    Denver, Colorado..............................       5,000          Aug. 1995          1998
    Livermore, California.........................      13,824          Feb. 1996          2001
    Salem, New Hampshire..........................       5,000          Jan. 1994          1997

---------------

(1) A distribution center has been operated in the Atlanta area since 1982.

     Wire & Cable believes that all of its facilities are in good condition and are suitable for the purposes for which they are being used.

EMPLOYEES

     As of July 31, 1996, Wire & Cable employed 58 people, including 6 branch sales managers, 19 sales personnel, 8 sales support personnel, 14 warehouse personnel, 3 purchasing personnel and 8 corporate administration and senior management personnel. None of Wire & Cable's employees are represented by unions.

LITIGATION

     There are currently no material legal proceedings pending against Wire & Cable.

MARKET PRICES

     There is no established trading market for Wire & Cable Common Stock, although there are occasional transactions in the stock.

PRINCIPAL SHAREHOLDERS OF WIRE & CABLE

     The following table sets forth certain information regarding the beneficial ownership of the Wire & Cable Common Stock as of the Wire & Cable Record Date by
(i) each person known to own beneficially 5% or more of the outstanding shares of Wire & Cable Common Stock; (ii) the sole director of Wire & Cable; (iii) each executive officer of Wire & Cable; and (iv) the executive officers and sole director as a group. Each of such shareholders has sole voting and investment power as to shares shown, unless otherwise noted.

                                                                      SHARES BENEFICIALLY
                                                                             OWNED
                                                                     ----------------------
                                                                     NUMBER         PERCENT
                                                                     ------         -------
    Theodore J. Bruno(1).........................................      990           99.0%
    Paul R. Monahan(2)...........................................      163           16.3%
    Joan Scott(3)................................................       27            2.7%
    All executive officers and directors as a group (3
      persons)...................................................      990           99.0%

---------------

(1) The address of the shareholder is 5060 Avalon Ridge Parkway, Norcross, Georgia 30071.

(2) The address of the shareholder is 5060 Avalon Ridge Parkway, Norcross, Georgia 30071. Represents approximately 163 shares issuable to Mr. Monahan upon the exercise of an option to purchase shares of Wire & Cable Common Stock granted to him by Mr. Bruno.

(3) The address of the shareholder is 5060 Avalon Ridge Parkway, Norcross, Georgia 30071. Represents approximately 27 shares issuable to Ms. Scott upon the exercise of an option to purchase shares of Wire & Cable Common Stock granted to her by Mr. Bruno.

     The following table sets forth the beneficial ownership of Kent Common Stock that (i) each person known to own beneficially 5% or more of the outstanding shares of Wire & Cable Common Stock; (ii) the sole director of Wire & Cable; (iii) each executive officer of Wire & Cable; and (iv) the executive officers and sole director as a group, will have upon consummation of the Merger.

                                                      SHARES OF KENT          PERCENT OF KENT
                                                       COMMON STOCK             COMMON STOCK
                                                    BENEFICIALLY OWNED       BENEFICIALLY OWNED
                       NAME OF                       UPON CONSUMMATION       UPON CONSUMMATION
                  BENEFICIAL OWNER                   OF THE MERGER(1)          OF THE MERGER
    ---------------------------------------------  ---------------------     ------------------
    Theodore J. Bruno............................         803,931                   3.1%
    Paul R. Monahan(2)...........................         131,998                   0.5%
    Joan Scott(3)................................          22,000                   0.1%
    All executive officers and directors as a
      group (3 persons)..........................         803,931                   3.1%

---------------

(1) Each share of Wire & Cable Common Stock will be exchanged for 812.052 shares of Kent Common Stock.

(2) Represents shares of Kent Common Stock that may be acquired by Mr. Monahan upon exercise of an option that will be granted to him by Mr. Bruno as of the Closing Date. In addition, upon completion of seven days of employment with Kent, Mr. Monahan will be entitled to receive an additional 48,400 shares of Kent Common Stock as part of the Value Appreciation Bonus.

(3) Represents shares of Kent Common Stock that may be acquired by Ms. Scott upon exercise of an option that will be granted to her by Mr. Bruno as of the Closing Date.

                                 LEGAL MATTERS

     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has rendered an opinion concerning the validity of the securities being offered pursuant to this Joint Proxy Statement/Prospectus. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has also rendered an opinion concerning certain federal income tax consequences of the Merger.

                                    EXPERTS

     The consolidated financial statements of Kent and its subsidiaries in Kent's Annual Report on Form 10-K for the year ended March 30, 1996 incorporated by reference herein have been audited by Grant Thornton LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Futronix as of and for the year ended December 31, 1995 in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Futronix included herein as of December 31, 1994 and for the years ended December 31, 1993 and 1994 have been audited by Weinstein Spira & Company, P.C., independent public accountants, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Wire & Cable included herein as of and for the years ended December 31, 1993, 1994 and 1995 have been audited by Gross, Collins & Cress, P.C., independent public accountants, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 OTHER MATTERS

     The Futronix Board does not know of any matters to be presented at the Futronix Special Meeting other than those set forth above. If any other matters are properly brought before the Futronix Special Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment.

     The Kent Board does not know of any matters to be presented at the Kent Special Meeting other than those set forth above. If any other matters are properly brought before the Kent Special Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
FUTRONIX CORPORATION:
  Report of Deloitte & Touche LLP.....................................................   F-2
  Report of Weinstein Spira & Company, P.C. ..........................................   F-3
  Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996
     (Unaudited)......................................................................   F-4
  Statements of Income for the Years Ended December 31, 1993, 1994 and 1995 and for
     the Nine Months Ended September 30, 1995 and 1996 (Unaudited)....................   F-5
  Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1993,
     1994 and 1995 and for the Nine Months Ended September 30, 1996 (Unaudited).......   F-6
  Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995 and
     for the Nine Months Ended September 30, 1995 and 1996 (Unaudited)................   F-7
  Notes to Financial Statements.......................................................   F-8
WIRE & CABLE SPECIALTIES CORPORATION:
  Report of Gross, Collins & Cress, P.C. .............................................  F-14
  Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996
     (Unaudited)......................................................................  F-15
  Statements of Income for the Years Ended December 31, 1993, 1994 and 1995 and for
     the Nine Months Ended September 30, 1995 and 1996 (Unaudited)....................  F-16
  Statements of Changes in Shareholder's Equity for the Years Ended December 31, 1993,
     1994 and 1995 and for the Nine Months Ended September 30, 1996 (Unaudited).......  F-17
  Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995 and
     for the Nine Months Ended September 30, 1995 and 1996 (Unaudited)................  F-18
  Notes to Financial Statements.......................................................  F-19

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Futronix Corporation
Houston, Texas

     We have audited the accompanying balance sheet of Futronix Corporation as of December 31, 1995, and the related statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Futronix Corporation as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

Houston, Texas
April 26, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
  Futronix Corporation
Houston, Texas

     We have audited the accompanying balance sheet of Futronix Corporation (dba Futronix Cable Depot) as of December 31, 1994, and the related statements of earnings, changes in shareholders' equity and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Futronix Corporation (dba Futronix Cable Depot) as of December 31, 1994, and the results of its operations and cash flows for the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
April 14, 1995

                              FUTRONIX CORPORATION

                                 BALANCE SHEETS

                                                                        DECEMBER 31,
                                                                   -----------------------   SEPTEMBER 30,
                                                                     1994          1995          1996
                                                                   ---------    ----------   -------------
                                                                                               UNAUDITED
                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...................................... $  114,017   $   236,023   $   747,317
  Receivables:
    Trade-less allowance for doubtful accounts of $10,000 and
      $30,000 in 1994 and 1995 and $107,600 in 1996,
      respectively...............................................  1,026,299     4,945,296     7,403,520
    Other........................................................     30,241       127,664        62,268
  Inventory......................................................  5,941,481    14,005,376    18,685,022
  Prepaid expenses...............................................     61,903       106,788        77,445
  Deferred federal income tax....................................      8,500        15,000        15,000
                                                                  ----------   -----------   -----------
         Total current assets....................................  7,182,441    19,436,147    26,990,572
                                                                  ----------   -----------   -----------
PROPERTY AND EQUIPMENT:
  Furniture and office equipment.................................    403,306       917,929     1,090,665
  Machinery and equipment........................................    251,684       496,089       818,779
  Leasehold improvements.........................................    611,001       669,691       680,694
                                                                  ----------   -----------   -----------
                                                                   1,265,991     2,083,709     2,590,138
  Less accumulated depreciation..................................    160,989       406,658       691,658
                                                                  ----------   -----------   -----------
                                                                   1,105,002     1,677,051     1,898,480
                                                                  ----------   -----------   -----------
         OTHER ASSETS (Includes Deferred Merger Costs)...........     10,257         6,462     1,003,193
                                                                  ----------   -----------   -----------
         TOTAL................................................... $8,297,700   $21,119,660   $29,892,245
                                                                  ==========   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable................................................... $1,400,000   $7,650,000    $14,150,000
  Accounts payable:
    Trade........................................................  1,304,727     5,943,740     6,789,585
    Due to related party.........................................     53,210            --            --
  Accrued expenses...............................................    330,791       603,598     1,708,540
  Federal income taxes payable...................................     46,723       118,828        18,089
                                                                  ----------   -----------   -----------
         Total current liabilities...............................  3,135,451    14,316,166    22,666,214
LONG-TERM DEBT-SHAREHOLDERS......................................  1,243,193     1,243,193     1,243,193
DEFERRED FEDERAL INCOME TAXES....................................     27,000        54,000        54,000
                                                                  ----------   -----------   -----------
                                                                   4,405,644    15,613,359    23,963,407
                                                                  ----------   -----------   -----------
MANDATORILY REDEEMABLE PREFERRED STOCK,
  non-dividend paying, $1 par value, $1 redemption value,
  2,500,000 shares authorized, 2,200,000 shares issued and
  outstanding....................................................  2,200,000     2,200,000     2,200,000
                                                                  ----------   -----------   -----------
SHAREHOLDERS' EQUITY:
  Capital stock:
    Class A common stock, $.01 par value, 5,000,000 shares
      authorized, 1,243,985 shares issued and outstanding........     12,440        12,440        12,440
    Class B common stock, $.01 par value, 1,300,000 shares
      authorized, 344,250 shares issued and outstanding..........      3,442         3,442         3,442
    Class C common stock, $.01 par value, 1,000,000 shares
      authorized, 48,500 shares issued and outstanding...........         --            --           485
    Convertible preferred stock, non-dividend paying, $1 par
      value, $1 redemption value, 1,200,000 shares authorized,
      1,000,000 shares outstanding...............................         --     1,000,000     1,000,000
    Series preferred stock, $1 par value, 3,000,000 shares
      authorized,
      none issued................................................         --            --            --
  Additional paid-in capital.....................................  1,461,400     1,461,400     1,509,415
  Retained earnings..............................................    214,774       829,019     1,203,056
                                                                  ----------   -----------   -----------
         Total shareholders' equity..............................  1,692,056     3,306,301     3,728,838
                                                                  ----------   -----------   -----------
         TOTAL................................................... $8,297,700   $21,119,660   $29,892,245
                                                                  ==========   ===========   ===========

                       See notes to financial statements.

                              FUTRONIX CORPORATION

                              STATEMENTS OF INCOME

                                                                            NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                    ----------------------------------   -----------------------
                                      1993        1994         1995         1995         1996
                                    ---------   ---------   ----------   ----------   ----------
                                                                                UNAUDITED
SALES............................. $2,873,772  $5,950,633  $29,279,781  $19,424,188  $37,593,661
                                   ----------- ----------- ------------ ------------ ------------
OPERATING COSTS AND EXPENSES:
  Cost of products sold...........  1,311,331   3,023,935   21,474,056   13,942,603   29,750,774
  Operating expenses:
     Lease payments to related
       party......................    156,072     156,072      180,000      138,155      225,000
     Other operating expenses.....  1,166,560   2,068,181    5,928,005    4,176,448    6,253,022
                                    ----------  ----------  -----------  ----------   -----------
          Total operating costs
            and expenses..........  2,633,963   5,248,188   27,582,061   18,257,206   36,228,796
                                    ----------  ----------  -----------  ----------   -----------
INCOME FROM OPERATIONS............    239,809     702,445    1,697,720    1,166,982    1,364,865
                                    ----------  ----------  -----------  ----------   -----------
OTHER EXPENSE:
  Interest expense:
     Related parties..............         --     (20,504)     (87,024)     (65,268)     (65,268)
     Other........................    (69,138)   (129,581)    (603,047)    (427,264)    (676,202)
  Loss on sale of assets..........         --     (30,285)          --           --           --
                                    ----------  ----------  -----------  ----------   -----------
          Total other expense.....    (69,138)   (180,370)    (690,071)    (492,532)    (741,470)
                                    ----------  ----------  -----------  ----------   -----------
INCOME BEFORE INCOME TAXES........    170,671     522,075    1,007,649      674,450      623,395
INCOME TAXES......................         --     220,904      393,404      269,780      249,358
                                    ----------  ----------  -----------  ----------   -----------
NET INCOME........................  $ 170,671   $ 301,171   $  614,245   $  404,670   $  374,037
PRO FORMA INCOME TAXES FOR S
  CORPORATION.....................     64,855     (34,000)          --           --           --
                                    ----------  ----------  -----------  ----------   -----------
PRO FORMA NET INCOME..............  $ 105,816   $ 335,171   $  614,245   $  404,670   $  374,037
                                    ==========  ==========  ===========  ==========   ===========
PRO FORMA EARNINGS PER COMMON
  SHARE...........................  $     .18   $     .34   $      .27   $      .18   $      .11
                                    ==========  ==========  ===========  ==========   ===========

                       See notes to financial statements.

                              FUTRONIX CORPORATION

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                         CLASS A              CLASS B            CLASS C           CONVERTIBLE
                                      COMMON STOCK         COMMON STOCK      COMMON STOCK       PREFERRED STOCK
                                   --------------------   ----------------   ---------------   --------------------
                                    SHARES     AMOUNT     SHARES    AMOUNT   SHARES   AMOUNT    SHARES     AMOUNT
                                   --------   ---------   -------   ------   ------   ------   --------   ---------
BALANCE, JANUARY  1,
  1993...........................   500,000   $ 500,000
  Net income.....................
  Distributions..................
                                   ---------  ---------   -------   ------   ------    ----    ---------  ----------
BALANCE, DECEMBER 31,
  1993...........................   500,000     500,000
  Recapitalization of Class A
   common stock..................   (39,265)   (495,393)  127,500   $1,275
 Issuance of Class A
   common stock..................   783,250       7,833
 Issuance of Class B
   common stock..................                         216,750    2,167
 Issuance of Class A and
   Class B common stock
   purchase warrants.............
  Costs related to issuance of
   common  stock.................
  Net income.....................
                                   ---------  ---------   -------   ------   ------    ----    ---------  ----------
BALANCE, DECEMBER 31,
  1994........................... 1,243,985      12,440   344,250    3,442
  Issuance of Convertible
    Preferred  Stock.............                                                              1,000,000  $1,000,000
  Net Income.....................
                                   ---------  ---------   -------   ------   ------    ----    ---------  ----------
BALANCE,  DECEMBER 31,
  1995........................... 1,243,985      12,440   344,250    3,442                     1,000,000   1,000,000
 Issuance of Class C
   common stock..................                                           48,500    $485
  Net income (unaudited).........
                                  ---------   ---------   -------   ------   ------   ----     ---------  ----------
BALANCE, SEPTEMBER 30,
  1996 (unaudited)............... 1,243,985  $   12,440   344,250  $ 3,442  48,500    $485     1,000,000  $1,000,000
                                  =========   =========   =======   ======  ======    ====     =========  ==========



                                    ADDITIONAL    RETAINED      TOTAL
                                      PAID-IN    EARNINGS    SHAREHOLDERS'
                                      CAPITAL    (DEFICIT)      EQUITY
                                     ---------   ---------   ------------
BALANCE, JANUARY  1,
  1993...........................   $ 471,848   $ (28,916)   $  942,932
  Net income.....................                 170,671       170,671
  Distributions..................    (471,848)   (228,152)     (700,000)
                                     ----------  ----------   ----------
BALANCE, DECEMBER 31,
  1993...........................                 (86,397)      413,603
  Recapitalization of Class A
   common stock..................     494,118
 Issuance of Class A
   common stock..................     775,417                   783,250
 Issuance of Class B
   common stock..................     214,583                   216,750
 Issuance of Class A and
   Class B common stock
   purchase warrants.............       6,807                     6,807
  Costs related to issuance of
   common stock.................      (29,525)                  (29,525)
  Net income.....................                 301,171       301,171
                                     ----------  ----------   ----------
BALANCE, DECEMBER 31,
  1994...........................   1,461,400     214,774     1,692,056
  Issuance of Convertible
    Preferred  Stock.............                             1,000,000
  Net Income.....................                 614,245       614,245
                                     ----------  ----------   ----------
BALANCE, DECEMBER 31,
  1995...........................   1,461,400     829,019     3,306,301
 Issuance of Class C
   common stock..................      48,015                    48,500
  Net income (unaudited).........                 374,037       374,037
                                    ----------  ----------   ----------
BALANCE, SEPTEMBER 30,
  1996 (unaudited)...............  $1,509,415  $1,203,056    $3,728,838
                                   ==========  ==========    ==========


                       See notes to financial statements.

                              FUTRONIX CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                               NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                              -----------------------------------------    --------------------------
                                                 1993           1994           1995           1995           1996
                                              -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................  $   170,671    $   301,171    $   614,245    $   404,670    $   374,037
  Adjustments to reconcile net income to net
     cash used in operating activities:
     Depreciation and amortization..........       65,172        121,648        256,750        203,552        288,269
     Bad debt expense.......................       31,925          7,651         20,000         45,250         77,600
     Loss on sale of assets.................                      30,285
     Deferred federal income tax............                      18,500         20,500
     Effect of changes in:
       Receivables..........................      (17,053)      (789,444)    (4,028,654)    (3,771,951)    (2,470,428)
       Inventory............................   (1,000,742)    (3,885,356)    (8,063,895)    (7,033,441)    (4,679,646)
       Prepaid expenses.....................       (9,253)       (31,748)       (44,885)        26,145         29,343
       Accounts payable.....................       42,638      1,187,599      4,639,013      3,469,475        845,845
       Accrued expenses.....................       68,770        201,556        272,807        300,465        104,942
       Federal income taxes payable.........                      46,723         72,105         12,417       (100,739)
                                              -----------    -----------    -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES.......  $  (647,872)   $(2,791,415)   $(6,242,014)   $(6,343,418)   $(5,530,777)
                                              ===========    ===========    ===========    ===========    ===========
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....      (33,702)    (1,031,431)      (829,718)      (690,715)      (506,429)
  Organizational costs......................       (8,344)
  Proceeds from related party receivable....                     124,290
  Proceeds from sale of assets..............                       6,000          4,714
                                              -----------    -----------    -----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES.......      (42,046)      (901,141)      (825,004)      (690,715)      (506,429)
                                              -----------    -----------    -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit
     agreement..............................    1,272,000      2,950,000     10,675,000      7,675,000     22,550,000
  Repayments on line of credit..............                  (3,500,000)    (4,425,000)      (125,000)   (16,050,000)
  Net advances from (payments to)
     shareholder............................      114,808        (69,089)       (60,976)       (60,976)
  Proceeds from issuance of long-term
     debt...................................                   1,243,193
  Proceeds from issuance of mandatorily
     redeemable preferred stock.............                   2,200,000
  Proceeds from issuance of convertible
     preferred stock........................                                  1,000,000
  Proceeds from sale of common
     stock -- net...........................                     970,475                                       48,500
  Proceeds from sale of stock warrants......                       6,807
  Distributions made to shareholder.........     (700,000)
                                              -----------    -----------    -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...      686,808      3,801,386      7,189,024      7,489,024      6,548,500
                                              -----------    -----------    -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................       (3,110)       108,830        122,006        454,891        511,294
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD....................................        8,297          5,187        114,017        114,017        236,023
                                              -----------    -----------    -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....  $     5,187    $   114,017    $   236,023    $   568,908    $   747,317
                                              ===========    ===========    ===========    ===========    ===========
NONCASH INVESTING AND FINANCING
  ACTIVITIES -- Proceeds in the form of a
  related party receivable, from sale of
  leasehold improvements....................  $   124,290
                                              ===========

                       See notes to financial statements.

                              FUTRONIX CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     Futronix Corporation ("Futronix") operates as an independent wholesale distributor of specialty wire and cable and new electrical surplus material that are sold exclusively to electrical wholesalers and other specialty distributors in the United States, Canada and Mexico. As of December 31, 1995, warehouse facilities were located in Houston, Texas; Charlotte, North Carolina; Exton, Pennsylvania; and Tampa, Florida, with the main offices in Houston.

2. ACCOUNTING POLICIES

     Futronix maintains its accounts on the accrual basis of accounting in accordance with generally accepted accounting principles. Accounting principles followed by Futronix and the methods of applying those principles which materially affect the determination of financial position, the results of operations and cash flows are summarized below:

     UNAUDITED FINANCIAL STATEMENTS. The accompanying consolidated financial statements and information as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are unaudited, and include all adjustments (consisting of only normal recurring adjustments), that are necessary, in the opinion of management, for a fair presentation.

     INCOME RECOGNITION. Sales are recognized at the date of merchandise shipment, and accounts receivable are recorded at that time. Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

     INVENTORY. Inventory consists of specialty wire and cable and electrical parts and equipment held for sale in the ordinary course of business. This merchandise is valued at the lower of average cost or market.

     PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives, using the straight-line method of accounting. Depreciation is based on the following estimated useful lives:

            Furniture and fixtures..................................       7 years
            Machinery and equipment.................................     3-7 years
            Leasehold improvements..................................    3-15 years

     FEDERAL INCOME TAX. Effective January 1, 1994, Futronix became subject to federal income taxes under the C corporation provisions of the Internal Revenue Code. Under these provisions, Futronix computes federal income tax based on rates prevailing at year end.

     Income taxes are provided for all taxable income included in the determination of earnings, regardless of when such income is reported for income tax purposes.

     Futronix provides deferred income taxes for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of assets and liabilities.

     In 1993, Futronix was taxed under the S Corporation provisions of the Internal Revenue Code. Under those provisions, Futronix did not pay federal corporate income taxes on its taxable income. Instead, the shareholder was liable for individual federal income taxes on Futronix's taxable income and received the benefit of any taxable losses.

     FINANCIAL INSTRUMENTS. Futronix's financial instruments consist of cash and cash equivalents, receivables, payables, debt and mandatorily redeemable preferred stock. As of December 31, 1995, the estimated fair value of such financial instruments has been based on the following methods and assumptions: for cash and cash equivalents, receivables and payables, the carrying amount approximates fair value because of the

                              FUTRONIX CORPORATION
short term maturity of these instruments; and for debt and mandatorily redeemable preferred stock, the fair value is based on the rates available for debt with similar terms.

     CASH AND CASH EQUIVALENTS. For purposes of the statements of cash flows, Futronix considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     EARNINGS PER COMMON SHARE. Earnings per common share are based on the weighted average number of common stock and common stock equivalents outstanding during the period. Common stock equivalents include common stock options, common stock warrants and convertible preferred stock. The weighted average number of shares used to compute earnings per common share was:

    Year ended December 31:
         1993.................................................................    588,235
         1994.................................................................    993,422
         1995.................................................................  2,296,237
    Nine months ended September 30:
         1995.................................................................  2,268,840
         1996.................................................................  3,303,551

3. NOTES PAYABLE

     Short-term debt at December 31, 1994 and 1995, was as follows:

                                                                      1994         1995
                                                                   ----------   ----------
    Note payable to a bank under a $12,000,000 revolving
      line-of-credit, secured by accounts receivable, inventory, equipment, general intangibles, and life insurance
      proceeds, with interest at the prime rate plus  1/2%, due
      December 9, 1996 (at September 30, 1996, the line of credit
      was due on June 30, 1997)..................................  $1,400,000   $7,650,000
                                                                   ==========   ==========

     Long-term debt at December 31, 1994 and 1995, was as follows:

                                                                      1994         1995
                                                                   ----------   ----------
    Subordinated notes payable to shareholders, due in four
      annual installments, commencing on October 1, 1999 through
      2002, plus quarterly interest at 7%, beginning January
      1995.......................................................  $1,243,193   $1,243,193
                                                                   ==========   ==========

     Future payments on long-term debt are as follows:

                                                                                  1994
                                                                               ----------
    Year Ending December 31:
         1999................................................................   $ 310,798
         2000................................................................     310,798
    Later years..............................................................     621,597
                                                                               ----------
                                                                               $1,243,193
                                                                               ==========

                              FUTRONIX CORPORATION

     The revolving line-of-credit note contains certain covenants and restrictions, including the maintenance of certain financial statement ratios. As of December 31, 1995, Futronix was in compliance with these covenants.

     The fair value of the note payable to a bank and the subordinated notes payable to shareholders at December 31, 1995 totaled $7,650,000 and $1,050,000, respectively.

4. OPERATING LEASES

     On January 1, 1994, Futronix commenced a ten-year lease with an option for a five year extension of the Houston warehouse and office facilities with a related party. Monthly rent began at $13,006 and effective January 1, 1996, escalated to the maximum monthly rate of $25,000, based on the amount of sales of Futronix in the preceding year. Futronix paid rent of $156,072, $156,072 and $180,000 to the related party for the years ended December 31, 1993, 1994 and 1995, respectively, out of a total rental expense of $156,072, $156,072 and $447,327.

     During fiscal year 1995, Futronix had leased warehouse and office facilities in Tampa, Florida; Charlotte, North Carolina; and Exton, Pennsylvania. The lease terms for the facilities range from three to five years. The facilities in Exton and Charlotte have options to extend for a period of three years at the option of Futronix. Also, Futronix has leased office facilities in Dallas, Texas and Baton Rouge, Louisiana for periods of no more than one year. These leases are classified as operating leases in accordance with Financial Accounting Standards ("FAS") No. 13 "Accounting for Leases."

     Future minimum base lease payments are as follows:

        Year Ending December 31:
             1996........................................ $  709,779
             1997........................................    752,568
             1998........................................    609,468
             1999........................................    478,848
             2000........................................    300,000
        Later Years......................................    900,000
                                                          ----------
                                                          $3,750,663
                                                          ==========

5. RELATED PARTY TRANSACTIONS

     Futronix had advances payable to a shareholder in the amount of $53,210 at December 31, 1994. No interest had been accrued or paid on the advances.

     As disclosed in Note 3, Futronix has subordinated notes payable to shareholders. For the years ended December 31, 1994 and 1995, $20,504 and $87,024, respectively, of interest was accrued on these notes.

6. PROFIT SHARING PLAN

     Futronix established a profit sharing plan during the year ended December 31, 1993, under Section 401(k) of the Internal Revenue Code, that covers substantially all of employees. Employees may make contributions to the plan by electing to defer from 1% to 15% of their compensation. A discretionary contribution may be made by the employer as determined by the Board of Directors. Futronix's contributions to the plan were $25,000, $50.000 and $72,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

                              FUTRONIX CORPORATION

7. INCOME TAX

     Futronix recognized current federal income tax expense of $196,723 and $320,137, deferred federal income tax expense of $18,500 and $20,500, and state income tax expense of $5,681 and $52,767 in 1994 and 1995, respectively.

     The following is a reconciliation of federal income taxes computed at the statutory rate with income taxes recorded in the Statements of Income for the years ended December 31, 1994 and 1995:

                                                                    1994         1995
                                                                  --------     --------
    Federal income tax expense at statutory rates...............  $177,506     $342,601
    Nondeductible items.........................................     9,865       10,736
    After-tax effect of state income taxes......................     5,681       34,826
    Cumulative FAS No. 109 adjustment resulting from change in
      status from S Corporation to taxation as a C Corporation..    34,000
    Other.......................................................    (6,148)       5,241
                                                                  --------     --------
                                                                  $220,904     $393,404
                                                                  ========     ========

     The components of the deferred tax asset and liability as of December 31, 1994 and 1995, were as follows:

                                                                    1994        1995
                                                                   -------     -------
    Deferred tax assets:
      Allowances for doubtful accounts..........................   $ 3,400     $10,000
      Accrued vacation..........................................     5,100       5,000
                                                                   -------     -------
                                                                     8,500      15,000
                                                                   =======     =======
    Deferred tax liability -- accumulated depreciation..........   $27,000     $54,000
                                                                   =======     =======

8. SHAREHOLDERS' EQUITY

     During 1994, Futronix filed amended Articles of Incorporation that authorized the following changes in Futronix's equity structure:

     - Authorized issuance of 5,000,000 shares of Class A voting common stock at $.01 par value per share.

     - Authorized issuance of 1,000,000 shares of Class B nonvoting common stock at $.01 par value per share.

     - Authorized issuance of 1,000,000 shares of Class C nonvoting common stock at $.01 par value per share.

     - Class B common stock may be converted to Class A common stock on a one-to-one basis at the option of the holder. Class C nonvoting common stock is not convertible.

                              FUTRONIX CORPORATION

    - Authorized issuance of 5,000,000 shares of non-dividend paying preferred stock, $1.00 par value per share. The shares are redeemable at any time at the option of Futronix and are subject to mandatory redemption at the seventh, eighth, ninth and tenth anniversary dates, beginning at January 1, 1994. The redemption price is $1.00 per share and is redeemable as follows:

              DATE OF REDEMPTION         PERCENTAGE TO BE REDEEMED
              ------------------         -------------------------
        January 1, 2001...............   25% of outstanding shares
        January 1, 2002...............   33% of outstanding shares
        January 1, 2003...............   50% of outstanding shares
        January 1, 2004...............   100% of outstanding shares

     On January 1, 1994, Futronix converted the existing 500,000 shares of outstanding common stock at $1 par value into 460,735 shares of Class A common stock at $.01 par value and 127,500 shares of Class B common stock at $.01 par value.

     On January 1, 1994 and October 5, 1994, Futronix sold 1,450,000 and 750,000 shares of mandatorily redeemable preferred stock to third parties for $1,450,000 and $750,000, respectively. The estimated fair value of mandatorily redeemable preferred stock at December 31, 1995 was $1,171,000.

     On October 5, 1994, Futronix sold 783,250 shares of Class A common stock and 216,750 shares of Class B common stock to existing shareholders for $783,250 and $216,750, respectively.

     On October 5, 1994, Futronix sold Class A and Class B common stock purchase warrants to existing shareholders for $6,807. The purchase price of warrants was $.01 per warrant, which enabled the holder to purchase one share of common stock for $.01. A total of 680,673 warrants were sold, of which 172,286 represented Class B warrants and 508,387 were Class A warrants.

     Total costs related to capital transactions amounted to $29,525 for the 1994 period. Accordingly, these costs were offset against additional paid-in capital.

     At December 19, 1995, Futronix filed amended Articles of Incorporation that authorized the following changes in Futronix's equity structure:

     - Increased the authorized number of Class B common shares from 1,000,000 to 1,300,000.

     - Decreased the authorized number of mandatorily redeemable preferred shares from 5,000,000 to 2,500,000.

     - Authorized issuance of 1,200,000 shares of nondividend-paying convertible preferred stock at $1.00 par value per share that are convertible at any time to Class A and Class B common stock on a one-to-one basis at the option of the holder. The liquidation preference of mandatorily redeemable preferred stock is superior to convertible preferred stock.

     - Authorized the issuance of 3,000,000 shares of series preferred stock with rights and preferences to be determined when issued.

     On December 21, 1995, Futronix issued 1,000,000 shares of convertible preferred stock for $1,000,000.

9. INCENTIVE STOCK OPTION PLAN

     In November 1995, the Board of Directors approved an incentive plan (1995 Omnibus Plan) offering incentives to its key employees, consultants, and directors. The 1995 Omnibus Plan is administered by a compensation committee made up from the Board of Directors. The incentives include stock options, performance awards, and other common stock equivalents which are issued at the discretion of the committee.

                              FUTRONIX CORPORATION

The 1995 Omnibus Plan limits the awards to 163,500 shares of common stock; and no more than 10,000 shares to any individual within one calendar year. No options were granted in 1995. In April 1996, options for 50,000 shares of Class C common stock were granted at an exercise price of $1.00 per share, 48,500 of which were exercised prior to the expiration of the term of the options in June 1996.

10.  CONTINGENT LIABILITY

     As of December 31, 1995, Futronix was a guarantor on certain loans to employees of Futronix. At year end, the total exposure related to these loans was approximately $70,000.

11.  MAJOR CUSTOMERS

     During 1995, one customer accounted for 10% of Futronix's total sales. During 1994 and 1993, there were no customers with sales over 10% of total sales.

12.  GEOGRAPHIC INFORMATION

     Less than 10% of Futronix's revenues and identifiable assets relate to foreign operations and export sales.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of
  Wire & Cable Specialties Corporation
Atlanta, Georgia

We have audited the accompanying balance sheets of

                      WIRE & CABLE SPECIALTIES CORPORATION

as of December 31, 1994 and 1995, and the related statements of income, shareholder's equity, and cash flows for the three years in the period ended December 31, 1995. These financial statements are the responsibility of Wire & Cable Specialties Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wire & Cable Specialties Corporation as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          GROSS, COLLINS & CRESS, P.C.

Atlanta, Georgia
July 22, 1996

                      WIRE & CABLE SPECIALTIES CORPORATION

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                           ----------------------   SEPTEMBER 30,
                                                             1994         1995         1996
                                                           ---------    ---------   ------------
                                                                                      UNAUDITED
                         ASSETS
CURRENT ASSETS
  Cash and cash equivalents..............................  $    4,942   $    3,634   $    4,783
  Accounts receivable
     Trade, less allowance for doubtful accounts of
       $23,666 in 1994 and $19,006 in 1995 and 1996
       (Notes 2 and 3)...................................   2,964,018    2,667,734    3,309,232
  Inventory (Note 3).....................................   2,772,322    3,430,753    4,949,179
  Account receivable shareholder.........................          --       10,000      174,279
  Other current assets...................................      66,978      122,464      124,195
                                                           ----------   ----------   ----------
          TOTAL CURRENT ASSETS...........................   5,808,260    6,234,585    8,561,668
                                                           ----------   ----------   ----------
PROPERTY AND EQUIPMENT
  Furniture and office equipment.........................     193,332      223,268      733,561
  Machinery and equipment................................     531,447      678,208       80,561
  Vehicles...............................................      42,416       77,429      261,541
  Leasehold improvements.................................      18,444           --           --
  Less accumulated depreciation..........................    (554,812)    (623,188)    (713,188)
                                                           ----------   ----------   ----------
                                                              230,827      355,717      362,475
                                                           ----------   ----------   ----------
          OTHER ASSETS...................................      75,086       55,999       36,665
                                                           ----------   ----------   ----------
          TOTAL ASSETS...................................  $6,114,173   $6,646,301   $8,960,808
                                                           ==========   ==========   ==========
          LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Line of credit (Note 3)................................  $1,722,000   $2,078,000   $3,491,000
  Current portion of long-term debt (Note 4).............      14,834       11,520       11,520
  Accounts payable
     Trade...............................................   2,164,836    1,782,525    2,634,120
  Accrued expenses.......................................     453,776      406,762      237,702
  Reserve for shareholder distribution for taxes.........          --           --       21,772
                                                           ----------   ----------   ----------
          TOTAL CURRENT LIABILITIES......................   4,355,446    4,278,807    6,396,114
                                                           ----------   ----------   ----------
LONG-TERM DEBT (Note 4)..................................      26,116       14,596        2,125
                                                           ----------   ----------   ----------
SHAREHOLDER'S EQUITY
Common stock, $1 par value, 500,000 shares authorized,
  1,000 shares issued and outstanding....................       1,000        1,000        1,000
Additional paid-in capital...............................      90,000       90,000       90,000
Retained earnings........................................   1,641,611    2,261,898    2,471,569
                                                           ----------   ----------   ----------
          TOTAL SHAREHOLDER'S EQUITY.....................   1,732,611    2,352,898    2,562,569
                                                           ----------   ----------   ----------
          TOTAL LIABILITIES AND
            SHAREHOLDER'S EQUITY.........................  $6,114,173   $6,646,301   $8,960,808
                                                           ==========   ==========   ==========

  The accompanying Notes to Financial Statements are an integral part of these statements.

                      WIRE & CABLE SPECIALTIES CORPORATION

                              STATEMENTS OF INCOME

                                                                                      NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                            -------------------------------------  ------------------------
                                               1993         1994         1995         1995         1996
                                            -----------  -----------  -----------  -----------  -----------
                                                                                          UNAUDITED
SALES.....................................  $11,023,490  $20,241,965  $24,511,091  $18,837,088  $19,239,679
                                            -----------  -----------  -----------  -----------  -----------
OPERATING COSTS AND EXPENSES
  Cost of products sold...................    8,083,533   15,305,308   18,877,741   14,481,980   14,893,872
  Operating expenses......................    2,532,750    3,859,369    4,242,762    3,409,641    3,354,231
                                            -----------  -----------  -----------  -----------  -----------
         TOTAL OPERATING COSTS AND
           EXPENSES.......................   10,616,283   19,164,677   23,120,503   17,891,621   18,248,103
                                            -----------  -----------  -----------  -----------  -----------
INCOME FROM OPERATIONS....................      407,207    1,077,288    1,390,588      945,467      991,576
                                            -----------  -----------  -----------  -----------  -----------
OTHER INCOME (EXPENSE)
  Interest expense........................      (71,719)    (171,909)    (187,382)    (137,591)    (182,244)
  Other income (loss).....................        7,570        5,524        3,990           --      (30,045)
  Gain (loss) from sale of assets.........       10,085        2,624       (4,503)      (4,503)          --
                                            -----------  -----------  -----------  -----------  -----------
TOTAL OTHER INCOME (EXPENSE)..............      (54,064)    (163,761)    (187,895)    (142,094)    (212,289)
                                            -----------  -----------  -----------  -----------  -----------
NET INCOME BEFORE PRO FORMA INCOME TAXES
  OF
  S CORPORATION...........................  $   353,143  $   913,527  $ 1,202,693  $   803,373  $   779,287
                                            ===========  ===========  ===========  ===========  ===========

                      ADDITIONAL S CORPORATION DISCLOSURE

PRO FORMA INCOME TAXES (COMPUTED AT 38% OF
  S CORPORATION INCOME)...................  $   134,194  $   347,140  $   457,023  $   305,281  $   296,129
NET INCOME AFTER PRO FORMA INCOME TAXES...  $   218,949  $   566,387  $   745,670  $   498,092  $   483,159
                                            ===========  ===========  ===========  ===========  ===========
EARNINGS PER COMMON SHARE LESS PRO FORMA
  INCOME TAXES OF
  S CORPORATION...........................  $    218.95  $    566.39  $    745.67  $    498.09  $    483.16
                                            ===========  ===========  ===========  ===========  ===========

  The accompanying Notes to Financial Statements are an integral part of these statements.

                      WIRE & CABLE SPECIALTIES CORPORATION

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                               COMMON STOCK     ADDITIONAL                      TOTAL
                                              ---------------    PAID-IN       RETAINED     SHAREHOLDER'S
                                              SHARES   AMOUNT    CAPITAL       EARNINGS        EQUITY
                                              ------   ------   ---------     ----------    -------------
BALANCE, January 1, 1993....................  1,000    $1,000    $ 90,000     $1,159,982     $ 1,250,982
  Net income................................                                     353,143         353,143
  Distributions.............................                                    (191,424)       (191,424)
                                              -----    ------    --------     ----------     -----------
BALANCE, December 31, 1993..................  1,000     1,000      90,000      1,321,701       1,412,701
  Net income................................                                     913,527         913,527
  Distributions.............................                                    (593,617)       (593,617)
                                              -----    ------    --------     ----------     -----------
BALANCE, December 31, 1994..................  1,000     1,000      90,000      1,641,611       1,732,611
  Net income................................                                   1,202,693       1,202,693
  Distributions.............................                                    (582,406)       (582,406)
                                              -----    ------    --------     ----------     -----------
BALANCE, December 31, 1995..................  1,000     1,000      90,000      2,261,898       2,352,898
  Net income (unaudited)....................                                     779,288         779,288
  Distributions (unaudited).................                                    (569,617)       (569,617)
                                              -----    ------    --------     ----------     -----------
BALANCE, September 30, 1996 (unaudited).....  1,000    $1,000    $ 90,000     $2,471,569     $ 2,562,569
                                              =====    ======    ========     ==========     ===========

  The accompanying Notes to Financial Statements are an integral part of these statements.

                      WIRE & CABLE SPECIALTIES CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                        NINE MONTHS
                                                YEAR ENDED DECEMBER 31,             ENDED SEPTEMBER 30,
                                          ------------------------------------    ------------------------
                                            1993          1994         1995          1995          1996
                                          ---------    ----------    ---------    ----------    ----------
                                                                                         UNAUDITED
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY (USED IN) OPERATING
  ACTIVITIES
     Net income.........................  $ 353,143   $   913,527    $1,202,693   $   803,373   $   779,288
     Gain (loss) on sale of assets......    (10,085)       (2,624)        4,503         4,503            --
  Adjustments to reconcile net income to
     net cash provided by (used in)
     operating activities
     Depreciation and amortization......     96,068       141,673       110,084       112,500        90,000
     Accounts receivable................   (560,320)   (1,302,121)      296,284      (184,586)     (641,498)
     Inventory..........................   (484,627)   (1,072,697)     (658,431)   (1,043,812)   (1,518,426)
     Other current assets...............    (42,819)          434       (68,102)      (35,095)     (166,010)
     Accounts payable...................     24,987     1,345,913      (382,311)      810,258       851,595
     Accrued expenses...................     47,923       332,080       (47,014)     (142,237)     (147,288)
                                          ---------   -----------    ----------   -----------   -----------
          NET CASH PROVIDED BY (USED IN)
            OPERATING ACTIVITIES........   (575,730)      356,185       457,706       324,904      (752,339)
                                          ---------   -----------    ----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and
     equipment..........................   (103,157)     (143,227)     (252,812)      (90,503)      (96,758)
  Other assets..........................    (10,478)      (44,583)       19,087        19,745        19,334
  Proceeds from sale or exchange of
     assets.............................     17,585        13,250        15,951        15,951            --
                                          ---------   -----------    ----------    ----------   -----------
          NET CASH USED IN INVESTING
            ACTIVITIES..................    (96,050)     (174,560)     (217,774)       54,807       (77,424)
                                          ---------   -----------    ----------    ----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from line of credit, net of
     repayments.........................    880,000       403,000       356,000       181,000     1,413,000
  Proceeds from long-term debt..........     52,523            --            --            --            --
  Payments on long-term debt............    (37,239)      (18,521)      (14,834)       (9,117)      (12,471)
  Dividends paid........................   (191,424)     (593,619)     (582,406)     (436,649)     (569,617)
                                          ---------   -----------    ----------    ----------   -----------
          NET CASH PROVIDED BY (USED IN)
            FINANCING ACTIVITIES........    703,860      (209,140)     (241,240)     (264,766)     (830,912)
                                          ---------   -----------    ----------    ----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................     32,080       (27,515)       (1,308)        5,331         1,149
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD................................        377        32,457         4,942         4,942         3,634
                                          ---------   -----------    ----------    ----------   -----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD................................  $  32,457   $     4,942    $    3,634    $   10,273   $     4,783
                                          =========   ===========    ==========    ==========   ===========

  The accompanying Notes to Financial Statements are an integral part of these statements.

                      WIRE & CABLE SPECIALTIES CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS. Wire & Cable Specialties Corporation ("Wire & Cable") was incorporated on November 11, 1979, as a New Jersey corporation and has subsequently been reincorporated in the State of Georgia. Its operations consist primarily of supplying wire and cable to electrical and electronic wholesale distributors. Wire & Cable has six distribution facilities at the following locations: Atlanta, Georgia; Salem, New Hampshire; Elgin, Illinois; Baton Rouge, Louisiana; Livermore, California; and Denver, Colorado.

     The significant accounting policies followed by Wire & Cable are as follows:

     CASH AND CASH EQUIVALENTS. Wire & Cable considers cash on deposit and investments with original maturities of three months or less to be cash equivalents.

     INVENTORY VALUATION. Inventory is stated at the lower of cost or market. Cost has been determined on the average cost basis.

     DEPRECIATION AND AMORTIZATION. The straight-line and declining-balance methods are used for computing depreciation on substantially all property and equipment. Depreciation is based on estimated useful lives as follows: furniture and fixtures, 5-7 years; machinery and equipment, 5 years; vehicles, 5 years.

     INCOME TAXES. Wire & Cable has elected S corporation status under the provisions of the Internal Revenue Code. Accordingly, the shareholder is responsible for paying income taxes on Wire & Cable's income. Therefore, there is no provision for income taxes in the financial statements. Wire & Cable's policy is to pay dividends to its shareholder for the payment of income taxes on corporate income.

     ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

     INTERIM FINANCIAL INFORMATION. The unaudited financial statements for the nine months ended September 30, 1995 and 1996 are presented for comparative purposes only and have been prepared on a basis substantially consistent with that of the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments, which are of a normal and recurring nature, considered necessary for a fair presentation.

2. ACCOUNTS RECEIVABLE

     Accounts receivable consist of receivables from customers arising in the ordinary course of business. The reserve for bad debts is based on management's estimate. Wire & Cable performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral from its customers. Financial instruments that potentially subject Wire & Cable to concentrations of credit risk consist principally of trade accounts receivables. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising Wire & Cable's customer base and their dispersion across different industries and geographic areas.

3. LINE OF CREDIT

     Wire & Cable has a $4.5 million revolving line of credit with a bank. Interest accrues on the unpaid principal portion at the bank prime rate. Under the terms of the note, Wire & Cable may elect at the end of each interest period to convert to 1-month LIBOR rate plus 2.5% or remain at the bank prime rate. The line of credit is secured by Wire & Cable's accounts receivable, inventory, and the personal guarantees of the shareholder and an officer of Wire & Cable. The bank is assigned a $2.0 million insurance policy on the life of the shareholder. In accordance with the terms of the line of credit agreement, shareholder distributions are limited to amounts required to cover income taxes resulting from the election of S corporation status, plus an

                      WIRE & CABLE SPECIALTIES CORPORATION
additional $300,000 in 1996 ($75,000 in 1995) to cover the shareholder's life insurance premiums, property taxes and other living expenses. The line of credit expires May 5, 1997, and is renewable annually at the bank's discretion. The LIBOR rate as of December 31, 1995 and September 30, 1996 was 5.9375% and 5.43359%, respectively.

     During 1995, Wire & Cable entered into an interest rate swap agreement with a commercial bank to reduce the impact of changes in interest rates on its floating rate line of credit. This agreement effectively changes Wire & Cable's interest rate exposure on $1.0 million of its floating rate debt due May 5, 1996, to a fixed 9.15% rate. The interest swap agreement matures on May 5, 1997. Wire & Cable is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement. However, Wire & Cable does not anticipate nonperformance by the counterparty.

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                             --------------------  SEPTEMBER 30,
                                                               1994        1995        1996
                                                             --------    --------  ------------
13.21% installment note payable; originated in March 1993,
  with 60 monthly payments of $1,201 including principal
  and interest. Secured by equipment.......................  $ 36,329    $ 26,116    $ 13,645
16.29% installment note payable; originated in August 1990,
  with monthly payments of $297 including principal and
  interest. Secured by equipment...........................     2,499          --          --
12.8% installment note payable; originated in July 1990,
  with 60 monthly payments of $367 including principal and
  interest. Secured by machinery...........................     2,122          --          --
                                                             --------    --------    --------
  Subtotal.................................................    40,950      26,116      13,645
                                                             --------    --------    --------
  Less current portion.....................................   (14,834)    (11,520)    (11,520)
                                                             --------    --------    --------
  Noncurrent portion.......................................  $ 26,116    $ 14,596    $  2,125
                                                             ========    ========    ========

     Maturities of long-term debt are summarized as follows:

            Year ending December 31:
                 1996........................   $ 11,520
                 1997........................     13,409
                 1998........................      1,187
                                                --------
            Total maturities.................   $ 26,116
                                                ========

                      WIRE & CABLE SPECIALTIES CORPORATION

5. OPERATING LEASE COMMITMENTS

     Wire & Cable leases office facilities and equipment under noncancellable operating leases. Total rent expense on Wire & Cable's office facilities and equipment totaled $253,858, $383,059, and $393,650 for the years ended December 31, 1993, 1994 and 1995, respectively. Minimum rental commitments for all operating leases are as follows:

            Year ending December 31:
                 1996.........................   $  332,276
                 1997.........................      247,282
                 1998.........................      241,335
                 1999.........................      231,591
                 2000.........................      236,790
                                                 ----------
            Total.............................   $1,289,274
                                                 ==========

6. EMPLOYEE BENEFIT PLAN

     Effective January 1, 1989, Wire & Cable established a profit sharing plan for the benefit of all eligible employees. Contributions by Wire & Cable are determined annually at the discretion of the Board of Directors, but may not exceed the maximum allowable deduction permitted under the Internal Revenue Code at the time of the contribution. Participants may voluntarily contribute to the plan up to 15% of their compensation subject to limitations as defined in the plan. Wire & Cable matches the employees' contributions up to a maximum of 4% of their compensation. Wire & Cable made contributions of $60,000, $74,247, and $120,683 to the profit sharing plan for the years ended December 31, 1993, 1994 and 1995, respectively.

7. MAJOR CUSTOMERS

     Only one customer provides 10% or more of Wire & Cable's sales. During 1993, 1994 and 1995, Wire & Cable had sales of $1,635,423, $3,170,171 and
$4,120,879, respectively, to that customer which represented approximately 15%, 16% and 17%, respectively, of Wire & Cable's total sales.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                   APPENDICES

                                     PROXY

                       PART II: INFORMATION NOT REQUIRED

                                 IN PROSPECTUS

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                             ---------------------

                          KENT ELECTRONICS CORPORATION
                               7433 HARWIN DRIVE
                              HOUSTON, TEXAS 77036

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         ------------------------------

                                   APPENDIX I

                                MERGER AGREEMENT

                         ------------------------------

                            REORGANIZATION AGREEMENT

                                     AMONG

                          KENT ELECTRONICS CORPORATION
                             (A TEXAS CORPORATION),

                          FUTRONIX ACQUISITION COMPANY
                             (A TEXAS CORPORATION),

                              FUTRONIX CORPORATION
                             (A TEXAS CORPORATION),

                      WIRE & CABLE SPECIALTIES CORPORATION
                            (A GEORGIA CORPORATION),

                                      AND

          CERTAIN SHAREHOLDERS AND AFFILIATES OF FUTRONIX CORPORATION
                    AND WIRE & CABLE SPECIALTIES CORPORATION


                                     DATED

                               SEPTEMBER 25, 1996

                               TABLE OF CONTENTS

Section                                                                                                              Page
-------                                                                                                              ----
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.1     Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.2     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.3     Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.4     Name of the Surviving Corporation; Certificate of Incorporation and Bylaws . . . . . . . . . . . . . . 8
         2.5     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.6     Conversion of Futronix Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         2.7     Conversion of W&C Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8     Acquisition Company Capital Stock Not Converted  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.9     Approval by Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.10    Merger Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.11    Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.12    Exchange of Converted Shares and Futronix Warrants . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.13    No Further Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

3.       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.1     Location, Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.2     Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

4.       Representations and Warranties of Futronix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.1     Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.3     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.4     Capitalization and Stock Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.6     Title to Assets and Related Matters.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.7     Real Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.8     Certain Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.9     Non-Real Estate Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.10    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.11    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.12    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.13    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.14    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.15    Legal Proceedings and Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.16    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.18    Intellectual Property and Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.19    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.20    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.21    Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.22    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.23    Previous Sales; Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.24    Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.25    Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.26    Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.27    Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.28    Previous Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
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
         4.29    Section 368 Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

5.       Representations and Warranties of W&C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.1     Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.3     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.4     Capitalization and Stock Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6     Title to Assets and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.7     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.8     Certain Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.9     Non-Real Estate Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.10    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.11    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.12    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.13    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.14    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.15    Legal Proceedings and Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.16    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.18    Intellectual Property and Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.19    Employee Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.20    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.21    Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.22    Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.23    Previous Sales; Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.24    Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.25    Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.26    Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.27    Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.28    Previous Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.29    Section 368 Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

6.       Representations and Warranties of the Company and the Acquisition Company  . . . . . . . . . . . . . . . . .  30
         6.1     Corporate Status.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.2     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.3     Financial Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.4     Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.5     Consent and Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.6     Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.7     Absence of Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.8     No Undisclosed Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.9     Section 368 Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

7.       Representations and Warranties of Bruno and the Futronix Shareholder Parties . . . . . . . . . . . . . . . .  32
         7.1     Authorization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.2     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.3     Stock Ownership.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.4     Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.5     Previous Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.6     Section 368 Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
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
         7.7     Transfer Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

8.       Covenants Related to the Registration of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.1     Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.2     HSR Act Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.3     New York Stock Exchange.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.4     Escrow of Closing Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.5     S-8 Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

9.       Covenants of Futronix and the Futronix Shareholder Parties.  . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.1     Fulfillment of Closing Conditions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.2     Conduct of the Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.3     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.4     No Solicitation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.5     Futronix Special Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.6     Rule 145 Affiliates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.7     Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.8     Related Parties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.9     Termination of Futronix Shareholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.10    Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.11    Amendment of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

10.      Covenants of W&C and Bruno.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.1    Fulfillment of Closing Conditions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.2    Conduct of the Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.3    Access to Information.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.4    No Solicitation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.5    Rule 145 Affiliates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.6    Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.7    Related Parties.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.8    Pooling Accounting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.9    New Bruno Options.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

11.      Covenants of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.1    Value Appreciation Bonus.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.2    Employment Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.3    Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.4    Debt Repayment; Release of Indebtedness Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.5    Continuation of Certain Employment Arrangements after Merger.  . . . . . . . . . . . . . . . . . . .  40
         11.6    Board of Directors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.7    Status as Executive Officers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

12.      Payment of Subchapter S Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         12.1    1996 Tax Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         12.2    1996 Income Distributions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.3    Subchapter S Income.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.4    Tax Liabilities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.5    Final Payment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.6    Prior Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         12.7    Reimbursement.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
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
13.      Conditions Precedent to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         13.1    Legality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         13.2    Registration Statement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         13.3    New York Stock Exchange.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         13.4    Tax Opinion.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         13.5    Approval by Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

14.      Conditions Precedent to Obligations of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.1    Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.2    Agreements, Conditions and Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.3    Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.4    Required Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.5    Ancillary Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.6    Release of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         14.7    Pooling.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.8    Dissenting Shares.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         14.9    Amendment of Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

15.      Conditions Precedent to Obligations of Futronix, the Futronix Shareholder Parties, W&C and Bruno . . . . . .  44
         15.1    Representationsuand Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         15.2    Agreements, Conditions and Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         15.3    Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         15.4    Ancillary Documents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

16.      Non-Competition/Non-Solicitation Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

17.      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         17.1    Grounds for Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         17.2    Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

18.      Survival of Representations, Warranties and Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

19.      Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

20.      Contents of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

21.      Amendment, Parties in Interest, Assignment, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

22.      Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

23.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

24.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

25.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

26.      Termination of Prior Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                            REORGANIZATION AGREEMENT


         THIS REORGANIZATION AGREEMENT is made as of September 25, 1996 by and among Kent Electronics Corporation, a Texas corporation (the "Company"), Futronix Acquisition Company, a Texas corporation (the "Acquisition Company"), Futronix Corporation, a Texas corporation ("Futronix"), Wire & Cable Specialties Corporation, a Georgia corporation ("W&C"), Terrence M. Hunt, a Texas resident ("Hunt"), Theodore J. Bruno, a Georgia resident ("Bruno"), Paul
R. Monahan, a Georgia resident ("Monahan"), and the other signatories to this Agreement (together with Hunt, the "Futronix Shareholder Parties" and, together with all other Persons who have executed and delivered a signature page to this Agreement, the "Parties"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                   Background

         This Agreement sets forth the terms and conditions under which Futronix and W&C will merge with and into the Acquisition Company (the "Merger").

         The Parties intend that, upon completion of the Transactions (defined below), (a) the Acquisition Company will be a wholly-owned subsidiary of the Company, (b) for federal income tax purposes, the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (c) for accounting purposes, the Merger will be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                                   Witnesseth

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.       Definitions.

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Accounts Receivable" mean as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables included in the Assets of Futronix or W&C, as indicated by the context in which used.

         "Acquisition Company" is defined above in the preamble.

         "Acquisition Proposal" is defined in Section 9.4.

         "Affiliates" means, with respect to a particular Party, Persons or entities controlling, controlled by or under common control with that Party, as well as any officers, directors and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

         "Agreement" means this Agreement and the Exhibits and Disclosure Schedules hereto.

         "Amendment" is defined in Section 2.9(d).

         "Articles of Merger" is defined in Section 2.2.

         "Assets" means with respect to a particular Party all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent Financial Statements, that are owned or possessed by such Party.

         "Balance Sheet Date" is defined in Section 4.5.

         "Benefit Plan" means: (i) as to employees employed in the US, any (y) "employee benefit plan" as defined in Section 3(3) of ERISA, and (z) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement; and (ii) as to employees employed outside the US, all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices.

         "Bruno" is defined above in the preamble.

         "Bruno Note" is defined in Section 12.2.

         "Business" means with respect to a particular Party its entire business, operations and facilities.

         "Certificates" is defined in Section 2.12(a).

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Closing" is defined in Section 3.1.

         "Closing Common Shares" means the shares of Company Common Stock to be issued to Bruno and the Futronix Shareholders pursuant to the Merger.

         "Closing Date" is defined in Section 3.1.

         "Code" is defined above in the Background.

         "Combined Target" is defined in Section 13.1.

         "Company" is defined above in the preamble.

         "Company Business" means the Business of the Company.

         "Company Common Stock" means the common stock, no par value, of the Company.

         "Company Securities" means the Company Common Stock and the Company Warrants.

         "Company Preferred Stock" means the preferred stock, par value $1.00 per share, of the Company.

         "Company Special Meeting" is defined in Section 2.9(d).

         "Company Warrants" means warrants to purchase Company Common Stock. After the Effective Time, the certificates evidencing the Futronix Warrants shall evidence the Company Warrants.

         "Confidential Information" means any confidential information or trade secrets of Futronix or W&C, as indicated by the context in which used, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

         "Contract" means any written or oral contract, agreement, lease, instrument, or other commitment that is binding on any person or its property under applicable law.

         "Converted Shares" is defined in Section 2.6(a).

         "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

         "Corporate Party" is defined in Section 8.1(a).

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

         "Deal Expenses" means out-of-pocket expenses incurred in connection with the Transactions and the previous agreements to merge Futronix and W&C and to participate in an initial public offering pursuant to the Old Reorganization Agreement including reimbursement of expenses and payment of a reasonable termination fee to the proposed managing underwriters.

         "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

         "Disclosure Schedules" means the Futronix Disclosure Schedule and the W&C Disclosure Schedule.

         "Dissenting Shares" is defined in Section 2.11.

         "Effective Time" is defined in Section 2.2.

         "Employee Options" is defined in Section 11.3.

         "Employment Agreements" is defined in Section 11.2.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "Environmental Law" means all Laws and Court Orders relating to Hazardous Substances, pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the release or discharge of any materials into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Futronix Assets" means the Assets of Futronix.

         "Futronix Balance Sheet" is defined in Section 4.5.

         "Futronix Business" means the Business of Futronix.

         "Futronix Class A Common Stock" means the Class A common stock, par value $.01 per share, of Futronix.

         "Futronix Class B Common Stock" means the Class B common stock, par value $.01 per share, of Futronix.

         "Futronix Class C Common Stock" means the Class C common stock, par value $.01 per share, of Futronix.

         "Futronix Common Stock" means the Futronix Class A Common Stock, the Futronix Class B Common Stock and the Futronix Class C Common Stock.

         "Futronix Convertible Preferred Stock" means the convertible preferred stock, par value $1.00 per share, of Futronix.

         "Futronix Disclosure Schedule" means the Disclosure Schedule containing information relating to Futronix pursuant to Section 4 and other provisions hereof that has been provided to the other Parties on the date hereof.

         "Futronix Environmental Condition" is defined in Section 4.15(b).

         "Futronix Financial Statements" is defined in Section 4.5.

         "Futronix's knowledge" or "knowledge of Futronix" means the actual knowledge of any director or officer of Futronix.

         "Futronix Nonconvertible Preferred Stock" means the preferred stock, par value $1.00 per share, of Futronix.

         "Futronix Non-Real Estate Leases" is defined in Section 4.9.

         "Futronix Preferred Stock" means the Futronix Convertible Preferred Stock and the Futronix Nonconvertible Preferred Stock.

         "Futronix Real Estate Leases" is defined in Section 4.7.

         "Futronix Real Property" is defined in Section 4.7.

         "Futronix Required Consents" is defined in Section 4.3.

         "Futronix Securities" means the Futronix Common Stock, the Futronix Convertible Preferred Stock, the Futronix Nonconvertible Preferred Stock and the Futronix Warrants.

         "Futronix Shareholders Agreement" means the Futronix Shareholders Agreement among Futronix and the Futronix Shareholders, dated as of January 1, 1994, as amended.

         "Futronix Special Meeting" is defined in Section 2.9(a).

         "Futronix Shareholder" means an owner of any Futronix Securities.

         "Futronix Shareholder Party" is defined above in the preamble.

         "Futronix Systems S-1" is defined in Section 4.28.

         "Futronix Warrants" means any warrants to purchase Futronix Common Stock that are outstanding and exercisable immediately prior to the Closing.

         "GAAP" is defined above in the Background.

         "GBCC" means the Georgia Business Corporation Code, as amended.

         "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

         "Hazardous Substances" means any gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., and (v) any regulated substance or waste under any Laws or Court Orders that currently exist concerning protection of the environment.

         "Holder" is defined in Section 2.12(a).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hunt" is defined above in the preamble.

         "Immaterial Lease" is defined in Section 4.9.

         "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

         "Inventory" means all inventory, including raw materials, supplies, work in process and finished goods.

         "Joint Proxy Statement" is defined in Section 8.1(a).

         "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Lease Amendment" is defined in Section 9.11.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Material Adverse Effect" means a material adverse effect on the Company Business, the Futronix Business or on the W&C Business, as indicated by the context in which used, including the Assets, financial condition, results of operations, liquidity, products, competitive position, suppliers, supplier relations, customers and customer relations thereof.

         "Merger" is defined above in the Background.

         "Merger Consideration" is defined in Section 2.6.

         "Minor Contract" means any Contract under which the executory obligation of a party involves an amount of less than $10,000.

         "Monahan" means Paul R. Monahan, a Georgia resident.

         "Monahan Agreement" means the agreement being entered into on the date hereof among Monahan and the Corporate Parties.

         "New York Stock Exchange" means the New York Stock Exchange, Inc.

         "Old Reorganization Agreement" is defined in Section 26.

         "Option Agreement" is defined in Section 10.9.

         "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Party" is defined above in the preamble.

         "Patents" means all patents and patent applications.

         "PBGC" is defined in Section 4.20(e).

         "Person" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

         "Plan of Merger" is the plan of merger set forth in Section 2.

         "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.

         "Registration Statement" is defined in Section 8.1(a).

         "Representative" is defined in Section 9.3.

         "Scott" means Joan Scott, a Georgia resident.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Act Affiliates" is defined in Section 9.6.

         "Securityholder Documents" is defined in Section 2.12.

         "Surviving Corporation" is defined in Section 2.1.

         "Taxes" means all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

         "TBCA" means the Texas Business Corporation Act, as amended.

         "Termination Date" is defined in Section 17.1.

         "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "Transaction Documents" means this Agreement, the Articles of Merger, the Employment Agreements, the Monahan Agreement, and the Lease Amendment.

         "Transactions" means the Merger and the other transactions contemplated by the Transaction Documents.

         "US" means the United States of America.

         "Value Appreciation Bonus" means the bonus payable to Monahan pursuant to Sections 3 and 4 of the Monahan Agreement.

         "W&C Assets" means the Assets of W&C.

         "W&C Balance Sheet" is defined in Section 5.5.

         "W&C Business" means the Business of W&C.

         "W&C Common Stock" means the common stock, par value $1.00 per share, of W&C.

         "W&C Consent" is defined in Section 2.9(b).

         "W&C Disclosure Schedule" means the Disclosure Schedule containing information relating to W&C pursuant to Section 5 that has been provided to the other Parties on the date hereof.

         "W&C Environmental Condition" is defined in Section 5.15(b).

         "W&C Financial Statements" is defined in Section 5.5.

         "W&C Individual" means any of Bruno, Monahan or Scott.

         "W&C's knowledge" or "knowledge of W&C" means the actual knowledge of any director or officer of W&C.

         "W&C Non-Real Estate Leases" is defined in Section 5.9.

         "W&C Options" means the options granted by Bruno to Monahan and Scott to purchase a portion of the W&C Common Stock owned by Bruno.

         "W&C Real Estate Leases" is defined in Section 5.7.

         "W&C Real Property" is defined in Section 5.7.

         "W&C Required Consents" is defined in Section 5.3.

         "Welfare Plan" is defined in Section 4.20(g).

2.       Plan of Merger.

         2.1 Surviving Corporation. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the TBCA and the GBCC, Futronix and W&C shall be merged with and into the Acquisition Company in accordance with the Plan of Merger set forth in this Section 2 as soon as practicable, but in any event within three business days following the satisfaction or waiver of the conditions set forth in Sections 13, 14 and 15. Following the Merger, the Acquisition Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Texas, and the separate corporate existence of Futronix and W&C shall cease.

         2.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Georgia and with the Secretary of State of the State of Texas articles of merger (the "Articles of Merger") that set forth the Plan of Merger and are otherwise in such form as may be required under, and are executed in accordance with, the relevant provisions of the TBCA and the GBCC. The Merger shall be effective at the time of such filing in the State of Georgia and as of the issuance of a certificate of merger by the Secretary of State of the State of Texas, the later of which times is referred to herein as the "Effective Time."

         2.3 Effects of the Merger. The Merger shall have the effects set forth in Section 5.06 of the TBCA and in Section 14-2-1106 of the GBCC.

         2.4 Name of the Surviving Corporation; Certificate of Incorporation and Bylaws. At the Effective Time, the name of the Surviving Corporation shall be changed to "Futronix Corporation." The Articles of Incorporation of the Acquisition Company shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of the Acquisition Company shall be the Bylaws of the Surviving Corporation.

         2.5 Directors and Officers. The Persons who are the directors and officers of the Acquisition Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time.

         2.6     Conversion of Futronix Securities.

                 (a) Each share of Futronix Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder (defined below) thereof, be converted into the right to receive 0.39077 shares of Company
Common Stock; provided, however, that no fractional shares of Company Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.6(e) hereof. Any shares of Futronix Common Stock held in the treasury of Futronix shall be cancelled. The securities to be issued and the cash to be paid pursuant to this Section 2.6 and Section 2.7 are referred to as the "Merger Consideration," and shares of Futronix Common Stock, Futronix Nonconvertible Preferred Stock and Futronix Convertible Preferred Stock or W&C Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 2.11) are referred to herein collectively as the "Converted Shares."

                 (b) Each share of Futronix Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive 0.39077 shares of Company Common Stock; provided, however, that no fractional shares of Company Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.6(e) hereof. Any shares of Futronix Convertible Preferred Stock held in the treasury of Futronix shall be cancelled.

                 (c) Each share of Futronix Nonconvertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive $1.00 in cash, without interest. Any shares of Futronix Nonconvertible Preferred Stock held in the treasury of Futronix shall be cancelled.

                 (d) Each Futronix Warrant that is outstanding immediately prior to the Effective Time shall, at the Effective Time and pursuant to the terms thereof, be converted into a Company Warrant exercisable for 0.39077 shares of Company Common Stock for each share of Futronix Common Stock for which the Futronix Warrant is now exercisable. At the Effective Time, the Company agrees to be bound by the provisions of Section 6.5 of the Warrant Agreement of Futronix Corporation dated October 5, 1994. Futronix agrees to use its best efforts to cause the Holders of the Futronix Warrants to exercise the Futronix Warrants prior to the Effective Time, and each of the Futronix Shareholder Parties who is a Holder of Futronix Warrants agrees to do so.
After the Effective Time the Company will deliver to a Holder of a Futronix Warrant at its request a new certificate evidencing the Company Warrant.

                 (e) No fraction of a share of Company Common Stock shall be issued, but in lieu thereof each holder of a Futronix Security who would otherwise be entitled to a fraction of a share of Company Common Stock shall, upon surrender of such security to the Company's transfer agent, be paid an amount in cash equal to the value of such fraction of a share based upon the closing price of Company Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time. No interest shall be paid on such amount.

                 (f) The Surviving Corporation shall deliver the Merger Consideration specified in this Section 2.6 upon the surrender of the certificates and other documentation specified in Section 2.12.

                 (g) The Company shall take all steps necessary to provide the Surviving Corporation with the Company Securities, as of the Effective Time, in an amount sufficient to issue all of the securities contemplated by this Section 2.6 at the Effective Time in accordance with Section 2.12.

         2.7     Conversion of W&C Shares.

                 (a) All of the shares of W&C Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder thereof, be converted into the right to receive an aggregate of 812,052 shares of Company Common Stock. Any shares of W&C Common Stock held in the treasury of W&C shall be cancelled.

                 (b) The Surviving Corporation shall deliver the Merger Consideration specified in this Section 2.7 upon the surrender of the certificates and other documentation specified in Section 2.12.

                 (c) The Company shall take all steps necessary to provide the Surviving Corporation with the shares of Company Common Stock, as of the Effective Time, in an amount sufficient to issue all of the shares contemplated by this Section 2.7 at the Effective Time in accordance with Section 2.12.

         2.8 Acquisition Company Capital Stock Not Converted. Each share of capital stock of the Acquisition Company issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged by virtue of the Merger, and each such share shall remain outstanding as one share of capital stock of the Surviving Corporation.

         2.9     Approval by Shareholders.

                 (a) Consistent with applicable law, Futronix shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon the Merger (the "Futronix Special Meeting"). If the Board of Directors of Futronix so desires, it may present the Merger to its shareholders for consideration by soliciting their written consent in accordance with applicable requirements of the TBCA. If such a consent is solicited, the references herein to the "Futronix Special Meeting" shall be deemed to be the process of soliciting such consent unless the context indicates otherwise. The Board of Directors of Futronix, subject to fiduciary duties under applicable law, will recommend that its shareholders approve the Merger.

                 (b) Consistent with applicable law, the sole shareholder of W&C agrees to approve the Merger by written consent in accordance with applicable requirements of the GBCC (the "W&C Consent") executed not later than the date of the Company Special Meeting (as hereinafter defined).

                 (c) The Company, as the sole shareholder of the Acquisition Company, hereby approves the Merger and this Agreement.

                 (d) Consistent with applicable law, the Company shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable for the purpose of considering and taking action upon
(i) an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock to 60,000,000 shares (the "Amendment"), and (ii) the Merger (the "Company Special Meeting"). The Board of Directors of the Company, subject to its fiduciary duties under applicable law, shall recommend that the Company's shareholders approve the Amendment and the Merger.

                 (e) The shareholder vote required for the adoption of this Agreement and the Merger by Futronix, the Company and the Acquisition Company shall be the vote required by the TBCA. The shareholder vote required for the adoption of this Agreement and the Merger by W&C shall be the vote required by the GBCC.

                 (f) Certain of the Securities Act Affiliates of each of Futronix and W&C have entered into a Voting Agreement and Irrevocable Proxy with the Company and Futronix and W&C, respectively, requiring them to vote certain shares of Futronix Common Stock, Futronix Preferred Stock or W&C Common Stock, as applicable, in favor of the Merger.

         2.10 Merger Closing. At the Closing, (a) the Acquisition Company, Futronix and W&C shall deliver to the Secretary of State of each of the State of Texas and the State of Georgia a duly executed and verified copy of the Articles of Merger, as required by the TBCA and the GBCC, and (b) the Parties shall take all such other and further actions as may be required by the TBCA and GBCC and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof. In addition, at the Closing, the Surviving Corporation shall deliver the Merger Consideration to those Holders who shall have delivered the appropriate documents under Section 2.12.

         2.11 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Futronix Common Stock or Futronix Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a shareholder who did not vote in favor of the Merger and who complies with all of the relevant provisions of Section 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Holder shall have failed to perfect or shall have effectively withdrawn or lost such Holder's rights to appraisal under the TBCA; and any such Holder shall have only such rights in respect of the Dissenting Shares owned by such Holder as are provided by Sections 5.11 and 5.12 of the TBCA. If any such Holder shall have failed to perfect or shall have effectively withdrawn or lost such rights, such Holder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.6.

         2.12    Exchange of Converted Shares and Futronix Warrants.

                 (a) At and after the Effective Time, the Surviving Corporation shall issue to each record holder (a "Holder"), as of the Effective Time, of (i) an outstanding certificate or certificates that immediately prior to the Effective Time represented Converted Shares (the "Certificates"), or
(ii) a Futronix Warrant, upon the Holder's delivery of the respective Securityholder Documents (defined below), the respective Merger Consideration specified for such Holder under Section 2.6 or Section 2.7. The documents to be delivered by Holders of Converted Shares or Futronix Warrants by and after the Effective Time (the "Securityholder Documents") shall be (x) in the case of Converted Shares, the Certificates representing the Converted Shares and a duly executed letter of transmittal in the form provided by the Company (the "Letter of Transmittal"), and (y) in the case of the Futronix Warrants, the document constituting the Futronix Warrant and the Letter of Transmittal. All such surrendered Certificates and Futronix Warrants shall be cancelled upon their delivery. Futronix shall send the Letter of Transmittal to the owners of the Futronix Securities along with the notice of the Futronix Special Meeting and shall request the return of an executed Letter of Transmittal from each such shareholder at the time of the Futronix Special Meeting. Except as provided in
Section 2.12(c), the Surviving Corporation shall pay any transfer or similar taxes required by reason of the exchange of Converted Shares and Futronix Warrants.

                 (b) With respect to each Certificate not so surrendered at the Closing, the Surviving Corporation shall promptly thereafter mail to the Holder thereof a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss of title to such Certificate shall pass, only upon proper delivery of the Certificate and such Letter of Transmittal to the Surviving Corporation) and instructions for delivering such Certificate in exchange for delivery of the Merger Consideration. Upon delivery to the Surviving Corporation of such Certificate, together with such Letter of Transmittal, the Company or the Surviving Corporation shall deliver to the Holder of the Certificate in exchange therefor the Merger Consideration to which such Holder is entitled hereunder, and such Certificate shall then be cancelled. The Company and the Surviving Corporation shall follow a similar procedure with respect to any Futronix Warrants to the extent that the respective Securityholder Documents shall not have been delivered at the Effective Time.

                 (c) No interest will be paid or accrued on the Merger Consideration to be delivered upon the surrender of the Securityholder Documents. If delivery is to be made to a Person other than the Person in whose name a Certificate or Futronix Warrant surrendered is registered, it shall be a condition of payment that the Certificate or Futronix Warrant so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the Holder of the Certificate or Futronix Warrant surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
Section 2.12, each Certificate (other than Certificates evidencing Dissenting Shares) and Futronix Warrant shall represent for all purposes solely the right to receive the respective Merger Consideration specified in Section 2.6 or
Section 2.7 with respect to such Converted Shares or Futronix Warrants.

                 (d) Neither the Company nor the Surviving Corporation shall be liable to any Holder of Converted Shares or Futronix Warrants for any Merger Consideration delivered by the Company or the Surviving Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar law.

         2.13 No Further Transfer of Shares. After the Effective Time, there shall be no transfers of Converted Shares or Futronix Warrants that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Futronix Warrants are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the respective Merger Consideration specified in Section 2.6 or Section 2.7. At the Effective Time, the stock ledgers of Futronix and W&C shall be closed.

3.       Closing.

         3.1 Location, Date. The closing for the Transactions (the "Closing") shall be held at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., in Houston, Texas, as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Sections 13, 14 and 15, unless the Parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

         3.2     Deliveries.  At the Closing,

         (a) the Surviving Corporation shall deliver the respective Merger Consideration to the Holders who have complied with Section 2.12 , with such Merger Consideration registered in the names of the respective Holders, or their designees, and in due and proper form;

         (b) the Acquisition Company, Futronix and W&C shall consummate the Merger as provided in Section 2.10; and

         (c) the Parties shall also deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Sections 13, 14 and 15 and such other items as may be reasonably requested.

4.       Representations and Warranties of Futronix.

         Futronix hereby represents and warrants to the Company, W&C and Bruno as follows:

         4.1 Corporate Status. Futronix is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Futronix that have been delivered to the Company and W&C as of the date hereof are effective under applicable Laws and are current, correct and complete.

         4.2 Authorization. Futronix has the requisite power and authority to own its Assets and to carry on its Business. Futronix has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by Futronix have been duly authorized by all necessary corporate action, other than approval by the shareholders of Futronix. Each Transaction Document executed and delivered by Futronix has been duly executed and delivered and constitutes a valid and binding obligation of Futronix, enforceable against Futronix in accordance with its terms.

         4.3 Consents and Approvals. Except for any consents specified in the Futronix Disclosure Schedule (the "Futronix Required Consents"), the approval of the Merger by its shareholders, the filing of the Articles of Merger, and any approvals or filings required under the HSR Act, neither the execution and delivery by Futronix of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by Futronix, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which Futronix is subject, (b) the Charter Documents or bylaws of Futronix or (c) any material Contract, Governmental Permit or other document to which Futronix or any Futronix Shareholder Party is a party or by which the properties or other assets of any of them may be subject.

         4.4 Capitalization and Stock Ownership. The total authorized capital stock of Futronix consists of (i) 5,000,000 shares of Futronix Class A Common Stock, of which 1,243,985 shares are issued and outstanding, (ii) 1,300,000 shares of Futronix Class B Common Stock, of which 344,250 shares are issued and outstanding, (iii) 1,000,000 shares of Futronix Class C Common Stock, of which 48,500 shares are issued and outstanding, (iv) 1,200,000 shares of Futronix Convertible Preferred Stock, of which 1,000,000 shares are issued and outstanding, (v) 2,500,000 shares of Futronix Nonconvertible Preferred Stock, of which 2,200,000 shares are issued and outstanding, and (vi) 3,000,000 shares of Futronix Series Preferred Stock, par value $1.00 per share, of which no shares are issued and outstanding. In addition, there are Futronix Warrants outstanding representing the right to purchase an aggregate of 680,673 shares of Futronix Common Stock. All such issued and outstanding amounts are the amounts issued and outstanding on the date hereof and also as of immediately prior to the Closing, except to the extent that securities may be issued and cancelled in connection with the exercise or conversion of currently outstanding Futronix Convertible Preferred Stock or Futronix Warrants. Except for the rights under the Futronix Class B Common Stock, the Futronix Convertible Preferred Stock and the Futronix Warrants, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Futronix. All of the shares of Futronix Common Stock and Futronix Preferred Stock are, and all of the shares of Futronix Common Stock issuable upon conversion or exercise of the Futronix Convertible Preferred Stock and the Futronix Warrants upon issuance in accordance with the terms thereof will be, duly and validly authorized and issued, fully paid and non-assessable. The Futronix Disclosure Schedule lists all of the record owners of the Futronix Common Stock, the Futronix Preferred Stock and the Futronix Warrants.

         4.5 Financial Statements. Futronix has delivered to the Company and W&C correct and complete copies of unaudited monthly financial statements for Futronix consisting of a balance sheet as of the end of each month from January 1996 through August 1996 and the related statements of income and cash flows for the periods then ended. Futronix has also delivered to the Company and W&C correct and complete copies of financial statements consisting of a balance sheet of Futronix as of December 31, 1993, 1994 and 1995 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended, which were audited by the firm of Weinstein Spira & Co., P.C. with respect to 1993 and 1994 and by the firm of Deloitte & Touche LLP with respect to 1995. All such unaudited and audited financial statements are referred to herein collectively as the "Futronix Pre-Signing Financial Statements." The unaudited financial statements of Futronix to be delivered in connection with the Registration Statement are referred to herein as the "Futronix Post-Signing Financial Statements," and, together with the Futronix Pre-Signing Financial Statements, as the "Futronix Financial Statements." The Futronix Pre-Signing Financial Statements are, and the Futronix Post-Signing Financial Statements will be, consistent in all material respects with the books and records of Futronix, and there have not been and will not be any material transactions by or concerning Futronix that have not been or will not be recorded in the accounting records underlying such Financial Statements.
The Futronix Pre-Signing Financial Statements have been, and the Futronix Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the Futronix Pre-Signing Financial Statements present, and the Futronix Post-Signing Financial Statements will present, fairly the financial position and assets and liabilities of Futronix as of the dates thereof, and the results of its operations and cash flows for the periods then ended, subject in the case of unaudited Futronix Financial Statements to normal recurring year-end adjustments and the absence of notes. The balance sheet of Futronix as of March 31, 1996 that is included in the Financial Statements is referred to herein as the "Futronix Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

        4.6 Title to Assets and Related Matters. Futronix has good and marketable title to, valid leasehold interests in or valid licenses to use, all of the Futronix Assets, free from any Encumbrances except those specified in the Futronix Disclosure Schedule. The use of the Futronix Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Futronix Real Property and tangible personal property (other than Inventory) included in the Futronix Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

         4.7 Real Property. The Futronix Disclosure Schedule describes all real estate used in the operation of the Futronix Business as well as any other real estate that is in the possession of or leased by Futronix and the improvements (including buildings and other structures) located on such real estate (collectively, the "Futronix Real Property"), and lists any leases under which any such Futronix Real Property is possessed (the "Futronix Real Estate Leases"). Futronix does not have any ownership interest in any real property. The Futronix Disclosure Schedule also describes any other real estate previously owned, leased or otherwise operated by Futronix or any predecessor thereof during the past 10 years and the time periods of any such ownership, lease or operation. All of the Futronix Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The Futronix Real Property complies with applicable zoning Laws. Futronix or the landlord of any Futronix Real Property leased by Futronix has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Futronix Real Property.

         4.8 Certain Personal Property. The Futronix Disclosure Schedule describes all items of tangible personal property that were included in the balance sheet of Futronix as of May 31, 1996. Except as specified in the Futronix Disclosure Schedule and excluding purchases of Inventory in the ordinary course of business, since the Balance Sheet Date Futronix has not acquired any items of tangible personal property that have a carrying value in excess of $25,000, or an aggregate carrying value in excess of $50,000. All of such personal property included in the Futronix Disclosure Schedule is, and any such personal property acquired after the date hereof in accordance with
Section 9.2 will be, usable in the ordinary course of business, and all such personal property included in the Futronix Disclosure Schedule conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Futronix Non-Real Estate Leases or the Immaterial Leases, no Person other than Futronix owns any vehicles, equipment or other tangible assets located on the Futronix Real Property that are used in the Futronix Business or that are necessary for the operation of the Futronix Business.

         4.9 Non-Real Estate Leases. The Futronix Disclosure Schedule lists all assets and property (other than Futronix Real Property) that are possessed by Futronix under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $10,000 (each, an "Immaterial Lease"). The Futronix Disclosure Schedule also lists the leases under which such assets and property listed in the Futronix Disclosure Schedule are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Futronix Non-Real Estate Leases."

         4.10 Accounts Receivable. The Accounts Receivable included in the Futronix Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established, all of the Accounts Receivable included in the Futronix Assets are collectible within 90 days from the respective dates of sale. Futronix does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the Futronix Balance Sheet.

         4.11 Inventory. The Inventory included in the Futronix Assets consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items except as described on the Futronix Disclosure Schedule. Such Inventory is of such quality as may be required to satisfy applicable governmental quality control standards. All finished goods included in such Inventory are saleable as current inventories at the current price thereof in the ordinary course of business. Such Inventory is recorded in the Futronix Financial Statements at the lower of average cost or market value determined in accordance with GAAP, and except as set forth in the Futronix Disclosure Schedule, no write-down of such Inventory has been made or should have been made pursuant to GAAP during the past two years. The Futronix Disclosure Schedule lists the locations of all items of the Inventory.

         4.12    Liabilities.  Futronix does not have any Liabilities, except
(a) as specified in the Futronix Disclosure Schedule, (b) as contemplated by the Futronix Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the Futronix Business, or
(d) Liabilities under any Contracts included in the Futronix Assets that are specifically disclosed in the Futronix Disclosure Schedule (or not required to be disclosed because of the term or amount involved) and that were not required under GAAP to have been specifically disclosed or reserved for on the Futronix Balance Sheet.

         4.13 Taxes. Except as set forth in the Futronix Disclosure Schedule, Futronix has duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. All Taxes that Futronix has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Futronix for such payment. There are no proceedings or other actions, nor to the knowledge of Futronix is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to Futronix for any period for which returns have or should have been filed.

         4.14 Subsidiaries. Futronix does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

         4.15    Legal Proceedings and Compliance with Law.

                 (a) Except as set forth in the Futronix Disclosure Schedule, there is no Litigation that is pending or, to Futronix's knowledge, threatened against Futronix. There has been no Default under any Laws applicable to Futronix, including Laws relating to pollution or protection of the environment, or Hazardous Substances, except for any Defaults that would not have a Material Adverse Effect, and Futronix has not received any notices from any governmental entity or other Person regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to Futronix.

                 (b) Without limiting the generality of Section 4.15(a), there has not been any Futronix Environmental Condition created by Futronix or any Affiliate of Futronix or, to the knowledge of Futronix, created by any other Person (i) at the premises at which the Futronix Business is currently conducted, (ii) at any property owned, leased or operated during the past 10 years by Futronix, any Person controlled by Futronix or any predecessor of any of them, or (iii) at any property at which wastes have been released, deposited or disposed during the past 10 years by or at the behest or direction of any of the foregoing, nor has Futronix received written notice of any such Futronix Environmental Condition. "Futronix Environmental Condition" means any condition or circumstance, including the presence or release of Hazardous Substances, at or relating to any such property or premises that (i) requires investigation, monitoring, abatement or correction under an Environmental Law,
(ii) gives rise to any material civil or criminal liability on the part of Futronix under an Environmental Law, or (iii) has created a public or private nuisance.

                 (c) Futronix has delivered to the Company and W&C complete copies of any written reports, studies or assessments in the possession or control of Futronix that relate to any Futronix Environmental Condition and to the Futronix Business or any Futronix Assets.

                 (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) Futronix has obtained and is in full compliance with all Governmental Permits, all of which are listed in the Futronix Disclosure Schedule along with their respective expiration dates, that are required for the operation of the Futronix Business as currently operated,
(ii) all of such Governmental Permits are currently valid and in full force and
(iii) Futronix has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits and expects issuance of the same on substantially similar terms and conditions as currently exist. To Futronix's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

         4.16    Contracts.

                 (a) The Futronix Disclosure Schedule lists all Contracts of the following types to which Futronix is a party or by which it is bound, except for Minor Contracts:

                          (i)     Contracts with any present or former
                 shareholder, director, officer, employee, partner or consultant of Futronix or any Affiliate thereof.

                          (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $25,000 in any individual case;

                          (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case or with respect to any one supplier or other party;

                          (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case;

                          (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of Futronix or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                          (vi) Any Contracts under which any Encumbrances exist; and

                          (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

                 (b) The Contracts listed in the Futronix Disclosure Schedule and the Contracts excluded from the Futronix Disclosure Schedule based on the term or amount thereof (other than Minor Contracts) are referred to herein as the "Futronix Contracts." Futronix is not in Default under any Futronix Contracts (including any Futronix Real Estate Leases and Futronix Non-Real Estate Leases), which Default could result in a Liability on the part of Futronix in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. Futronix has not received any communication from, or given any communication to, any other party indicating that Futronix or such other party, as the case may be, is in Default under any Futronix Contract where such Default could have a Material Adverse Effect. To the knowledge of Futronix, none of the other parties in any such Futronix Contract is in Default thereunder.

         4.17 Insurance. The Futronix Disclosure Schedule lists all policies or binders of insurance held by or on behalf of Futronix, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by Futronix, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.18    Intellectual Property and Confidential Information.

                 (a) Futronix does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the Futronix Disclosure Schedule. Futronix either owns the entire right, title and interest in, to and under, or has a valid license to use all material Intellectual Property that has been used in the operation of the Futronix Business, in the ordinary course or otherwise. All of the Intellectual Property listed in the Futronix Disclosure Schedule is owned by Futronix, free and clear of any Encumbrances, or used pursuant to an agreement that is described in the Futronix Disclosure Schedule. Futronix has not infringed upon or unlawfully or wrongfully used any Intellectual Property rights owned or claimed by another Person. Futronix is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of Futronix and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.

                 (b) To Futronix's knowledge, (i) none of its Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than Futronix or (B) otherwise to the detriment of Futronix, (ii) no employee or consultant of Futronix is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of Futronix, (iii) no employee or consultant of Futronix has used any other Person's trade secrets or other information that is confidential in the course of his or her work with respect to the Futronix Business, and (iv) no employee or consultant of Futronix is in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

         4.19 Employee Relations. Futronix is not (a) a party to, involved in or, to Futronix's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. Futronix has not experienced during the last three years any work stoppage. Futronix has delivered to the Company and W&C a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of Futronix whose cash compensation was for 1995 or is expected to be for 1996 at least $50,000.

         4.20    ERISA.

                 (a) The Futronix Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by Futronix or under which Futronix is obligated. Futronix has delivered to the Company and W&C (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts,

(ii) accurate and complete detailed summaries of all unwritten Benefit Plans,
(iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the Futronix Disclosure Schedule.

                 (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered or requests for filing extensions have been timely made. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Futronix to any material penalty or tax imposed under the Code or ERISA.

                 (c) Except as is set forth in the Futronix Disclosure Schedule, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, Futronix has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination, or if there has been no such determination there is no occurrence, that is reasonably likely to affect adversely the qualification or the tax exemption status of the plan and its related trust, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

                 (d) Neither Futronix nor any person or entity that, together with Futronix, is treated as a single employer under Section 414(b),(c),(m) or (o) of the Code or Section 4001(a)(14) or 4001(b) of ERISA ("Commonly Controlled Entity"), sponsors a defined benefit plan subject to Title IV of ERISA, or has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and neither they nor their predecessor have ever contributed to a multiemployer plan. Futronix does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans.

                 (e) There are no pending or, to the knowledge of Futronix, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of Futronix or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Futronix, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of Futronix, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                 (f) Futronix has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

                 (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in the Futronix Disclosure Schedule,
(i) each Welfare Plan for which contributions are claimed by Futronix as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the Futronix Disclosure Schedule, no Benefit Plan provides any health, life or other welfare coverage to employees of Futronix beyond termination of their employment with Futronix by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                 (h) Except as otherwise set forth in the Futronix Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Futronix or a Commonly Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

                 (i) Except as otherwise set forth in the Futronix Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Futronix or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(G)(b)(1) of the Code).

         4.21 Corporate Records. The minute book of Futronix contains complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record books of Futronix are complete, correct and current.

         4.22 Absence of Certain Changes. Except as contemplated by this Agreement and as specified in the Futronix Disclosure Schedule, since the Balance Sheet Date Futronix has conducted the Futronix Business in the ordinary course and there has not been with respect to the Futronix Business:

                 (a) any change that has had or is reasonably likely to have a Material Adverse Effect; provided, however, that the loss or threatened loss of any single customer (or of any single group of related customers) or the payment of Deal Expenses shall not be deemed to constitute a Material Adverse Effect;

                 (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

                 (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

                 (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

                 (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

                 (f)      any payments to any Affiliate of Futronix.

         4.23 Previous Sales; Warranties. Futronix has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

         4.24 Customers and Suppliers. Futronix has used its reasonable business efforts to maintain, and currently maintains, good working relationships with all of its customers and suppliers. The Futronix Disclosure Schedule contains a list of the names of each of the ten customers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume customers of products or services, or both, sold by Futronix, and the dollar volume of sales to such customers for the years ended December 31, 1993 and 1994. Except as specified in the Futronix Disclosure Schedule, none of such customers has given Futronix notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with Futronix. The Futronix Disclosure Schedule also contains a list of the names of each of the ten suppliers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume suppliers of products or services, or both, purchased by Futronix, and the dollar volume of purchases from such suppliers for the years ended December 31, 1993 and 1994. Except as specified in the Futronix Disclosure Schedule, none of such suppliers has given Futronix notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with Futronix.

         4.25 Finder's Fees. Except as set forth in the Futronix Disclosure Schedule, no Person retained by Futronix is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         4.26 Additional Information. The Futronix Disclosure Schedule accurately lists the following:

                 (a)      the names of all officers and directors of Futronix;

                 (b) the names and addresses of every bank or other financial institution in which Futronix maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                 (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of Futronix;

                 (d) the names of any Persons holding powers of attorney from Futronix and a summary statement of the terms thereof; and

                 (e) all names under which Futronix has conducted any part of its Business or which it has otherwise used at any time during the past five years.

         4.27 Accuracy of Information. No representation or warranty by Futronix in any Transaction Document, and no information contained herein or therein or otherwise delivered by or on behalf of Futronix to the Company or W&C pursuant to any Transaction Document, including the Futronix Financial Statements, contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

         4.28 Previous Disclosures. The statements and disclosures included in the Registration Statement on Form S- 1 under the Securities Act of 1933, as amended, filed on behalf of Futronix Systems Corp. (Registration No. 333-11439) (the "Futronix Systems S-1"), as they relate to Futronix and its Affiliates, do not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements and disclosures were made.

         4.29    Section 368 Representations.

                 (a) Except as set forth on the Futronix Disclosure Schedule, there have not been any sales or redemptions of Futronix capital stock in contemplation of the Merger. The Futronix Disclosure Schedule sets forth all transactions in the capital stock of Futronix during the past twelve months.

                 (b) The liabilities of Futronix to be assumed by Acquisition Company as part of the Merger and the liabilities to which the transferred assets of Futronix will be subject were incurred by Futronix in the ordinary course of business.

                 (c) Futronix (or the Surviving Corporation, if the Merger becomes effective) will pay its own expenses which are incurred in connection with the Merger.

                 (d) Except for sales of Inventory in the ordinary course of business, Futronix has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

                 (e)      Futronix is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (f) Futronix is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

5.       Representations and Warranties of W&C.

         W&C hereby represents and warrants to the Company, Futronix and the Futronix Shareholder Parties as follows:

         5.1 Corporate Status. W&C is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of W&C that have been delivered to the Company and Futronix as of the date hereof are effective under applicable Laws and are current, correct and complete.

         5.2 Authorization. W&C has the requisite power and authority to own the W&C Assets and to carry on the W&C Business. W&C has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by W&C have been duly authorized by all necessary corporate action, other than approval by the sole shareholder of W&C. Each Transaction Document executed and delivered by W&C has been duly executed and delivered by W&C and constitutes a valid and binding obligation of W&C, enforceable against W&C in accordance with its terms.

         5.3 Consents and Approvals. Except for any consents specified in the W&C Disclosure Schedule (the "W&C Required Consents"), the approval of the Merger by its sole shareholder, the filing of the Articles of Merger, and any approvals or filings required under the HSR Act, neither the execution and delivery by W&C of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by W&C, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which W&C is subject,
(b) the Charter Documents or bylaws of W&C or (c) any material Contract, Governmental Permit or other document to which W&C or any W&C Individual is a party or by which the properties or other assets of any of them may be subject.


         5.4 Capitalization and Stock Ownership. The total authorized capital stock of W&C consists of 500,000 shares of W&C Common Stock, of which 1,000 shares are issued and outstanding on the date hereof and also as of immediately prior to the Closing. Except for the W&C Options, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of W&C. All of the shares of W&C Common Stock are duly and validly authorized and issued, fully paid and non-assessable. The W&C Disclosure Schedule lists all of the record owners of the W&C Common Stock.

        5.5 Financial Statements. W&C has delivered to the Company and Futronix correct and complete copies of unaudited monthly financial statements for W&C consisting of a balance sheet as of the end of each month from January 1996 through August 1996 and the related statements of income and cash flows for the periods then ended. W&C has also delivered to the Company and Futronix correct and complete copies of financial statements consisting of a balance sheet of W&C as of December 31, 1993, 1994 and 1995 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended, which were audited by the firm of Gross Collins Cress, P.C., independent public accountants. All such unaudited and audited financial statements are referred to herein collectively as the "W&C Pre-Signing Financial Statements." The unaudited financial statements of W&C to be delivered in connection with the Registration Statement are referred to herein as the "W&C Post-Signing Financial Statements," and, together with the Pre-Signing Financial Statements, as the "W&C Financial Statements." The W&C Pre-Signing Financial Statements are, and the W&C Post-Signing Financial Statements will be, consistent in all material respects with the books and records of W&C, and there have not been and will not be any material transactions by or concerning W&C that have not been or will not be recorded in the accounting records underlying such Financial Statements. The W&C Pre-Signing Financial Statements have been, and the W&C Post-Signing Financial Statements will be, prepared in accordance with GAAP consistently applied, and the W&C Pre-Signing Financial Statements present, and the W&C Post- Signing Financial Statements will present, fairly the financial position and assets and liabilities of W&C as of the dates thereof, and the results of its operations and cash flows for the periods then ended, subject in the case of unaudited W&C Financial Statements to normal recurring year-end adjustments and the absence of notes. The balance sheet of W&C as of March 31, 1996, that is included in the W&C Financial Statements is referred to herein as the "W&C Balance Sheet."

          5.6 Title to Assets and Related Matters. W&C has good and marketable title to, valid leasehold interests in or valid licenses to use, all of the W&C Assets, free from any Encumbrances except those specified in the W&C Disclosure Schedule. The use of the W&C Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All W&C Real Property and tangible personal property (other than Inventory) included in the W&C Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

         5.7 Real Property. The W&C Disclosure Schedule describes all real estate used in the operation of the W&C Business as well as any other real estate that is in the possession of or leased by W&C and the improvements (including buildings and other structures) located on such real estate (collectively, the "W&C Real Property"), and lists any leases under which any such W&C Real Property is possessed (the "W&C Real Estate Leases"). W&C does not have any ownership interest in any real property. The W&C Disclosure Schedule also describes any other real estate previously owned, leased or otherwise operated by W&C or any predecessor thereof during the past 10 years and the time periods of any such ownership, lease or operation. All of the W&C Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The W&C Real Property complies with applicable zoning Laws. W&C or the landlord of any W&C Real Property leased by W&C has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the W&C Real Property.

         5.8 Certain Personal Property. The W&C Disclosure Schedule describes all items of tangible personal property that were included in the balance sheet of W&C as of December 31, 1995. Except as specified in the W&C Disclosure Schedule and excluding purchases of Inventory in the ordinary course of business, since December

31, 1995, W&C has not acquired any items of tangible personal property that have a carrying value in excess of $20,000, or an aggregate carrying value in excess of $90,000. All of such personal property included in the W&C Disclosure Schedule is, and any such personal property acquired after the date hereof in accordance with Section 10.2 will be, usable in the ordinary course of business, and all such personal property included in the W&C Disclosure Schedule conforms, and all of such personal property acquired after the date hereof will conform, in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the W&C Non-Real Estate Leases or the Immaterial Leases, no Person other than W&C owns any vehicles, equipment or other tangible assets located on the W&C Real Property that are used in the W&C Business or that are necessary for the operation of the W&C Business.

         5.9 Non-Real Estate Leases. The W&C Disclosure Schedule lists all assets and property (other than W&C Real Property) that are possessed by W&C under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for Immaterial Leases. The W&C Disclosure Schedule also lists the leases under which such assets and property listed in the W&C Disclosure Schedule are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "W&C Non-Real Estate Leases."

         5.10 Accounts Receivable. The Accounts Receivable included in the W&C Assets are bona fide Accounts Receivable created in the ordinary course of business. Except for Accounts Receivable for which reserves have been established and except as described in the W&C Disclosure Schedule, all of the Accounts Receivable included in the W&C Assets are collectible within 90 days from the respective dates of sale. W&C does not know of any facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectability of such Accounts Receivable in excess of any reserves therefor set forth in the W&C Balance Sheet.

         5.11 Inventory. The Inventory included in the W&C Assets consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items except as described on the W&C Disclosure Schedule. Such Inventory is of such quality as may be required to satisfy applicable governmental quality control standards. All finished goods included in such Inventory are saleable as current inventories at the current price thereof in the ordinary course of business. Such Inventory is recorded in the W&C Financial Statements at the lower of average cost or market determined in accordance with GAAP, and no write-down of such Inventory has been made or should have been made pursuant to GAAP during the past two years. The W&C Disclosure Schedule lists the locations of all items of the Inventory.

         5.12 Liabilities. W&C does not have any Liabilities, except (a) as specified in the W&C Disclosure Schedule, (b) as contemplated by the W&C Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the W&C Business, or (d) Liabilities under any Contracts included in the W&C Assets that are specifically disclosed in the W&C Disclosure Schedule (or not required to be disclosed because of the term or amount involved) and that were not required under GAAP to have been specifically disclosed or reserved for on the W&C Balance Sheet.

         5.13 Taxes. W&C has duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received. W&C has elected to qualify and has met the requirements of Subchapter S of the Code for qualification and treatment as an S corporation at all times since November 1, 1988. All Taxes that W&C has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by W&C for such payment. There are no proceedings or other actions, nor to the knowledge of W&C is there any basis for any proceedings or other actions, for the assessment and collection of additional Taxes of any kind with respect to W&C for any period for which returns have or should have been filed.

         5.14 Subsidiaries. Except as set forth in the W&C Disclosure Schedule, W&C does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

         5.15    Legal Proceedings and Compliance with Law.

                 (a) Except as set forth in the W&C Disclosure Schedule, there is no Litigation that is pending or, to W&C's knowledge, threatened against W&C. There has been no Default under any Laws applicable to W&C, including Laws relating to pollution or protection of the environment, or Hazardous Substances, except for any Defaults that would not have a Material Adverse Effect, and W&C has not received any notices from any governmental entity or other Person regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to W&C.

                 (b) Without limiting the generality of Section 5.15(a), there has not been any W&C Environmental Condition created by W&C or any Affiliate of W&C or, to the knowledge of W&C, created by any other Person (i) at the premises at which the W&C Business is currently conducted, (ii) at any property owned, leased or operated during the past 10 years by W&C, any Person controlled by W&C or any predecessor of any of them, or (iii) at any property at which wastes have been released, deposited or disposed during the past 10 years by or at the behest or direction of any of the foregoing, nor has W&C received written notice of any such W&C Environmental Condition. "W&C Environmental Condition" means any condition or circumstance, including the presence or release of Hazardous Substances, at or relating to any such property or premises that (i) requires investigation, monitoring, abatement or correction under an Environmental Law, (ii) gives rise to any material civil or criminal liability on the part of W&C under an Environmental Law, or (iii) has created a public or private nuisance.

                 (c) W&C has delivered to the Company and Futronix complete copies of any written reports, studies or assessments in the possession or control of W&C that relate to any W&C Environmental Condition and to the W&C Business or any W&C Assets.

                 (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) W&C has obtained and is in full compliance with all Governmental Permits, all of which are listed in the W&C Disclosure Schedule along with their respective expiration dates, that are required for the operation of the W&C Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) W&C has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits and expects issuance of the same on substantially similar terms and conditions as currently exist. To W&C's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

         5.16    Contracts.

                 (a) The W&C Disclosure Schedule lists all Contracts of the following types to which W&C is a party or by which it is bound, except for Minor Contracts:

                          (i)     Contracts with any present or former
                 shareholder, director, officer, employee, partner or consultant of W&C or any Affiliate thereof.

                          (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $25,000 in any individual case;

                          (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case or with respect to any one supplier or other party;

                          (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case;

                          (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or Affiliates of W&C or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                          (vi) Any Contracts under which any Encumbrances exist; and

                          (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

                 (b) The Contracts listed in the W&C Disclosure Schedule and the Contracts excluded from the W&C Disclosure Schedule based on the term or amount thereof (other than Minor Contracts) are referred to herein as the "W&C Contracts." W&C is not in Default under any W&C Contracts (including any W&C Real Estate Leases and W&C Non-Real Estate Leases), which Default could result in a Liability on the part of W&C in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. W&C has not received any communication from, or given any communication to, any other party indicating that W&C or such other party, as the case may be, is in Default under any W&C Contract where such Default could have a Material Adverse Effect. To the knowledge of W&C, none of the other parties in any such W&C Contract is in Default thereunder.

         5.17 Insurance. The W&C Disclosure Schedule lists all policies or binders of insurance held by or on behalf of W&C, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by W&C, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

         5.18    Intellectual Property and Confidential Information.

                 (a) W&C does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the W&C Disclosure Schedule. W&C either owns the entire right, title and interest in, to and under, or has a valid license to use all material Intellectual Property that has been used in the operation of the W&C Business, in the ordinary course or otherwise. All of the Intellectual Property listed in the W&C Disclosure
Schedule is owned by W&C, free and clear of any Encumbrances, or used pursuant to an agreement that is described in the W&C Disclosure Schedule. W&C has not infringed upon or unlawfully or wrongfully used any Intellectual Property rights owned or claimed by another Person. W&C is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of W&C and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.



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

                 (b) To W&C's knowledge, (i) none of its Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than W&C or (B) otherwise to the detriment of W&C, (ii) no employee or consultant of W&C is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of W&C, (iii) no employee or consultant of W&C has used any other Person's trade secrets or other information that is confidential in the course of his or her work with respect to the W&C Business, and (iv) no employee or consultant of W&C is in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

         5.19 Employee Relations. W&C is not (a) a party to, involved in or, to W&C's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. W&C has not experienced during the last three years any work stoppage. W&C has delivered to the Company and Futronix a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of W&C whose cash compensation was for 1995 or is expected to be for 1996 at least $50,000.

         5.20    ERISA.

                 (a) The W&C Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by W&C or under which W&C is obligated. W&C has delivered to Futronix (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the W&C Disclosure Schedule.

                 (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject W&C to any material penalty or tax imposed under the Code or ERISA.

                 (c) Except as is set forth in the W&C Disclosure Schedule, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, W&C has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination, or if there has been no such determination there is no occurrence, that is reasonably likely to affect adversely the tax qualification or the tax exemption status of the plan and its related trust, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

                 (d) Neither W&C nor any person or entity that, together with W&C, is treated as a Commonly Controlled Entity, sponsors a defined benefit plan subject to Title IV of ERISA, or has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and neither they nor their predecessor have ever contributed to such a multiemployer plan. W&C does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans.

                 (e) There are no pending or, to the knowledge of W&C, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of W&C or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of W&C, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of W&C, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the PBGC.

                 (f) W&C has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

                 (g) With respect to any such Benefit Plan that is a Welfare Plan and except as specified in the W&C Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by W&C as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the W&C Disclosure Schedule, no Benefit Plan provides any health, life or other welfare coverage to employees of W&C beyond termination of their employment with W&C by reason of retirement or otherwise, other than coverage as may be required under
Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                 (h) Except for the vesting of Scott's W&C Option and with respect to the Value Appreciation Bonus, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by W&C or a Commonly Controlled Entity (including, without limitation, severance, unemployment compensation, golden parachute (as defined in Code Section 280G or otherwise)) becoming due to any employee or former employee, officer or director, or (ii) increase or vest any benefits payable under any Benefit Plan.

                 (i) Except as otherwise set forth in the W&C Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of W&C or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280(G)(b)(1) of the Code).

         5.21 Corporate Records. The minute book of W&C contains complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and sole shareholder. The stock record books of W&C are complete, correct and current.

         5.22 Absence of Certain Changes. Except as contemplated by this Agreement and as specified in the W&C Disclosure Schedule, since the Balance Sheet Date W&C has conducted the W&C Business in the ordinary course and there has not been with respect to the W&C Business:

                 (a) any change that has had or is reasonably likely to have a Material Adverse Effect; provided, however, that the loss or threatened loss of any single customer (or of any single group of related customers) or the payment of Deal Expenses shall not be deemed to constitute a Material Adverse Effect;

                 (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

                 (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

                 (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

                 (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

                 (f)      any payments to any Affiliate of W&C.

         5.23 Previous Sales; Warranties. W&C has not breached any express or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

         5.24 Customers and Suppliers. W&C has used its reasonable business efforts to maintain, and currently maintains, good working relationships with all of its customers and suppliers. The W&C Disclosure Schedule contains a list of the names of each of the ten customers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume customers of products or services, or both, sold by W&C, and the dollar volume of sales to such customers for the years ended December 31, 1993 and 1994. Except as specified in the W&C Disclosure Schedule, none of such customers has given W&C notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with W&C. The W&C Disclosure Schedule also contains a list of the names of each of the ten suppliers that, in the aggregate, for the year ended December 31, 1995, were the largest dollar volume suppliers of products or services, or both, purchased by W&C. Except as specified in the W&C Disclosure Schedule, none of such suppliers has given W&C notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with W&C.

         5.25 Finder's Fees. No Person retained by W&C is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         5.26 Additional Information. The W&C Disclosure Schedule accurately lists the following:

                 (a)      the names of all officers and directors of W&C;

                 (b) the names and addresses of every bank or other financial institution in which W&C maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                 (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of W&C;

                 (d) the names of any Persons holding powers of attorney from W&C and a summary statement of the terms thereof; and

                 (e) all names under which W&C has conducted any part of its Business or which it has otherwise used at any time during the past five years.

         5.27 Accuracy of Information. No representation or warranty by W&C in any Transaction Document, and no information contained herein or therein or otherwise delivered by or on behalf of W&C to the Company or Futronix pursuant to any Transaction Document, including the W&C Financial Statements, contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

         5.28 Previous Disclosures. The statements and disclosures included in the Futronix Systems S-1, as they relate to W&C and its Affiliates, do not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements and disclosures were made.

         5.29    Section 368 Representations.

                 (a) Except as set forth on the W&C Disclosure Schedule, there have not been any sales or redemptions of W&C capital stock in contemplation the Merger. The W&C Disclosure Schedule sets forth all transactions in the capital stock of W&C during the past twelve months.

                 (b) The liabilities of W&C to be assumed by Acquisition Company as part of the Merger and the liabilities to which the transferred assets of W&C will be subject were incurred by W&C in the ordinary course of business.

                 (c) W&C (or the Surviving Corporation, if the Merger becomes effective) will pay its own expenses which are incurred in connection with the Merger.

                 (d) Except for sales of Inventory in the ordinary course of business, W&C has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

                 (e)      W&C is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

                 (f) W&C is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

6.       Representations and Warranties of the Company and the Acquisition
         Company.

         The Company and Acquisition Company hereby represent and warrant to Futronix and W&C as follows:

         6.1 Corporate Status. Each of the Company and Acquisition Company is a corporation duly organized, validly existing and in good standing under the laws under which it was organized and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each of the Company and Acquisition Company that have been delivered to Futronix and W&C as of the date hereof are effective under applicable Laws and are current, correct and complete.

         6.2 Authorization. Each of the Company and Acquisition Company has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by each of the Company and

Acquisition Company have been duly authorized by all necessary corporate action, subject only to the approval of the Amendment and the Merger by the shareholders of the Company. On or prior to the date hereof, the Board of Directors of the Company has determined to recommend approval of the Amendment and the Merger to the shareholders of the Company, and such determination is in effect as of the date hereof. Each Transaction Document executed and delivered by either the Company or Acquisition Company has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

         6.3 Financial Reports. The Company has previously furnished to Futronix and W&C a true and complete copy of (i) its 1996 Annual Report to Shareholders, which report (the "1996 Annual Report") includes, among other things, consolidated balance sheets of the Company and its Subsidiaries as of March 30, 1996 and April 1, 1995, the related consolidated statements of earnings, cash flows and stockholders' equity for each of the three fiscal years in the period ended March 30, 1996, and (ii) its quarterly report on Form 10-Q for the quarter ended June 29, 1996 (the "Quarterly Report") which report includes among other things the unaudited balance sheet of the Company and its subsidiaries as of June 29, 1996 and the related unaudited consolidated statements of earnings and cash flows for the three-month periods ended June 29, 1996 and July 1, 1995 (collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with GAAP consistently applied (except in the case of the Quarterly Report as otherwise permitted by the SEC), present fairly the consolidated financial position and consolidated assets and liabilities of the Company and its subsidiaries as of the dates thereof, and the results of operations and cash flows for the periods then ended, subject in the case of unaudited Company Financial Statements to normal recurring year-end adjustments and the absence of notes. Since March 31, 1994, the Company has made all filings required to be made in compliance with the Exchange Act, and such filings did not contain any untrue statement of any material fact and did not omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements and disclosures were made.

         6.4     Capitalization.

                 (a) The total authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock, of which 23,967,050 shares were issued and outstanding as of September 23, 1996, and (ii) 2,000,000 shares of Company Preferred Stock, of which no shares are issued and outstanding. The shares of the Company Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and non- assessable, and not issued in violation of any preemptive right.

                 (b) The total authorized capital stock of the Acquisition Company consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding on the date hereof and will be issued and outstanding as of the Closing. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Acquisition Company. All of such shares are duly and validly authorized and issued, fully paid and non-assessable. The Company owns all of such shares of the Acquisition Company.

         6.5 Consent and Approvals. Except for the approval of the Amendment and the Merger by the Company's shareholders, the filing of the Articles of Merger, any approvals or filings required under federal or state securities laws and any approvals or filings required under the HSR Act, neither the execution and delivery by the Company or the Acquisition Company of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by the Company or the Acquisition Company, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which the Company or the Acquisition Company is subject, (b) the Charter Documents or bylaws of the Company or the Acquisition Company or (c) any material Contract, Governmental Permit or other document to which the Company or the Acquisition Company is a party or by which the properties or other assets of either of them may be subject.

         6.6 Accuracy of Information. No representation or warranty by the Company in any Transaction Document, and no information contained herein or therein or otherwise delivered by or on behalf of the Company to W&C or Futronix pursuant to any Transaction Document, including the Company Financial Statements, contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

         6.7 Absence of Material Adverse Change. Except as disclosed in the Company's filings under the Exchange Act, since June 30, 1996 there has not occurred with respect to the Company Business any change that has had or is reasonably likely to have a Material Adverse Effect.

         6.8 No Undisclosed Liabilities. Except as disclosed in the Company's filings under the Exchange Act, the Company does not have any Liabilities except those incurred in the ordinary course of business since June 30, 1996 which, individually or in the aggregate, are not material to the Company Business.

         6.9     Section 368 Representations.

                 (a) The Company is in control of the Acquisition Company within the meaning of Section 368(c) of the Code and will remain in control of the Acquisition Company after the merger.

                 (b) The Company and the Acquisition Company have no intent to reacquire any of the Company Common Stock to be issued in connection with the Merger.

                 (c) The Acquisition Company will continue the historic businesses of W&C and Futronix.

                 (d) The Company has no plan or intention after the Merger to liquidate the Acquisition Company, to merge the Acquisition Company into another corporation, to distribute its Acquisition Company stock, to sell or otherwise dispose of its Acquisition Company stock, or to cause the Acquisition Company to sell or otherwise dispose of any of the assets of the Combined Target, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

7.       Representations and Warranties of Bruno and the Futronix Shareholder
         Parties.

         Bruno, Monahan and each Futronix Shareholder Party (each a "Representing Party") hereby represents and warrants, with respect to himself, herself or itself only, to the other Parties as follows:

         7.1 Authorization. In the case of any Representing Party that is not a natural person, such Representing Party has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it, and such execution, delivery and performance by such Representing Party (if applicable) have been duly authorized by all necessary corporate, partnership or trust action. Each Transaction Document executed and delivered by the Representing Party has been duly executed and delivered by such Representing Party and constitutes a valid and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms.

         7.2 Consents and Approvals. Neither the execution and delivery by the Representing Party of the Transaction Documents to which it is a party, nor the performance of the Transactions by such Representing Party, require any filing, consent or approval or constitute a Default under (a) any Law or Court Order to which such Representing Party is subject, (b) in the case of any Representing Party that is not a natural person, the Charter

Documents or any bylaws of such Representing Party or (c) any material Contract, Governmental Permit or other document to which the Representing Party is a party or by which the properties or other assets of such Representing Party may be subject.

         7.3 Stock Ownership. In the case of each Futronix Shareholder Party, the Futronix Shareholder Party owns all of the Futronix Securities specified for such Representing Party in the Futronix Disclosure Schedule, free and clear of any Encumbrances. Bruno owns 1,000 shares of W&C Common Stock, which constitute all of the issued and outstanding shares of capital stock of W&C, free and clear of any Encumbrances other than the W&C Options.

         7.4 Finder's Fees. No Person retained by such Representing Party is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         7.5 Previous Disclosures. The statements and disclosures included in the Futronix Systems S-1, as they relate to such Representing Party, do not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements and disclosures were made.

         7.6     Section 368 Representations.

                 (a) There is no plan or intention by Hunt to sell or otherwise dispose of any shares of Company Common Stock received by him pursuant to the Merger. There is no plan or intention by any other Representing Party to sell or otherwise dispose of any shares of Company Common Stock received by it pursuant to the Merger that would reduce such Representing Party's holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of such Representing Party's holdings of Futronix capital stock or W&C capital stock outstanding immediately prior to the Effective Time. For purposes of this Section 7.6, shares of Futronix capital stock surrendered by dissenting shareholders and shares of Futronix capital stock and W&C capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as of a part of the overall transaction contemplated by the Transaction Documents will be considered to be capital stock of Futronix and W&C, respectively, outstanding immediately prior to the Merger.

                 (b) Neither the Company nor Acquisition Company will assume any debts or obligations of the Representing Parties as part of the Merger.

                 (c) Each Representing Party will pay its own expenses which are incurred in connection with the Merger.

         7.7     Transfer Restrictions.

                 (a) Each Representing Party agrees that it will not sell, pledge, transfer or otherwise dispose of any Futronix Securities, W&C Common Stock, W&C Options (or capital stock acquired upon conversion or exercise thereof) within 30 days prior to the Effective Time. Such Representing Party further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company, Futronix & W&C, it will not sell, pledge, transfer or otherwise dispose of any shares of the Company Common Stock to be acquired by him in the Merger or pursuant to the Value Appreciation Bonus or the exercise of the Company Warrants or the Option Agreements. Such Representing Party further agrees that he will not sell, pledge, transfer or otherwise dispose of any Company Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for the Company's accounting for the Merger as a pooling of interests imposed by statute, regulation, policy or procedures, pronouncements or other similar requirements established or otherwise imposed by persons other than the Company, including without limitation any

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new requirements imposed by the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

                 (b) Such Representing Party further acknowledges and agrees that it will be subject to Rule 145 promulgated by the SEC under the Securities Act, and agrees not to transfer any Company Common Stock received by it in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

                 (c) Such Representing Party agrees that the certificates evidencing the shares of Company Common Stock to be issued to it in the Merger or pursuant to the Value Appreciation Bonus or the exercise of the Company Warrants or the Option Agreements will bear a restrictive transfer legend in substantially the following form:

                 The shares represented by this certificate are subject to a Reorganization Agreement dated September 25, 1996 which restricts the sale or other transfer of such shares. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Reorganization Agreement.

                 The Company agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in this Agreement.

8.       Covenants Related to the Registration of Shares.

         8.1     Registration Statement.

                 (a) The Company shall prepare and file with the SEC as soon as reasonably practicable after the date hereof (i) a registration statement on Form S-4 under the Securities Act for purposes of registering the Company Common Stock to be issued in the Merger under Section 2 and (ii) a joint proxy statement to be distributed by the Company, Futronix and W&C in connection with the Company Special Meeting, the Futronix Special Meeting and the W&C Consent (the "Joint Proxy Statement"). Such registration statement on Form S-4 and any amendments or supplements thereto are referred to herein as the "Registration Statement." The Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing, and Futronix and W&C shall use commercially reasonable efforts to cooperate with the Company to cause the Registration Statement to be declared effective. The Company, the Acquisition Company, Futronix and W&C (the "Corporate Parties") shall also take such action as may be reasonably required to cause the shares covered by the Registration Statement to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. In connection with the foregoing, Futronix and W&C will furnish to the Company all information concerning Futronix and W&C as the Company or its counsel may reasonably request that is required or customary for inclusion in the Registration Statement.

                 (b)      The Company covenants that the Registration Statement
(i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC or at any time after it becomes effective under the Securities Act until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement; provided, however, that no representation, covenant or agreement is made by the Company with respect to information supplied by or on behalf of Futronix or W&C or their respective Affiliates for inclusion in the Registration Statement.

                 (c) Futronix covenants that the Registration Statement as it relates to Futronix and its Affiliates (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC or at any time after it becomes effective under the Securities Act and until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement.

                 (d) W&C covenants that the Registration Statement as it relates to W&C and its Affiliates (i) will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) will not at the time such document is filed with the SEC or at any time after it becomes effective under the Securities Act and until the Closing contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of the Registration Statement.

                 (e) The Company shall cause to be delivered to Futronix and W&C a letter of Grant Thornton LLP, Futronix shall cause to be delivered to the Company and W&C a letter of Deloitte & Touche LLP, and W&C shall cause to be delivered to the Company and Futronix a letter of Gross Collins Cress, P.C., dated the date of the Registration Statement, and addressed to such other Corporate Parties, in form and substance reasonably satisfactory to such other Corporate Parties (with such changes to which such other Corporate Parties shall consent, it being understood that such consent shall not be unreasonably withheld) to the effect that, except as noted therein:

                          (i) they are independent certified public accountants within the meaning of the Securities Act, including the applicable published regulations thereunder;

                          ii) the financial statements of the applicable Corporate Party certified by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act, including the published regulations thereunder; and

                          (iii) they have carried out procedures to a specified date not more than three business days prior to the effective date of the Registration Statement that do not constitute an audit in accordance with GAAP of the financial statements of the applicable Corporate Party, as follows: (A) read the unaudited financial statements of the applicable Corporate Party included in the Registration Statement, (B) read the unaudited financial statements of the applicable Corporate Party for the period from the date of the most recent financial statements included in the Registration Statement through the date of the latest available interim financial statements, (C) read the minutes of the meetings of shareholders and Boards of Directors of the applicable Corporate Party from the date of the most recent financial statements of the applicable Corporate Party included in the Registration Statement to such date not more than three business days prior to the effective date of such Registration Statement and (D) consulted with certain officers of the applicable Corporate Party responsible for financial and accounting matters as to whether any of the changes or decreases referred to below has occurred, and based on such procedures, nothing has come to their attention which would cause them to believe that (1) any unaudited financial statements of the applicable Corporate Party included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and of the published regulations thereunder; (2) such unaudited financial statements are not fairly presented in conformity with GAAP (except as permitted by Form 10-Q promulgated by the SEC) applied on a basis substantially consistent with that of the audited financial statements of the applicable Corporate Party included in the Registration Statement; (3) as of such date not more than five business days prior to the effective date of any Registration Statement, there was not, except as set forth in such letter, any (a) change in capital stock, treasury stock or long-term debt of the applicable Corporate Party, or (b) any decrease in capital in excess of par value, retained earnings, net assets, net current assets or investments of the applicable Corporate Party, in each case as compared with the amounts shown in the most recent balance sheet of the applicable Corporate Party included in the Registration Statement; or (4) for the period from the date of such balance sheet to the end of the month immediately preceding the effective date of the Registration Statement, there were not, except as set forth in such letter, any decreases, as compared with the corresponding period in the preceding year, in revenues or in the total or per share amounts of income before extraordinary items, income before income taxes or net income of the applicable Corporate Party.


         8.2 HSR Act Filings. Each Party shall prepare and cause to be filed with the appropriate governmental authorities, as soon as reasonably practicable after the date hereof, any required Notification and Report Form for Certain Mergers and Acquisitions or response thereto, as required by the HSR Act, and any necessary supplements and amendments thereto. The Parties will use commercially reasonable efforts to cooperate in promptly preparing and filing the Notification and Report Form and seeking the prompt expiration of the applicable waiting period.

         8.3 New York Stock Exchange. The Company shall prepare and file an application with the New York Stock Exchange to list on the New York Stock Exchange the Company Common Stock issuable in connection with the Transactions effective as of the Closing Date and will use commercially reasonable efforts to cause such application to be approved by the Closing Date.

         8.4 Escrow of Closing Documents. Each Party to the extent practical shall deliver to the Company on or before the date of the Company Special Meeting all of the respective Securityholder Documents to be delivered under Section 2.12 (in the case of each Futronix Shareholder Party and Bruno) and the other documents to be delivered by such Party at the Closing pursuant to Sections 13, 14 and 15 or any other provision hereof (the "Closing Documents"), all of which shall be duly executed but undated as of such delivery. Each such other Party hereby authorizes the Company to hold its respective Closing Documents in escrow pending the Closing and to date and deliver such Closing Documents at the Closing on behalf of such other Party if the respective conditions applicable to such other Party in Sections 13, 14 and 15 have been satisfied or waived in accordance with the terms hereof.

         8.5 S-8 Registration. The Company agrees to use commercially reasonable efforts to register under the Securities Act on Form S-8 (and maintain the effectiveness of such registration statement) the Company's proposed issuance of shares of Company Common Stock to Monahan pursuant to the Value Appreciation Bonus and the proposed grants of Employee Options (and the issuance of shares of Company Common Stock pursuant to the exercise thereof); provided, however, that in the event that Form S-8 is not available for use in registering the shares of Company Common Stock to be issued to Monahan pursuant to the Value Appreciation Bonus, the Company shall use commercially reasonable efforts to register under the Securities Act on Form S-3 pursuant to Rule 415 (and maintain the effectiveness of such registration statement for not more than 2 years after the Closing Date) the resale by Monahan of such shares of Company Common Stock.

9.       Covenants of Futronix and the Futronix Shareholder Parties.

         9.1 Fulfillment of Closing Conditions. At and prior to the Closing, Futronix shall use commercially reasonable efforts prior to the Termination Date to fulfill the conditions specified in Sections 13 and 14 to the extent that the fulfillment of such conditions is within its control, except that Futronix shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of Futronix or to fulfill any of such conditions. In connection with the foregoing, Futronix will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 14, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any Futronix Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. Futronix shall give the Company and W&C prompt written notice of any event or development that occurs or fails to occur (and that is known to Futronix) that gives Futronix reason to believe that the conditions set forth in Sections 13 and 14 will not be satisfied prior to the Termination Date.

         9.2 Conduct of the Business. Futronix shall not do any of the following prior to the Closing unless waived by the Company in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; issue (other than upon the exercise or conversion of existing rights) additional shares of or split, combine or reclassify its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the aggregate executory obligations on the part of Futronix are less than $100,000; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; or make any capital expenditures which, along with all capital expenditures made since June 30, 1996, aggregate more than $100,000; provided, however that Futronix shall be entitled to pay its Deal Expenses. Nothing contained in this Agreement shall give the Company or W&C, directly or indirectly, the right to control or direct Futronix's operations.

         9.3 Access to Information. Futronix shall give the Company and W&C, and their respective representatives (including accountants, counsel and employees, each, a "Representative"), upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of Futronix. Futronix shall cause its officers and employees to furnish to the Company and W&C all documents, records and information (and copies thereof) as the Company and W&C may reasonably request.

         9.4 No Solicitation. From and after the date hereof, Futronix, without the prior written consent of the Company and W&C, will not, and will not authorize or permit any of the Representatives of Futronix to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. Futronix shall notify both the Company and W&C orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep both the Company and W&C informed of the status and details of any such inquiry, offer or proposal, and shall give both the Company and W&C five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, (i) Futronix, in the case of this Section 9.4, or (ii) W&C, in the case of Section 10.4.

         9.5 Futronix Special Meeting. In connection with the Futronix Special Meeting, Futronix shall (a) deliver to its shareholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting (or action by written consent), (b) use all reasonable efforts to obtain the necessary approvals (or written consents) by its shareholders of the Merger and this Agreement and (c) otherwise comply with all legal requirements applicable to such meeting (or action by written consent).

         9.6 Rule 145 Affiliates. Promptly after the date hereof, Futronix shall identify in a letter to the Company all Persons who might, at the time of the Futronix Special Meeting, be deemed to be "affiliates" of the Company for the purposes of Rule 145 under the Securities Act (the "Securities Act Affiliates") and shall use its best efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which (i) each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate, and (ii) agrees to comply with the security transfer restrictions described in Section 7.7 hereof.

         9.7 Expenses. Futronix (or the Surviving Corporation, if the Merger becomes effective) shall pay all of the legal, accounting and other expenses incurred by Futronix in connection with the Transactions, including the following: fees and other costs payable with respect to providing information for inclusion in the Registration Statement; fees and expenses of Deloitte & Touche LLP for work related to Futronix; fees and expenses of legal counsel to Futronix; and travel expenses of representatives of Futronix.

         9.8 Related Parties. Futronix shall perform its obligations hereunder and under any other Transaction Document, and the Futronix Shareholder Parties, to the extent that they have the power to do so, shall cause Futronix to perform its obligations hereunder and under any other Transaction Document.

         9.9 Termination of Futronix Shareholders Agreement. The Futronix Shareholder Parties hereby terminate the Futronix Shareholders Agreement as of the Effective Time and confirm their consent to the Transactions for purposes of the Futronix Shareholders Agreement.

         9.10 Pooling Accounting. Neither Futronix nor any of its Affiliates has agreed to take or will take any action that would prevent the Company or Acquisition Company from accounting for the business combinations to be effected by the Merger as a pooling of interests.

         9.11 Amendment of Lease. Hunt and Futronix agree to enter into an amendment (the "Lease Amendment") of the Lease Agreement dated January 1, 1994 under which Futronix leases warehouse space at Weaver Industrial Park, 12614 Hempstead Highway, Houston, Texas pursuant to which Hunt, individually, shall indemnify Futronix against any liability arising from certain environmental conditions at such location.

10.      Covenants of W&C and Bruno.

         10.1 Fulfillment of Closing Conditions. At and prior to the Closing, W&C shall use commercially reasonable efforts prior to the Termination Date to fulfill the conditions specified in Sections 13 and 14 to the extent that the fulfillment of such conditions is within its control, except that W&C shall not be required to pay or expend any material amount of funds that may be necessary to correct any Default under the representations and warranties of W&C or to fulfill any of such conditions. In connection with the foregoing, W&C will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referred to in Section 14, (c) comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any Laws, Contracts or otherwise, including any W&C Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions. W&C shall give the Company and Futronix prompt written notice of any event or development that occurs or fails to occur (and that is known to W&C) that gives W&C reason to believe that the conditions set forth in Sections 13 and 14 will not be satisfied prior to the Termination Date.

         10.2 Conduct of the Business. W&C shall not do any of the following prior to the Closing unless waived by the Company in writing: amend its Charter Documents or bylaws; merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business of, any corporation, partnership or other business organization or business division thereof; issue (other than upon the exercise or conversion of existing rights) additional shares of or split, combine or reclassify its outstanding capital stock; enter into any Contract or otherwise incur any Liability outside the ordinary course of business unless the aggregate executory obligations on the part of W&C are less than $100,000; discharge or satisfy any Encumbrance or pay or satisfy any material Liability except pursuant to the terms thereof; compromise, settle or otherwise adjust any material claim or litigation; or make any capital expenditures which, along with all capital expenditures made since June 30, 1996, aggregate more than $100,000; provided, however, that W&C shall be entitled to pay its Deal Expenses. Nothing contained in this Agreement shall give the Company or Futronix, directly or indirectly, the right to control or direct W&C's operations prior to the Effective Time.

         10.3 Access to Information. W&C shall give the Company and Futronix and their respective Representatives, upon reasonable notice and during normal business hours, full access to the properties, contracts, books, records and affairs of W&C. W&C shall cause its officers and employees to furnish to the Company and Futronix all documents, records and information (and copies thereof) as the Company or Futronix may reasonably request.

         10.4 No Solicitation. From and after the date hereof, W&C, without the prior written consent of the Company and Futronix, will not, and will not authorize or permit any of the Representatives of W&C to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. W&C shall notify both the Company and Futronix orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep both the Company and Futronix informed of the status and details of any such inquiry, offer or proposal, and shall give the Company and Futronix five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal.

         10.5 Rule 145 Affiliates. Promptly after the date hereof, W&C shall identify in a letter to the Company all Persons who might, at the time of the W&C Consent, be deemed to be Securities Act Affiliates and shall use its best efforts to cause each Person who is identified as a possible Securities Act Affiliate to enter into prior to the Effective Time an agreement in form and substance reasonably acceptable to the Company pursuant to which (i) each such Person acknowledges such Person's responsibilities as a Securities Act Affiliate, and (ii) agrees to comply with the security transfer restrictions described in Section 7.7 hereof.

         10.6 Expenses. W&C (or the Surviving Corporation, if the Merger becomes effective) shall pay all of the legal, accounting and other expenses incurred by W&C in connection with the Transactions, including the following: fees and other costs payable with respect to providing information for inclusion in the Registration Statement; fees and expenses of Gross Collins Cress, P.C. for work related to W&C; fees and expenses of legal counsel to W&C; and travel expenses of representatives of W&C.

         10.7 Related Parties. W&C shall perform its obligations hereunder and under any other Transaction Document, and Bruno shall cause W&C to perform its obligations hereunder and under any other Transaction Document.

         10.8 Pooling Accounting. Neither W&C nor any of its Affiliates has agreed to take or will take any action that would prevent the Company or Acquisition Company from accounting for the business combination to be effected by the Merger as a pooling of interests.

         10.9 New Bruno Options. Bruno shall grant to each of Monahan and Scott at the Closing an option to purchase from Bruno shares of Company Common Stock issuable to Bruno under Section 2.7 in the form of the Option Agreements agreed to by Bruno, Monahan and Scott on the date hereof (the "Option Agreements"), which Option Agreements provide for (a) in the case of Monahan, the option to purchase 131,998 shares of Company Common Stock, (b) in the case of Scott, the option to purchase 22,000 shares of Company Common Stock and (c) in the case of Monahan and Scott, the cancellation of their respective W&C Options.

11.      Covenants of the Company.

         11.1 Value Appreciation Bonus. The Company shall pay to Monahan the Value Appreciation Bonus pursuant to the terms and conditions of the Monahan Agreement.

         11.2 Employment Agreements. At the Closing the Company and the Surviving Corporation shall enter into Employment Agreements with each of Bruno, Hunt, Monahan and Scott in the forms previously agreed to by the Corporate Parties and such individuals (the "Employment Agreements"). Each of Bruno, Hunt, Monahan and Scott shall enter into his respective Employment Agreement at the Closing with the Company and the Surviving Corporation.

         11.3 Stock Options. The Company will grant options (the "Employee Options") to acquire an aggregate of up to 43,180 shares of Company Common Stock at an exercise price per share equal to the fair market value of a share of Company Common Stock on the date of grant to the Persons and for the respective shares specified, in the case of 23,642 of such shares, by Hunt and, in the case of 19,538 of such shares, by Bruno, none of which Persons shall receive options to acquire more than 2,500 shares of Company Common Stock.

         11.4 Debt Repayment; Release of Indebtedness Guarantee. The Company agrees to repay at the Closing all principal and interest outstanding at the Closing under the 7% Subordinated Promissory Notes issued by Futronix, and agrees at or promptly after the Closing to repay outstanding borrowings from financial institutions. As promptly as practicable after the Closing, the Company and the Surviving Corporation will take such actions as are necessary to release Bruno and Monahan from their personal guarantees of any indebtedness of W&C that exists on the Closing Date.

         11.5 Continuation of Certain Employment Arrangements after Merger. The Surviving Corporation shall not, for a period of one year after the Merger or such other period as the Parties may agree in writing, terminate, reassign or reduce the compensation of those employees of W&C listed in the W&C Disclosure Schedule, without the prior consent of Hunt and Bruno.

         11.6 Board of Directors. Pursuant to Article 2.34 of the TBCA, at the Effective Time the Board of Directors of the Company shall elect Hunt to serve as a director of the Company in that class of directors whose term expires at the 1997 Annual Meeting of Shareholders of the Company. Subject to its fiduciary duties under applicable law, the Board of Directors of the Company agrees to nominate Hunt for reelection as a director at the 1997 Annual Meeting of Shareholders of the Company.

         11.7 Status as Executive Officers. At the Effective Time, the Company will not treat Bruno or Monahan as an officer for the purposes of
Section 16 of the Exchange Act, and for a period of one year after the Closing will not change their respective positions or responsibilities so as to cause either of them to become an officer for the purposes of Section 16 of the Exchange Act.

12.      Payment of Subchapter S Liabilities.

         12.1 1996 Tax Liabilities. Notwithstanding any other provision of this Agreement, during the Interim Period (defined below), W&C may distribute to Bruno an amount equal to the aggregate liabilities of Bruno, as the sole shareholder of W&C, for federal and state income taxes (other than any interest or penalties) with respect to the Subchapter S Income (defined below) for the Interim Period (the "1996 Tax Liabilities"). The aggregate amount of the 1996 Tax Liabilities distributed by W&C to Bruno during the Interim Period is referred to herein as the "Prior 1996 Tax Distributions." For the purposes of this obligation, Bruno shall be deemed to be taxed at the maximum federal and state income tax rates for Georgia residents. The remainder of any payments due to or from Bruno with respect to the 1996 Tax Liabilities shall be paid in accordance with Section 12.5 below.

         12.2 1996 Income Distributions. Notwithstanding any other provision of this Agreement, W&C may distribute to Bruno an amount equal to 25% of the net income of W&C determined in accordance with GAAP (the "Allowed Distribution Amount") during the Interim Period (the "1996 Income Distributions"). If, during the period from January 1, 1996 through the date hereof (the
"Pre-Signing Period"), W&C shall have made distributions to Bruno (other than amounts distributed by W&C to Bruno with respect to 1996 Tax Liabilities, distributions made for the sole purpose of reimbursing Bruno for tax liabilities attributable to Subchapter S Income for W&C's fiscal years ended December 31, 1993 and 1995 or amounts paid to Bruno as wages and compensation with respect to Bruno's role as an employee) (the "Income Distributions") that in the aggregate exceed the Allowed Distribution Amount for the Pre-Signing Period (the "Excess Distribution Amount"), W&C shall not make any further
Income Distributions to Bruno prior to the Closing Date except as otherwise permitted hereunder. During the period from the date immediately following the date hereof through the Closing Date (the "Post-Signing Period"), on the tenth business day following the end of each month during the Post-Signing Period, W&C shall determine the Allowed Distribution Amount (the "Allowed Distribution Determination") for such month or such shorter period if the date hereof is not the last day of a month, as the case may be (any such month or period being referred to herein as the "Determination Period") and the Excess Distribution Amount shall be reduced by the Allowed Distribution Amount determined for such Determination Period, or increased by an amount equal to 25% of the net loss as determined in accordance with GAAP for such Determination Period, as the case may be. Prior to the Closing Date, such Allowed Distribution Determinations shall continue until the Excess Distribution Amount shall have been reduced to zero. In the event that the Excess Distribution Amount shall not have been reduced to zero prior to the Closing Date, Bruno shall issue a note to the Surviving Corporation at the Closing in a principal amount equal to the remaining Excess Distribution Amount (the "Bruno Note"). The Bruno Note shall
(i) have a term of three years, (ii) bear interest at 7% per annum, which interest shall be payable quarterly, and (iii) be payable in full on the third anniversary of its issuance. If the Excess Distribution Amount is reduced to zero prior to the Closing Date, W&C may resume making Income Distributions to Bruno beginning the date on which the Excess Distribution Amount is reduced to zero and up to and including the Closing Date (the "Remaining Distribution Period"); provided, however, that such Income Distributions shall not exceed the Allowed Distribution Amount for the Remaining Distribution Period. The aggregate amount of the Income Distributions made to Bruno during the Interim Period is referred to herein as the "Prior 1996 Income Distributions." The remainder of any payments due to or from Bruno with respect to the 1996 Income Distributions shall be paid in accordance with Section 12.5 below.

         12.3 Subchapter S Income. For the purposes of this Agreement, "Subchapter S Income" means the income of W&C that is required to be included in Bruno's income under the "pass through" rules for S corporations under
Section 1366 of the Code.

         12.4 Tax Liabilities. Following the Closing, the Surviving Corporation will cause its accountants to prepare financial statements for W&C in accordance with GAAP (the "Closing Financial Statements") for the period from January 1, 1996 through and including the Closing Date (the "Interim Period"). Those accountants shall also compute the Subchapter S Income for the Interim Period, the 1996 Tax Liabilities and the 1996 Income Distributions.

         12.5 Final Payment. Promptly after delivery of the Closing Financial Statements and the Surviving Corporation's reasonable approval thereof, the Surviving Corporation shall promptly pay to Bruno an amount (if any) equal to (i) the sum of (A) the 1996 Tax Liabilities and (B) the 1996 Income Distributions, minus (ii) the sum of (Y) the Prior 1996 Tax Distributions and (Z) the Prior 1996 Income Distributions. If such computation results in a negative number, the Bruno Note (if any) shall be amended to increase the principal thereunder by such negative amount. If the Bruno Note shall not have been issued pursuant to the provisions of Section 12.2, then Bruno shall issue a note to the Surviving Corporation in a principal amount equal to such negative amount, which note shall have the terms specified for the Bruno Note in Section 12.2.

         12.6 Prior Periods. The Company shall reimburse Bruno for any Liabilities that he may have for federal and state income taxes (including any interest or penalties) in excess of the taxes he reported with respect to the Subchapter S Income for periods prior to the Closing, except that the total amount of such reimbursements by the Company shall not exceed $50,000. Bruno represents that he is not aware of any such Liabilities on the date hereof. Bruno shall notify the Company promptly of any such Liabilities (or of any events causing him to believe that such Liabilities may exist) and shall cooperate with the Company to the extent that it may choose to contest any such Liabilities.

         12.7 Reimbursement. If it is determined by applicable tax authorities that the Company and the Surviving Corporation shall not be entitled to deduct for tax purposes any part of the Value Appreciation Bonus, Bruno shall use commercially reasonable efforts to take advantage of such disallowed deduction, including amending prior federal and state tax returns, in his role as the owner of W&C prior to the Closing. Upon Bruno's receipt of any benefits in connection with such disallowed deduction (including any interest), Bruno shall promptly pay to the Company all such benefits, net of any professional fees incurred by Bruno in order to obtain such benefits, up to the aggregate amount of the benefits that would have inured to the Company if the Company could have taken advantage of such deduction.

13.      Conditions Precedent to Obligations of All Parties.

         All obligations of the Parties to consummate the Transactions are subject to the satisfaction of each of the following conditions:

         13.1 Legality. All required governmental approvals shall have been obtained, and any applicable waiting periods, including those under the HSR Act, shall have expired or terminated. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of (a) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (b) creating a Material Adverse Effect on the Company or Futronix and W&C, taken as a whole (the "Combined Target").

         13.2 Registration Statement. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn. All state securities or blue sky permits or approvals required to carry out the Transactions shall have been received.

         13.3 New York Stock Exchange. The Company Common Stock issuable in connection with the Transactions shall have been duly approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         13.4 Tax Opinion. Each of the Company and Futronix shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., dated as of the Closing Date, to the effect that the Merger will qualify as a tax-free reorganization under Section 368 of the Code. Such opinion will be based in part on appropriate representations of the Company, Futronix, W&C, Bruno and the Futronix Shareholder Parties.

         13.5    Approval by Shareholders.

                 (a) The Merger shall have been approved by the Futronix Shareholders in accordance with the TBCA.

                 (b) The Merger shall have been approved by the sole shareholder of W&C.

                 (c) The Amendment and the Merger shall have been approved by the Company's shareholders.

14.      Conditions Precedent to Obligations of the Company.

         All obligations of the Company to consummate the Transactions are subject to the satisfaction (or waiver by the Company) prior thereto of each of the following conditions:

         14.1 Representations and Warranties. The representations and warranties of Futronix, the Futronix Shareholder Parties, W&C and Bruno contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes permitted under Sections 9.2 and 10.2 hereof or otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this
Section 14.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Combined Target or the Company.

         14.2 Agreements, Conditions and Covenants. Futronix, the Futronix Shareholder Parties, W&C, Bruno and Monahan shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

         14.3 Certificates. The Company shall have received certificates of an executive officer of each of Futronix and W&C to the effect set forth in Sections 14.1 and 14.2.

         14.4 Required Consents. W&C shall have obtained the W&C Required Consents and Futronix shall have obtained the Futronix Required Consents, without any respective modification that the Company deems unacceptable, unless the failure to have obtained any such W&C Required Consent or Futronix Required Consent would not result or reasonably be expected to result in a Material Adverse Effect on the Company or the Combined Target.

         14.5 Ancillary Documents. Futronix, the Futronix Shareholder Parties, W&C, Bruno, Monahan and Scott shall have tendered executed copies of the respective Transaction Documents to which they are intended to be parties, including the Employment Agreements, the Monahan Agreement and the Lease Amendment.

         14.6 Release of Claims. Each of Futronix and W&C shall have obtained from each of its respective officers and directors a Release whereby such officer or director does fully and finally release and discharge Futronix and W&C, respectively, and their respective successors and assigns, from and against any and all claims, demands, damages, debts, costs, expenses, obligations, liabilities, suits, actions, causes of action or claims for relief of any kind or character whatsoever, known or unknown, in contract or tort, at law or in equity, except for liability for any accrued and unpaid compensation specifically described in the Futronix Disclosure Schedule or W&C Disclosure Schedule, respectively, and except for any Liabilities arising under the Transaction Documents.

         14.7 Pooling. The Company shall have received a letter from Grant Thornton LLP, dated as of the Closing Date, to the effect that the Transactions will qualify for pooling of interests accounting treatment.

         14.8 Dissenting Shares. None of the Futronix Shareholders, other than Holders of not more than 15,000 shares of Futronix Class C Common Stock, shall hold Dissenting Shares.

         14.9 Amendment of Lease. Hunt and Futronix shall have entered into the Lease Amendment.

15. Conditions Precedent to Obligations of Futronix, the Futronix Shareholder Parties, W&C and Bruno.

         All obligations of Futronix, the Futronix Shareholder Parties, W&C and Bruno to consummate the Transactions are subject to the satisfaction (or waiver by Futronix, the Futronix Shareholder Parties, W&C and Bruno) prior thereto of each of the following conditions:

         15.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes otherwise contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 15.1 only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company.

         15.2 Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

         15.3 Certificates. Futronix and W&C shall have received a certificate of an executive officer of Futronix to the effect set forth in Sections 15.1 and 15.2.

         15.4 Ancillary Documents. The Company shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party, including the Employment Agreements, and the Monahan Agreement.

16.      Non-Competition/Non-Solicitation Agreements.

         Notwithstanding, and in addition to, any terms of any employment agreements with the Surviving Corporation, for the Merger Consideration and the other consideration contemplated hereby, each of Hunt, Bruno and Monahan agrees that for a period of five (5) years from the Effective Time, he shall not directly or indirectly, for his own account or the account of others, whether as owner, partner, joint venturer, lender, shareholder, director, officer, employee, consultant or otherwise: (i) in any state where the Surviving Corporation does business, engage, invest or otherwise take part in, or render any service (whether for or without compensation) to any person or company (other than the Surviving Corporation) who or which is directly or indirectly engaged in any business that is competitive with any business conducted by the Surviving Corporation in which he has been, is or shall be actively involved, including but not limited to the purchase and sale, distribution, marketing, brokering of or dealing in electrical and electronic wire and cable; (ii) compete for or solicit any of the business conducted by the Surviving Corporation from any customer of the Surviving Corporation other than for the benefit of the Surviving Corporation; (iii) induce any customer of the Surviving Corporation, or request or advise any such customer, to withdraw, curtail, or cancel any such customer's business with the Surviving Corporation; or (iv) solicit directly or indirectly for employment outside the Surviving Corporation any person currently employed by the Surviving Corporation or who has been employed by the Surviving Corporation. However, Hunt, Bruno or Monahan may have a financial interest in a competitor of the Surviving Corporation if that interest is in the form of ownership of less than one percent (1%) of the outstanding stock of a company whose securities are listed on a national stock exchange or quoted on the NASDAQ National Market System. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of this Section are unreasonable or overbroad, the parties expressly allow such court to reform this Section to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

17.      Termination.

         17.1 Grounds for Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of the Company, Futronix or W&C:

                 (a) By mutual written consent of each of the Company, Futronix and W&C;

                 (b) By any of the Company, Futronix or W&C if the Merger shall not have been consummated on or before January 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 17.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                 (c) By any of the Company, Futronix or W&C if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use their best efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

                 (d) By Futronix or W&C if the Company shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Company shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company;

                 (e) By the Company if Futronix, any Futronix Shareholder Party, W&C, Bruno or Monahan shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company, or the Combined Target.

         17.2    Effect of Termination.

                 (a) If this Agreement is terminated under Section 17.1 hereof, this Agreement shall become void and there shall be no Liability on the part of any of the Parties, except as set forth in this Section 17.2.

                 (b) If this Agreement is terminated by Futronix or W&C under Section 17.1(d) as a result of any breach by the Company, the Company shall pay to Futronix and W&C an amount equal to all of the Deal Expenses incurred by Futronix and W&C up to a maximum of $100,000 each, except that in the case of a termination due to a breach existing on the date hereof that was known to exist on the date hereof by the Company or a termination due to a wilful breach by the Company, the Company shall pay to Futronix and W&C all of such Deal Expenses without any limitation.

                 (c) If this Agreement is terminated by the Company, Futronix or W&C under Section 17.1(b) as a result of the failure by another Party to obtain any W&C Required Consent, Futronix Required Consent or any required approval of the Merger by a Corporate Party's shareholders, the failing Party shall pay to the others an amount equal to all of the Deal Expenses incurred by the others not to exceed $1,000,000 each.

                 (d)      If this Agreement is terminated by the Company under
Section 17.1(e) as a result of any breach by Futronix, the Futronix Shareholder Parties, W&C, Bruno or Monahan, the breaching party shall pay to the Company and the other non-breaching Corporate Party (excluding any Corporate Party whose Affiliate committed the breach) an amount equal to all of the Deal Expenses incurred by the Company or such other non-breaching Corporate Party up to a maximum of $100,000 each, except that in the case of a termination due to a breach existing on the date hereof that was known to exist on the date hereof by Futronix, the Futronix Shareholder Parties, W&C, Bruno or Monahan or a termination due to a wilful breach by Futronix, the Futronix Shareholder Parties, W&C, Bruno or Monahan, the breaching party shall pay to the Company and the other non-breaching Corporate Party (excluding any Corporate Party whose Affiliate committed the breach) all of such Deal Expenses without any limitation.

                 (e) The agreements contained in Sections 17.2(b), (c), and (d) are an integral part of the Transactions and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any amounts due under such Sections, the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid damages at the Prime Rate from the date such damages were required to be paid.

                 (f) It is expressly agreed that the Company may waive any breach of this Agreement, or any inaccurate representation or warranty contained in this Agreement, by Futronix, any Futronix Shareholder Party, W&C, Bruno or Monahan and that no right or remedy against such breaching party shall lie unless (i) brought by the Company, or (ii) brought by another Party after the Company's termination of this Agreement pursuant to this Section 17.

18.      Survival of Representations, Warranties and Covenants.

         Except for any agreements to be performed at least in part after the Effective Time, the representations, warranties, covenants and other agreements contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time.

19.      Public Announcements.

         The Corporate Parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or any stock exchange regulations, no Party shall issue any such press release or make any such public statement without the consent of the other Corporate Parties hereto.

20.      Contents of Agreement.

         This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

21.      Amendment, Parties in Interest, Assignment, Etc.

                 (a) This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto.

                 (b) If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (c) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder.

                 (d) Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

                 (e) The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

22.      Interpretation.

         Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         23.     Notices.

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other Party hereto:

                 If to any Futronix or any Futronix Shareholder Party:

                          Futronix Corporation
                          12614 Hempstead Highway
                          Houston, TX  77092
                          FAX:  713-329-1111
                          Attention: President
                          with a required copy to:

                          Morgan, Lewis & Bockius LLP
                          2000 One Logan Square
                          Philadelphia, PA  19103-6993
                          FAX:  215-963-5299
                          Attention:  Thomas J. Sharbaugh, Esquire

                 If to W&C or Bruno:

                          5060 Avalon Ridge Parkway
                          Norcross, GA  30071
                          FAX:  770-409-9663
                          Attention:  Mr. Theodore J. Bruno

                          with a required copy to:

                          Paul, Hastings, Janofsky & Walker
                          600 Peachtree Street N.E.
                          Suite 2400
                          Atlanta, GA  30308-2222
                          FAX:  404-815-2424
                          Attention:  Philip J. Marzetti, Esquire

                 If to the Company or Acquisition Company:

                          Kent Electronics  Corporation
                          7433 Harwin Drive
                          Houston, TX  77036
                          FAX:  713-978-5800
                          Attention:  Chairman and Chief Executive Officer

                          with a required copy to:

                          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                          3400 Texas Commerce Tower
                          600 Travis Street
                          Houston, TX  77002-3095
                          FAX:  713-223-3717
                          Attention:  Gene G. Lewis, Esquire

24.      Governing Law.

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas without regard to its provisions concerning conflict of laws.

25.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

26.      Termination of Prior Agreement.

         W&C and Futronix hereby terminate that certain Reorganization Agreement dated August 7, 1996 by and among Futronix Systems Corp., Acquisition Company, Futronix, W&C, Hunt, Bruno and certain other shareholders of Futronix (the "Old Reorganization Agreement") pursuant to Section 15.1(a) thereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



KENT ELECTRONICS CORPORATION                                FUTRONIX ACQUISITION COMPANY
By:      /s/ Morrie K. Abramson                             By:     /s/ Morrie K. Abramson
   -------------------------------                             -------------------------------

FUTRONIX CORPORATION

By:      /s/ Terrence M. Hunt                               /s/ Terrence M. Hunt
   -------------------------------                          ----------------------------------
         Terrence M. Hunt                                           Terrence M. Hunt, Individually

WIRE & CABLE SPECIALTIES
   CORPORATION

By:      /s/ Theodore J. Bruno                              /s/ Theodore J. Bruno
   -------------------------------                          ----------------------------------
         Theodore J. Bruno                                          Theodore J. Bruno, Individually

/s/ Paul R. Monahan
-------------------------------------------
Paul R. Monahan, Individually


OVERSEAS EQUITY INVESTOR                                    BRADFORD VENTURE PARTNERS, L.P.
PARTNERS

By:  OVERSEAS EQUITY INVESTORS LTD.,                        By:      BRADFORD ASSOCIATES
         General Partner                                                 General Partner


         By:  /s/ Barbara M. Henagan                                 By:/s/ Barbara M. Henagan
              -----------------------------                          ----------------------------

                         ------------------------------

                                  APPENDIX II

                               DISSENTERS' RIGHTS
                                  OF APPRAISAL

                         ------------------------------

                PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT
                                  RELATING TO
                       RIGHTS OF DISSENTING SHAREHOLDERS

ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13.  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 6.10 of the Amended and Restated Bylaws of the Company provides for indemnification of present and former officers and directors of the Company to the maximum extent permissible under applicable provisions of the Texas Business Corporation Act and expressly authorizes the Company to purchase insurance on behalf of its directors, officers and employees. The Company has purchased a directors and officers liability insurance policy which provides for insurance of the directors and officers of the Company against certain liabilities they may incur in their capacities as such.

     In addition, Article X of Kent's Articles of Incorporation provides:

          A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

        (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

        (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

        (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

        (4) an act or omission for which the liability of a director is expressly provided for by statute; or

        (5) an act related to an unlawful stock repurchase or payment of a dividend.

          If the Texas Miscellaneous Corporation Laws Act or other applicable law is amended after approval by the shareholders of this Article X to authorize further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable law, as so amended.

          No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts of omissions of such director occurring prior to such amendment or repeal.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     An Index to Exhibits appears at pages II-6 through II-7 hereof.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 11, 1996.


                                            KENT ELECTRONICS CORPORATION

                                            By:  /s/  MORRIE K. ABRAMSON
                                            ------------------------------------
                                                     Morrie K. Abramson
                                                Chairman of the Board, Chief
                                                         Executive
                                                   Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                TITLE                    DATE
---------------------------------------------   ------------------------------------------------
             /s/  MORRIE K. ABRAMSON            Chairman of the Board, Chief  December 11, 1996
---------------------------------------------     Executive Officer,
             Morrie K. Abramson                   President and Director
                                                  (Principal Executive
                                                  Officer)

               /s/  STEPHEN J. CHAPKO           Vice President, Treasurer    December 11, 1996
---------------------------------------------     and Secretary (Principal
              Stephen J. Chapko                   Financial Officer)

                /s/  DAVID D. JOHNSON           Vice President, Corporate    December 11, 1996
---------------------------------------------     Controller (Principal
              David D. Johnson                    Accounting Officer)

                          *                     Director                     December 11, 1996
---------------------------------------------
                Max S. Levit

                          *                     Director                     December 11, 1996
---------------------------------------------
                David Siegel

                          *                     Director                     December 11, 1996
---------------------------------------------
               Richard C. Webb

                          *                     Director                     December 11, 1996
---------------------------------------------
             Alvin L. Zimmerman

        *By:  /s/  STEPHEN J. CHAPKO
---------------------------------------------
   Stephen J. Chapko, as attorney-in-fact

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    EXHIBITS

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                          KENT ELECTRONICS CORPORATION
                               7433 HARWIN DRIVE
                              HOUSTON, TEXAS 77036

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
 EXHIBIT                                                                            NUMBERED
  NUMBER                                 DESCRIPTION                                  PAGE
---------- -----------------------------------------------------------------------------------
    2.0    -- Reorganization Agreement among Kent Electronics Corporation, Futronix
              Acquisition Company, Futronix Corporation, Wire & Cable Specialties
              Corporation and Certain Shareholders and Affiliates of Futronix
              Corporation and Wire & Cable Specialties Corporation dated September
              25, 1996 (included as Appendix I to the Joint Proxy
              Statement/Prospectus in Part I of this Registration Statement).
   *4.1    -- Articles of Incorporation of Kent Electronics Corporation, including amendments thereto filed through July 2, 1987. Incorporated by reference to Exhibit 3.1 to Kent's Annual Report on Form 10-K for the
              Fiscal Year Ended April 2, 1988.
   *4.2    -- Articles of Amendment to Articles of Incorporation of Kent
              Electronics Corporation. Incorporated by reference to Exhibit 3.2 to
              Kent's Registration Statement on Form S-1 (Registration No. 33-24018)
              filed with the Securities and Exchange Commission ("SEC") on August
              26, 1988.
   *4.3    -- Certificate of Designation, Preferences and Rights of Series A
              Preferred Stock. Incorporated by reference to Exhibit 3.3 to Kent's
              Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991
              (the "1991 Form 10-K").
   *4.4    -- Articles of Amendment to Articles of Incorporation of Kent
              Electronics Corporation. Incorporated by reference to Exhibit 3.4 to
              1991 Form 10-K.
   *4.5    -- Amended and Restated Bylaws of Kent Electronics Corporation
              Incorporated by reference to Exhibit 3.5 to Kent's Annual Report on
              Form 10-K for the Fiscal Year Ended March 30, 1996 (the "1996 Form
              10-K").
   *4.6    -- Specimen stock certificate for the Common Stock of Kent Electronics
              Corporation. Incorporated by reference to Exhibit 4.1 to the
              Company's Registration Statement on Form S-2 (Registration No.
              33-40066) filed with the SEC on April 19, 1991.
   *4.7    -- Rights Agreement dated as of May 14, 1990 between Kent Electronics
              Corporation and Ameritrust Company National Association. Incorporated
              by reference to Exhibit 4 to Kent's Current Report on Form 8-K dated
              May 14, 1990.
   *4.8    -- First Amendment to Rights Agreement dated as of May 14, 1990 between
              Kent Electronics Corporation and Ameritrust Company National
              Association. Incorporated by reference to Exhibit 4.3 to Kent's
              Annual Report on Form 10-K for the Fiscal Year Ended March 28, 1992.
  **5.0    -- Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
              as to the legality of the securities being registered.
  **8.0    -- Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., pertaining to the federal income tax consequences of the Merger.
 **11.0    -- Computation of Earnings Per Common Share -- Futronix
  *21.     -- Subsidiaries of Kent Electronics Corporation. Incorporated by
              reference to Exhibit 21 to 1996 Form 10-K.
   23.1    -- Consent of Grant Thornton LLP, Independent Public Accountants -- Kent
   23.2    -- Consent of Deloitte & Touche LLP, Independent Public
              Accountants -- Futronix
   23.3    -- Consent of Weinstein Spira & Company, P.C., Independent Public
              Accountants -- Futronix
   23.4    -- Consent of Gross, Collins & Cress, P.C., Independent Public
              Accountants -- Wire & Cable
 **99.1    -- Form of Proxy -- Kent
 **99.2    -- Form of Proxy -- Futronix

---------------
 * Incorporated herein by reference

** Previously filed